                                                                    EXHIBIT 99.1

                                                DOCKET NO. 21665


APPLICATION OF RELIANT ENERGY,     (S)

INCORPORATED FOR FINANCING         (S)

ORDER TO SECURITIZE                (S)      PUBLIC UTILITY COMMISSION

REGULATORY ASSETS AND OTHER        (S)              OF TEXAS

QUALIFIED COSTS                    (S)

                                                 FINANCING ORDER

                                               DOCKET NO. 21665

APPLICATION OF RELIANT ENERGY,     (S)

INCORPORATED FOR FINANCING         (S)

ORDER TO SECURITIZE                (S)      PUBLIC UTILITY COMMISSION

REGULATORY ASSETS AND OTHER        (S)              OF TEXAS

QUALIFIED COSTS                    (S)
                                                 FINANCING ORDER


                               Table of Contents

I.   DISCUSSION AND STATUTORY OVERVIEW...................................  4

II.  DESCRIPTION OF PROPOSED TRANSACTION.................................  11

III. FINDINGS OF FACT....................................................  14

     A.   Identification and Procedure...................................  14
          Identification of Applicant and Application....................  14
          Procedural History.............................................  15
          Notice of Application..........................................  16
          Evidence of Record.............................................  17
     B.   Qualified Costs and Amount to be Securitized...................  17
          Identification and Amounts.....................................  17
          Issuance Advice Letter.........................................  20
          Tangible and Quantifiable Benefit..............................  22
          Present Value Cap..............................................  23
          Total Amount of Revenue to be Recovered........................  23
     C.   Structure of the Proposed Securitization.......................  24
          The SPE........................................................  24
          Credit Enhancements............................................  27
          Transition Property............................................  27
          Servicer and the Servicing Agreement...........................  28

                               Table of Contents

                                  (continued)

                                                                          Page
          Retail Electric Providers........................................  30
          Transition Bonds.................................................  41
          Security for Transition Bonds....................................  42
          The General Subaccount...........................................  43
          The Overcollateralization Subaccount.............................  43
          The Capital Subaccount...........................................  44
          The Reserve Subaccount...........................................  45
          General Provisions...............................................  45
          Transition Charges - Imposition and Collection, Nonbypassability,
          and Self Generation..............................................  46
          Allocation of Transition Charges Among Texas Retail Customers....  48
          True-Up of Transition Charges....................................  52
          Interim True-Up..................................................  54
          Adjustment to RAAFs..............................................  55
          Additional True-Up Provisions....................................  56
          Role of Commission's Financial Advisor...........................  57
          Lowest Transition Bond Charges...................................  58
     D.   Use of Proceeds..................................................  61
     E.   Annual Report Under PURA (S) 39.257 and Stranded Costs...........  62

IV.  CONCLUSIONS OF LAW....................................................  63
V.   ORDERING PARAGRAPHS...................................................  71
          1.   Approval of Application.....................................  71
          2.   Authority to Securitize.....................................  71
          2A.  Treatment of Other Specified Regulatory Assets..............  72
          3.   Recovery of Transition Charges..............................  72
          4.   Issuance Advice Letter......................................  72
          5.   Approval of Tariff..........................................  73
     A.   Transition Charges...............................................  73
          6.     Imposition and Collection; SPE's Rights and Remedies......  73

                               Table of Contents

                                  (continued)


                                                                           Page
          7.     Collector of Transition Charges.........................  74
          8.     Collection Period.......................................  74
          9.     Allocation..............................................  75
          10.    Nonbypassability........................................  75
          11.    True-ups................................................  75
          12.    Ownership Notification..................................  75
     B.   Transition Bonds...............................................  76
          13.    Issuance................................................  76
          14.    Refinancing.............................................  76
          15.    Collateral..............................................  76
          16.    Funding of Capital Subaccount...........................  76
          17.    Credit Enhancement......................................  77
          18.    Annual Weighted Average Interest Rate of Bonds..........  77
          19.    Life of Bonds...........................................  78
          20.    Amortization Schedule...................................  78
          21.    Commission Participation in Bond Issuance...............  78
          22.    Use of SPE..............................................  79
     C.   Servicing......................................................  79
          23.    Servicing Agreement.....................................  79
          24.    Replacement of Applicant as Servicer....................  79
          25.    Collection Terms........................................  80
          26.    Contract to Provide Service.............................  80
     D.   Retail Electric Providers......................................  80
          27.    REP Billing and Credit Standards........................  80
          28.    Transition Charge Remittance Procedures.................  81
          29.    Remedies Upon REP Default...............................  82
          30.    Billing by Providers of Last Resort.....................  82
          31.    Disputes................................................  82
          32.    Metering Data...........................................  83
          33.    Charge-Off Allowance....................................  83

                               Table of Contents

                                  (continued)


                                                                            Page
          34.    Service Termination.......................................  83
     E.   Structure of Securitization......................................  83
          35.    Structure.................................................  83
     F.   Use of Proceeds..................................................  83
          36.    Use of Proceeds...........................................  84
     G.   Miscellaneous Provisions.........................................  84
          37.    Annual Report and Stranded Costs..........................  84
          38.    Continuing Issuance Right.................................  84
          39.    Internal Revenue Service Private Letter or Other Rulings..  84
          40.    Binding on Successors.....................................  85
          41.    Flexibility...............................................  85
          42.    Effectiveness of Order....................................  86
          43.    Regulatory Approvals......................................  86
          44.    Payment of Commission's Costs for Professional Services...  86
          45.    Payment of Commission's Financial Advisor.................  86
          46.    Effect....................................................  86
          47.    Approval of Settlement Agreement and Form of Schedule TC..  87
          48.    All Other Motions Denied..................................  87

                                                FINANCING ORDER
                                               DOCKET NO. 21665
APPLICATION OF RELIANT ENERGY,     (S)

INCORPORATED FOR FINANCING         (S)

ORDER TO SECURITIZE                (S)      PUBLIC UTILITY COMMISSION

REGULATORY ASSETS AND OTHER        (S)              OF TEXAS

QUALIFIED COSTS                    (S)
                                                FINANCING ORDER

     This Financing Order addresses the application of Reliant Energy, Incorporated (Applicant or Company) to securitize regulatory assets and other qualified costs, for authority to issue transition bonds, for approval of transition charges sufficient to recover qualified costs, and for approval of a tariff to implement the transition charges. On April ___, 2000 Applicant, the Commission's Office of Regulatory Affairs and other parties to this proceeding submitted a stipulation and agreement (the "Settlement Agreement") which upon approval will resolve all issues in this proceeding. The Settlement Agreement is attached as Appendix A to this Financing Order. As discussed in this Financing Order, the Public Utility Commission of Texas ("Commission") finds that Applicant's request to securitize regulatory assets and other qualified costs as modified by the Settlement Agreement should be approved. The Commission also finds that the securitization approved in this Financing Order meets all applicable requirements of the Public Utility Regulatory Act./1/ Accordingly, the Commission (1) approves the securitization of regulatory assets and qualified costs as specified in this Financing Order, and authorizes, subject

_____________

/1/ Tex. Util. Code Ann. (S)(S) 11.001-64.158 (Vernon 1998 & Supp. 2000) (PURA).

to the terms of this Financing Order, the issuance of transition bonds in an amount not to exceed (i) $740,000,000 of regulatory assets plus (ii) additional up-front qualified costs (up to the maximum amount specified in the Settlement Agreement) as set forth in this Financing Order; (2) approves transition charges in an amount to be calculated as provided in this Financing Order; (3) approves the structure of the securitization financing as proposed in the Settlement Agreement; and (4) approves the settlement form of tariff to implement those transition charges. As a result of the securitization approved by this Financing Order, customers in Applicant's service area will realize benefits in excess of $150 million on a present value basis. In addition, this Financing Order will result in a reduction in the amount of revenues collected by Applicant of almost $800 million, on a nominal basis, when compared to the amount that would have been collected under conventional financing methods.

     Under the terms of the Settlement Agreement, the parties have agreed that Applicant should be authorized to securitize $740 million plus upfront qualified costs. The $740 million is an agreed amount for recovery of the $1,070,530,866 of generation-related regulatory assets Applicant asked to securitize in its application in Docket No. 21665 and fully reflects the present value of the reduction in revenue requirements that would have resulted under conventional ratemaking if the $592,633,762 of accumulated deferred income taxes associated with such assets as of December 31, 1998 had continued to be included in invested capital. The Settlement Agreement specifies that the $175,460,771 of SFAS No. 109 generation-related regulatory assets that Applicant did not ask to securitize are not included in the amount securitized under this Financing Order. Under the Settlement Agreement, those SFAS No. 109 assets may be requested by Applicant to be included in the computation of stranded costs in the preliminary estimate of ECOM and other future proceedings concerning the calculation of stranded costs. Except for the regulatory assets covered by this Financing Order that are listed on Exhibit B of the Settlement Agreement and the remaining $175,460,771 of SFAS No. 109 generation-related regulatory assets, Applicant agreed in the Settlement Agreement that it will continue to amortize, but will not seek securitization of any generation-related regulatory asset amounts shown on Exhibit B of the Settlement Agreement.

     Applicant has provided a general description of the proposed transaction structure in its application, in the Settlement Agreement, and in the testimony and exhibits submitted in support of the settlement. The proposed transaction structure does not contain every relevant detail and, in certain places, uses only approximations of certain costs and requirements. The final transaction structure will depend, in part, upon the requirements of the nationally recognized credit rating agencies which will rate the transition bonds and, in part, upon the market conditions that exist at the time the transition bonds are taken to the market.

     While the Commission recognizes the need for some degree of flexibility with regard to the final details of the securitization transactions approved in this Financing Order, its primary focus is upon the statutory requirements -- not the least of which is to ensure that securitization results in tangible and quantifiable benefits to ratepayers -- that must be met prior to issuing a financing order. Furthermore, in issuing such an order, the Commission must be mindful of its responsibility to shepherd the restructuring of the electric industry in Texas in a manner that ensures that a competitive retail electric market develops in this state.

     In view of these obligations, the Commission has established certain criteria in this Financing Order that must be met in order for the approvals and authorizations granted in this

Financing Order to become effective. This Financing Order grants authority to issue transition bonds and to impose and collect transition charges only if the final structure of the securitization transactions complies in all material respects with these criteria. In addition, the Commission, acting through its designated representative or financial advisor, will participate in the pricing and structure of the transition bonds, and will make the decision, in conjunction with Applicant, as to whether to issue the bonds. Finally, the authority and approval granted in this Financing Order is effective only upon Applicant filing with the Commission an issuance advice letter demonstrating compliance with the provisions of this Financing Order.

                    I.   DISCUSSION AND STATUTORY OVERVIEW

     The Texas Legislature amended PURA in 1999 to provide for competition in the provision of retail electric service./2/ To facilitate the transition to a competitive environment, electric utilities are authorized to undertake securitization financing of qualified costs which include specified regulatory assets, eligible stranded costs, and associated costs./3/ The Legislature provided this option for recovering stranded costs based on the conclusion that securitized financing will result in lower carrying costs for utility assets relative to the costs that would be incurred using conventional utility financing methods resulting in benefits to ratepayers as a result of the securitization. To ensure such benefits, the Legislature required that a utility demonstrate that ratepayers would receive tangible and quantifiable benefits as a result of securitization and that this Commission make a specific finding that such benefits exist before issuing a financing order. Consequently, a basic purpose of securitized financing, the recovery

_______________

/2/  See Act of May 27, 1999, 76/th/ Leg., R.S., ch. 440, 1999 Tex. Gen. Laws
1111 (codified primarily at Tex. Util. Code Chapters 39, 40, and 41) (S.B. 7).

of electric utilities' stranded costs, is conditioned upon the other basic purpose, providing economic benefits to consumers of electricity in this state.

     To securitize an electric utility's regulatory assets, the Commission may authorize the issuance of a new security known as transition bonds. Transition bonds are generally defined as bonds or other evidences of indebtedness or ownership that are issued by an electric utility, its successors, or an assignee under a financing order./4/ Transition bonds are limited to a term of not longer than 15 years, and are secured by or payable from transition property./5/ The net proceeds from the sale of the transition bonds must be used to reduce the amount of a utility's recoverable regulatory assets or stranded costs through the refinancing or retirement of the utility's debt or equity. If transition bonds are approved and issued, retail electric customers must pay the principal, interest, and related charges of the transition bonds through transition charges. Transition charges are nonbypassable charges that will be paid as a component of the monthly charge for electric service. Transition charges must be approved by the Commission pursuant to a financing order./6/

     The Commission may adopt a financing order allowing recovery of an electric utility's regulatory assets only if it finds that the total amount of revenues to be collected under the financing order is less than the revenue requirement that would be recovered over the remaining life of the regulatory assets using conventional financing methods. Furthermore, consistent with PURA (S) 39.301, the Commission must also ensure that the net proceeds of transition bonds may

________________________________________________

     /3/ See PURA (S)(S) 39.201, .302-.303.
     /4/ Id. (S) 39.302(6).
     /5/ See Id. (S) 39.302(6).
     /6/ See Id. (S) 39.302(7).

                                                                    PAGE 6 0F 88

be used only for the purposes of reducing the amount of stranded costs through the refinancing or retirement of utility debt or equity. In addition, the Commission must ensure that (1) securitization provides tangible and quantifiable benefits to ratepayers greater than would have been achieved absent the issuance of the transition bonds, and (2) the structuring and pricing of the transition bonds result in the lowest transition bond charges consistent with market conditions and the terms of a financing order. Finally, the amount securitized may not exceed the present value of the revenue requirement over the life of the proposed transition bonds associated with the regulatory assets sought to be securitized, and the present value calculation must use a discount rate equal to the proposed interest rate on the transition bonds. All of these statutory requirements go to ensure that securitization will provide real benefits to a utility's customers.

     The essential finding by the Commission that is needed to issue a financing order is that ratepayers will receive tangible and quantifiable benefits as a result of securitization. This finding can only be made upon a showing of economic benefits to ratepayers through an economic analysis. An economic analysis is necessary to recognize the time value of money in evaluating whether and the extent to which benefits accrue from securitization. Moreover, an economic analysis recognizes the concept that the timing of a payment can be as important as the magnitude of a payment in determining the value of the payment. Thus, an analysis showing an economic benefit is necessary to quantify a tangible benefit to ratepayers.

     Securitization financing will lower the carrying costs of the assets relative to the costs that would be incurred using conventional utility financing methods./7/ Economic benefits therefore depend upon a favorable financial market. The interest rate at which transition bonds can be sold, in a future market, however, is not known today. Nevertheless, benefits can be calculated based upon certain known facts (the amount of assets to be securitized) and assumptions--the interest rate of the transition bonds, the term of the transition bonds, and the cost of the alternative to securitization- -and by analyzing the proposed securitization based upon those facts and assumptions, a determination can be made as to whether tangible and quantifiable benefits result. To ensure that benefits are realized, the securitization transaction must be structured in a manner to conform to the economic analysis.

     In this proceeding, financial analysis shows an economic benefit to ratepayers in an amount in excess of $150 million on a present value basis as a result of securitizing the assets in the manner provided by this Order. This benefit will result if the bond market is unfavorable and transition bonds have to be issued at the maximum interest rate allowed by this Order. If a more favorable market allows the transition bonds to be issued at a lower interest rate, then the economic benefit to ratepayers could increase substantially.

     To issue a financing order, PURA also requires that the Commission find that the total amount of revenues collected under the financing order will be less than would otherwise have been collected under conventional financing methods. In this proceeding, the analysis using worst case market conditions demonstrates that revenues will be reduced by almost $800 million on a nominal basis under this Financing Order compared to the amount that would be recovered

___________________________________

     /7/ See Id. (S) 39.301.

under conventional financing methods. If transition bonds are issued in a more favorable market, this reduction in revenues would increase.

     To obtain the most favorable issuance of transition bonds--and the greatest benefits to ratepayers--the Commission, acting through its financial advisor, will participate in the pricing, marketing and structuring of the bonds. This participation will provide assurances that the minimum cost of securitization and the maximum benefits for customers are obtained. In addition, before the transition bonds may be issued, Applicant must submit to the Commission an issuance advice letter in which it demonstrates, based upon the actual market conditions at the time of pricing, that the proposed structure and pricing of the transition bonds will provide real economic benefits to customers and comply with this Financing Order. As part of this submission, Applicant must also certify to the Commission that the structure and pricing of the transition bonds results in the lowest transition bond charges consistent with market conditions at the time of pricing and the general parameters set out in this Financing Order. The Commission, by order, may stop the issuance of the transition bonds if Applicant fails to make this demonstration or certification.

     PURA requires that transition charges be collected from retail electric customers to pay the transition bond charges - in this case the principal and interest on the bonds and the associated costs to issue and service those bonds. Transition charges can be recovered over a period that does not exceed 15 years./8/ The Commission concludes that this prevents the collection of transition charges from retail customers in the normal course of business after the 15-year period. However, because of the protections afforded in PURA (S) 39.305, the

Commission also concludes that the 15-year limitation does not apply to the recovery of amounts still owed after the end of the 15-year period through the use of judicial process.

     Transition charges will be collected by an electric utility, its successors, an assignee, or other collection agents as provided for in the financing order./9/ The right to impose, collect, and receive transition charges (including all other rights of an electric utility under the financing order) are only contract rights until they are first transferred to an assignee or pledged in connection with the issuance of transition bonds. Upon the transfer or pledge of those rights, they become transition property and, as such, are afforded certain statutory protections to ensure that the charges are available for bond retirement./10/

     This Financing Order contains terms, as it must, ensuring that the imposition and collection of transition charges authorized in the order shall be nonbypassable./11/ It also includes a mechanism requiring that transition charges be reviewed and adjusted at least annually, within 45 days of the anniversary date of the issuance of the transition bonds, to correct any overcollections or undercollections during the preceding 12 months and to ensure the expected recovery of amounts sufficient to timely provide all payments of debt service and other required amounts and charges in connection with the transition bonds./12/ In addition to the required annual reviews, more frequent reviews are allowed to ensure that the amount of the transition charges matches the funding requirements approved in this Order. These provisions will help to ensure

_________________________________

     /8/ Id. (S) 39.303(b).
     /9/ Id. (S)39.302(7).
     /10/ Id. (S) 39.304(b).
     /11/ See Id. (S) 39.306.
     /12/ Id (S) 39.307.

that the amount of transition charges paid by retail customers does not exceed the amounts necessary to cover the costs of this securitization, and will also help to foster the development of a robust and competitive retail electric market in Texas.

     To encourage utilities to undertake securitization financing, other benefits and assurances are provided. The State of Texas has pledged, for the benefit and protection of financing parties and electric utilities, that it will not take or permit any action that would impair the value of transition property, or, except for the true-up expressly allowed by law, reduce, alter, or impair the transition charges to be imposed, collected and remitted to financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the related transition bonds have been paid and performed in full./13/ Transition property constitutes a present property right for purposes of contracts concerning the sale or pledge of property, and the property will continue to exist for as long as the pledge of the state described in PURA (S) 39.310 exists./14/ In addition, the interest of an assignee or pledgee in transition property (as well as the revenues and collections arising from the property) are not subject to setoff, counterclaim, surcharge, or defense by the electric utility or any other person or in connection with the bankruptcy of the electric utility or any other entity./15/ Further, transactions involving the transfer and ownership of transition property and the receipt of transition charges are exempt from state and local income, sales, franchise, gross receipts, and other taxes or similar charges./16/ The creation, granting, perfection, and enforcement of liens and

__________________________________

     /13/ Id. (S) 39.310.
     /14/ Id. (S) 39.304(b).
     /15/ Id. (S) 39.305.
     /16/ Id. (S) 39.311.

security interests in transition property are governed by PURA (S) 39.309 and not by the Texas Business and Commerce Code./17/

     The Commission may adopt a financing order providing for the retiring and refunding of transition bonds only upon making a finding that the future transition charges required to service the new transition bonds, including transaction costs, will be less than the future transition charges required to service the bonds being retired or refunded./18/ Applicant has not requested and this Financing Order does not grant any authority to refinance transition bonds authorized by this Financing Order. Applicant is not precluded, however, from filing a request in the future to retire or refund the transition bonds approved in this Financing Order upon a showing that the statutory criteria in PURA (S) 39.303(g) is met.

     To facilitate compliance and consistency with applicable statutory provisions, this Financing Order adopts the definitions in PURA (S) 39.302.

                   II.  DESCRIPTION OF PROPOSED TRANSACTION

     A description of the transactions proposed by Applicant is contained in its application, the Settlement Agreement, and the testimony and exhibits submitted in support of the settlement. A brief summary of the proposed transactions is provided in this section. A more detailed description is included in Section III.C, titled "Structure of the Proposed Securitization" and in the Settlement Agreement.

     To facilitate the proposed securitization, Applicant proposed that a special purpose entity (SPE) be created to which will be transferred the rights to impose, collect and receive transition

_________________________________

     /17/ Id. (S) 39.309(a).
     /18/ Id. (S) 39.303(g).

charges along with the other rights arising pursuant to this Financing Order. Upon transfer, these rights will become transition property as provided by PURA
(S) 39.304. The SPE will issue transition bonds and will transfer the net proceeds from the sale of the transition bonds to Applicant or its successor wires company in consideration for the transfer of the transition property. The SPE will be organized and managed in a manner to ensure the SPE will be bankruptcy remote from and will not be affected by a bankruptcy of Applicant or any of its successors. In addition, the SPE will have at least one independent manager, trustee or director whose approval will be required for certain major actions or organizational changes by the SPE.

     The transition bonds will be issued pursuant to an indenture and administered by an indenture trustee. The transition bonds will be secured by and payable solely out of the transition property created pursuant to this Financing Order and other collateral described in Applicant's application. That collateral will be pledged to the indenture trustee for the benefit of the holders of the transition bonds and to secure the related charges as specified in the indenture.

     The servicer of the transition bonds will collect the transition charges and remit those amounts to the indenture trustee on behalf of the SPE. The servicer will be responsible for making any required or allowed true-ups of the transition charges. If the servicer defaults on its obligations under the servicing agreement, the indenture trustee may appoint a successor servicer. Applicant or its successor wires company will act as the initial servicer for the transition bonds.

     After the beginning of customer choice on January 1, 2002 (or earlier in connection with pilot programs), retail electric providers (REPs) will be required to meet certain financial standards to collect transition charges under this Financing Order. If the REP qualifies to collect transition charges, the servicer will bill to and collect from the REP the transition charges attributable to the REP's customers. The REP in turn will bill to and collect from its retail customers the transition charges attributable to them. The form of tariff attached as Exhibit F to the Settlement Agreement describes the remedies available if any REP fails to qualify to collect transition charges or defaults in the remittance of those charges to the servicer of the transition bonds. This form of tariff will hereafter be referred to as Schedule TC.

     Transition charges will be calculated to ensure the collection of an amount sufficient to service the principal, interest, and related charges for the transition bonds. The transition charges will be calculated in the manner described in Schedule TC. In addition to the annual true-up required by PURA
(S) 39.307, periodic true-ups may be performed as necessary to ensure that the amount collected from transition charges is sufficient to service the transition bonds. In addition, an adjustment to the transition charge class allocations will be allowed under certain circumstances. The methodology for making true-ups and allocation adjustments and the circumstances under which each shall be made are described in Schedule TC.

     Pursuant to the terms of the Settlement Agreement, the Company requests authority to issue transition bonds in the original principal amount not to exceed the sum of (i) $740,000,000 of regulatory assets plus (ii) the amount necessary to recover its up-front qualified costs as described in Exhibit C to the Settlement Agreement not to exceed $10.7 million. Applicant also requests approval of transition charges sufficient to recover the principal and interest on the transition bonds plus an additional amount of ongoing qualified costs as described in Exhibit C to the Settlement Agreement. Applicant requests that the transition charges be recovered from retail customers and that the amount of the transition charges be calculated based upon the allocation methodology and billing determinants specified in the Settlement Agreement. Applicant also requests that certain standards related to the billing and collection of transition charges be applied to REPs, as specified in the Settlement Agreement. To implement the transition charges and billing and collection requirements, Applicant requests approval of Schedule TC.

     Under the terms of the settlement, $1,070,530,866 of generation-related regulatory assets and $592,633,762 of related accumulated deferred income taxes on Applicant's regulatory books will be recovered through the securitization. The specific regulatory assets being recovered and the accumulated deferred income taxes associated with each of the assets is shown on Exhibit B of the Settlement Agreement. The securitized assets and related ADIT included in Applicant's invested capital as of December 31, 1998 will be removed from invested capital as of the date the transition bonds are issued and (except for recovery of costs for the portion of the year prior to issuance of the transition bonds) will not be included in any annual report calculation or in the calculation of excess cost over market. The procedures for proportional inclusion of the securitized assets and related ADIT in invested capital in the annual report for the year in which the transition bonds are issued are described in the Settlement Agreement.

                            III.   FINDINGS OF FACT

                      A.   Identification and Procedure.

Identification of Applicant and Application
-------------------------------------------

1. Reliant Energy HL&P, a division of Applicant, owns and operates for compensation in this state generation facilities and an extensive transmission and distribution network to provide electric service in Texas and is an electric utility providing retail and wholesale electric service in Texas.

2. Applicant's application was filed on November 16, 1999 and includes the exhibits, schedules, attachments, testimony and filings by or for the Company in this docket.

3. The application used the term Applicant to refer to Reliant Energy, Incorporated and its successors and assigns that provide transmission or distribution service, or both, directly to retail customers in Reliant Energy HL&P's existing service area, but not to any successor or assign that provides competitive services after the advent of customer choice under PURA (S) 39.051. As used in this Financing Order, the term "Applicant" has the meaning ascribed to it in the application.

Procedural History
------------------

4. On November 16, 1999, Applicant initially filed its application for a financing order under Subchapter G of Chapter 39 of the Public Utility Regulatory Act/19/ to permit securitization of some of its regulatory assets and other qualified costs.

5. The following persons moved to intervene and were granted party status in this proceeding: Office of Public Utility Counsel (OPC); NewEnergy Texas, L.L.C. (NewEnergy); Texas Industrial Energy Consumers (TIEC); State of Texas; the Texas Retailers Association (TRA); Enron Energy Services, Inc. (Enron); Entergy Gulf States, Inc. (Entergy); Occidental Chemical Corporation (Occidental); Shell Energy Services Co., L.L.C. (Shell); the Coalition of Independent Universities (Universities); and Texas Hospital Association (THA). The Commission's Office of Regulatory Affairs (ORA) also participated as a party.

6. On November 17, 1999, the Commission referred Applicant's application to the State Office of Administrative Hearings (SOAH).

7. On April __, 2000, Applicant, ORA and all intervenors (except Universities, which have not participated in the case)/20/ filed an agreement to resolve by settlement all issues in this proceeding.

8. On April 14, 2000, Reliant Energy and ORA filed testimony supporting the approval of the Settlement Agreement. On April ___, 2000, a hearing was held before the SOAH Administrative Law Judge. On April ___, the Administrative Law Judge issued a proposal for decision recommending the approval of the Settlement Agreement and the adoption of the Financing Order attached to the Settlement Agreement.

9. On __________, 2000, in open meeting, the Commission deliberated on the merits of Applicant's application and heard additional argument.

10. On ___________, 2000, the Commission considered the draft financing order, [parties' comments to the draft financing order], and the Settlement Agreement and rendered its final decision in this docket.

Notice of Application
---------------------

12. Notice of the application was provided through publication once a week for two consecutive weeks in newspapers having general circulation in Reliant Energy HL&P's Texas service area, beginning shortly after the filing of Applicant's application. In addition, Reliant Energy HL&P provided individual notice to the governing bodies of all Texas incorporated
___________

/19/  Tex. Util. Code (S)(S) 11.001-64.158 (Vernon 1998 & Supp. 2000) (PURA).

/20/  The Universities' counsel filed a notice of withdrawal on ________ .

municipalities served by Reliant Energy HL&P that have retained original jurisdiction over Reliant Energy HL&P. Proof of publication was submitted in the form of publishers' affidavits and verification of the mailing of individual notices and the provision of notice to the municipalities.

Evidence of Record
------------------
13.  The following items were admitted into evidence:  [list all exhibits]

               B. Qualified Costs and Amount to be Securitized.

Identification and Amounts
--------------------------

14. Qualified costs are defined to include 100% of an electric utility's regulatory assets and 75% of its recoverable costs determined by the Commission under PURA (S) 39.201 and any remaining stranded costs determined under PURA (S)
39.262 together with the costs of issuing, supporting, and servicing transition bonds and any costs of retiring and refunding the electric utility's existing debt and equity securities in connection with the issuance of transition bonds. Qualified costs also include the costs to the Commission of acquiring professional services for the purpose of evaluating proposed securitization transactions./21/


15. Applicant proposed to recover qualified costs consisting of certain of its regulatory assets, the costs of issuing, supporting and servicing the transition bonds, and the costs to the Commission of acquiring professional services for the purpose of evaluating Applicant's proposed securitization transactions. Applicant also proposed to include, as qualified costs, the costs of possible swap or hedge agreements entered into under the circumstances described in the testimony submitted in support of the settlement.

16. Regulatory assets are defined to include only the generation-related portion of the Texas jurisdictional portion of the amount reported by an electric utility in its 1998 annual report on Securities and Exchange Commission
(SEC) Form 10-K as regulatory assets and liabilities, offset by the applicable portion of generation-related investment tax credits permitted under the Internal Revenue Code of 1986./22/ Applicant identified the amount of regulatory assets reported in its Form 10-K and allocated those amounts to generation-related and non-generation related amounts.


17. Applicant originally proposed to securitize $1,070,530,866 of regulatory assets and to leave the associated accumulated deferred income taxes (ADIT) on its books to be flowed back to customers in wires charges or through a negative competition transition charge (CTC).

18. Under the terms of the Settlement Agreement, the parties have agreed that Applicant should be authorized to securitize $740 million plus, upfront qualified costs. The $740 million is an agreed amount for recovery of the $1,070,530,866 of generation-related regulatory assets Applicant asked to securitize in its application in Docket No. 21665 and fully reflects the present value of the reduction in revenue requirements that under conventional ratemaking would have resulted if the $592,633,762 of accumulated deferred income taxes associated with such assets as of December 31, 1998 had continued to be included in invested capital. The specific generation related regulatory assets which comprise the $1,070,530,866 and the associated accumulated deferred income taxes as of December 31, 1998 are listed on Exhibit B of the Settlement Agreement.
________________

/21/ See PURA (S) 39.302(4).

/22/  Id. (S) 39.302(5).

19. The actual costs of issuing and supporting the transition bonds will not be known until the transition bonds are issued, and certain ongoing costs relating to the transition bonds may not be known until such costs are incurred. The costs of credit enhancement and servicing, including third party fees and expenses, also will not be known until the time the transition bonds are priced. The Settlement Agreement estimates the maximum amount of these costs as shown in Appendix B and permits recovery of the actual amounts, subject to an aggregate cap applicable to upfront qualified costs, as qualified costs in this Financing Order.

20. The Settlement Agreement would permit Applicant to issue transition bonds with a principal amount equal to the sum of $740 million plus the actual amount of the up-front variable and fixed costs, subject to the aggregate cap provided in Exhibit C to the Settlement Agreement, plus the costs, which are not quantified, of swap and hedge agreements. The Settlement Agreement permits Applicant to recover the remaining qualified costs, composed of the ongoing support and servicing costs listed in Exhibit C to the Settlement Agreement, directly through transition charges.

21. The Settlement Agreement specifies that the $175,460,771 of SFAS No. 109 generation related regulatory assets that Applicant did not ask to securitize are not included in the amount securitized under this Financing Order. Under the Settlement Agreement, those SFAS No. 109 assets may be included in the computation of stranded costs in the preliminary estimate of ECOM and other future proceedings concerning the calculation of stranded costs. This Financing Order does not address any issues regarding recovery of any other regulatory assets on Applicant's books as of December 31, 1998 or any regulatory assets created subsequent to December 31, 1998. However, except for the securitized regulatory assets and the remaining

$175,460,771 of SFAS No. 109 generation-related regulatory assets, Applicant agreed in the Settlement Agreement that it will continue to amortize, but will not seek securitization of any generation-related regulatory asset amounts shown on Exhibit B to the Settlement Agreement.

22. The benefits of Applicant's proposed securitization are dependent, in part, upon the total amount of qualified costs other than regulatory assets sought to be securitized or directly recovered through transition charges. To satisfy the Commission's statutory obligations to ensure quantifiable and tangible benefits to ratepayers, the Settlement Agreement limits the maximum amount of up-front qualified costs other than regulatory assets approved in this Financing Order so that the sum of the fixed and variable up-front qualified costs does not exceed $10.7 million, and the annual ongoing servicing fees do not exceed the maximum amount shown in Exhibit C to the Settlement Agreement. To further ensure the benefits promised by this securitization, the excess of any amounts securitized (including associated interest) over the actual amounts incurred by Applicant for up-front costs must be provided as a credit in Applicant's ECOM proceeding or a future securitization proceeding.

23. The proposed recovery of $1,070,530,866 of regulatory assets through issuance of transition bonds in the principal amount of $740 million plus other up-front qualified costs as provided in this Financing Order should be approved because ratepayers will receive tangible and quantifiable benefits as a result of the securitization, and the amount of Applicant's stranded costs will be reduced, leading to further benefits for ratepayers.

Issuance Advice Letter
----------------------

24. Because the actual structure and pricing of the transition bonds and the precise amounts of up-front costs and expenses will not be known at the time that this Financing Order is issued,

Applicant proposed that, following determination of the final terms of the transition bonds and prior to issuance of the transition bonds, Applicant will file with the Commission for each series of transition bonds issued, and no later than the second business day after the pricing date for that series of transition bonds, an issuance advice letter. The issuance advice letter will be completed to report the actual dollar amount of the initial transition charges and other information specific to the transition bonds to be issued. All amounts that require computation will be computed using the mathematical formulas contained in the form of the issuance advice letter in Appendix B to this Financing Order and Schedule TC. Applicant proposed that the Commission's review of the issuance advice letter be limited to the arithmetic accuracy of the calculations and to compliance with the specific requirements that are contained in the issuance advice letter, and that the initial transition charges and the final terms of the transition bonds set forth in the issuance advice letter shall become effective on the later of the third business day after submission to the Commission or the date of issuance of the transition bonds unless, prior to such third business day, the Commission issues an order finding that the proposed issuance does not comply with those requirements.

25. The completion and filing of an issuance advice letter in the form of the issuance advice letter attached as Appendix B to this Financing Order, including the certification from Applicant discussed in Finding of Fact No. 98, is necessary to ensure that any securitization actually undertaken by Applicant complies with the terms of this Financing Order. Therefore, Applicant's proposal should be approved.

Tangible and Quantifiable Benefit
---------------------------------

26. The statutory requirement in PURA (S) 39.301 that directs the Commission to ensure that securitization provides tangible and quantifiable benefits to ratepayers greater than would be achieved absent the issuance of transition bonds can only be determined using an economic analysis to account for the time value of money. A present-value analysis that compares the traditional revenue requirement associated with an asset (reflective of conventional utility financing) with the revenue required under securitization is an appropriate economic analysis to demonstrate whether securitization provides economic benefits to ratepayers.

27. Securitization financing for the regulatory assets detailed in Exhibit B to the Settlement Agreement is expected to result in excess of approximately $159 million of tangible and quantifiable economic benefits to ratepayers on a present-value basis if the transition bonds are issued at the maximum interest rates (9.0%) allowed by this Financing Order and approximately $240 million if the transition bonds are issued at 7.5%. The actual benefit to ratepayers will depend upon market conditions at the time the transition bonds are issued. This quantification is the sum of the economic benefit calculated for each securitized regulatory asset using the methodology described in Applicant's settlement testimony using a discount rate of 9.0% (or 7.5% as applicable) and a maximum expected life of 12 years as detailed in Appendix C to this Financing Order, offset by the present value amount of up-front and ongoing costs approved in this Financing Order.

28. The methodology described in Applicant's settlement testimony to calculate the economic benefits to ratepayers as a result of this Financing Order is appropriate and properly calculates the economic benefits to ratepayers resulting from securitization of the qualified costs approved in this Financing Order and detailed in Exhibits B and C to the Settlement Agreement.

Present Value Cap
-----------------

29. The amount securitized may not exceed the present value of the revenue requirement over the life of the proposed transition bonds associated with the regulatory assets or stranded costs sought to be securitized where the present value analysis uses a discount rate equal to the proposed interest rate on the transition bonds./23/ The methodology used by Applicant to calculate economic benefits also demonstrates that the amount Applicant seeks to securitize does not exceed the present value of the revenue requirement over the maximum expected 12-year life of the transition bonds associated with those regulatory assets. That present value (calculated using the maximum rate of 9.0%) is $913,829,697 as shown in Appendix C to this Financing Order.

30. The amount of qualified costs to be securitized detailed in Exhibits B and C to the Settlement Agreement does not exceed the present value of the revenue requirement over the maximum expected 12-year life of the transition bonds associated with the regulatory assets approved to be securitized in this Financing Order. The present value analysis uses a discount rate equal to the maximum allowed weighted average interest rate on the transition bonds on an annual basis.

Total Amount of Revenue to be Recovered
---------------------------------------

31. The Commission is required to find that the total amount of revenues to be collected under this Financing Order will be less than the revenue requirement that would be recovered over the remaining life of the regulatory assets that are securitized under this Financing Order, using conventional financing methods./24/ The total amount of revenues to be collected under this Financing Order is expected to be approximately $350 million less than the revenue requirement that would be recovered using conventional utility financing methods over the current remaining life of the securitized regulatory assets. This quantification is the sum of the reduction in the amount of revenues resulting from securitization for each regulatory asset that is proposed to be securitized using the methodology contained in Applicant's settlement testimony using a transition bond interest rate of 9.0% and a maximum expected life of 12 years as detailed in Appendix C to this Financing Order.

32. The Commission finds that the methodology described in Applicant's settlement testimony to calculate the differential between the total amount of revenues to be collected under this Financing Order and the revenue requirement that would be collected over the remaining life of the regulatory assets that are securitized is appropriate and properly calculates the reduction in total revenues collected from ratepayers as a result of securitization of the qualified costs approved in this Financing Order and detailed in Exhibits B and C to the Settlement Agreement.

                 C. Structure of the Proposed Securitization.

The SPE
-------

33. For purposes of this securitization, Applicant will create a special purpose entity (SPE), which will be either a Delaware limited liability company with Applicant as its sole member or a Delaware business trust with Applicant as grantor and owner of all beneficial interests. The SPE will be formed for the limited purpose of acquiring transition property (including any transition property authorized by the Commission in a subsequent financing order), issuing transition bonds (including any transition
_______________

/23/ See PURA (S) 39.301.

/24/ See Id. (S) 39.303(a).

property authorized by the Commission in a subsequent financing order), issuing transition bonds (including any transition bonds authorized by the Commission in a subsequent financing order), and performing other activities relating thereto or otherwise authorized by this Financing Order. The SPE will not be permitted to engage in any other activities and will have no assets other than transition property (and any subsequent transition property) and related assets to support its obligations under the transition bonds (and any subsequent transition bonds). Obligations relating to the transition bonds (or any subsequent transition bonds) will be the SPE's only significant liabilities. These restrictions on the activities of the SPE and restrictions on the ability of Applicant to take action on the SPE's behalf are imposed to ensure that the SPE will be bankruptcy remote and will not be affected by a bankruptcy of Applicant. The SPE will be managed by a board of managers, trustees or a board of directors with rights similar to those of boards of directors of corporations. As long as the transition bonds remain outstanding, the SPE will have at least one independent manager, trustee or director, i.e., with no organizational affiliation with Applicant. The SPE will not be permitted to amend the provisions of the organizational documents that ensure bankruptcy-remoteness of the SPE without the consent of the independent manager, trustee or director. Similarly, the SPE will not be permitted to institute bankruptcy or insolvency proceedings or to consent to the institution of bankruptcy or insolvency proceedings against it, or to dissolve, liquidate, consolidate, convert or merge without the consent of the independent manager, trustee or director. Other restrictions to assure bankruptcy-remoteness may also be included in the organizational documents of the SPE as indicated by the rating agencies.

34. The initial capital of the SPE is expected to be not less than 0.5% of the original principal amount of each series of transition bonds issued by the SPE. The initial capitalization of the SPE must be sufficient to allow the SPE to meet any reasonably expected expenses that might arise that are related to the transition charges and the transition bonds. Adequate funding of the SPE is intended to avoid the possibility that Applicant would have to extend funds to the SPE in a manner that could jeopardize the bankruptcy remoteness of the SPE. A sufficient level of capital is necessary to avoid this risk and, therefore, assist in achieving the lowest transition bond charges possible.

35. The SPE will issue transition bonds in an aggregate amount not to exceed the principal amount (including up-front qualified costs) approved by this Financing Order and will pledge to the indenture trustee, as collateral for payment of the transition bonds, the transition property, including the SPE's right to receive the transition charges as and when collected, and certain other collateral described in Applicant's application.

36. Concurrently with the issuance of any of the transition bonds, Applicant will transfer to the SPE all of Applicant's rights under this Financing Order, including rights to impose, collect, and receive the transition charges approved in this Financing Order. This transfer will be structured so that it will qualify as a true sale within the meaning of PURA (S) 39.308. By virtue of the transfer, the SPE will acquire all of the right, title, and interest of Applicant in the transition property arising under this Financing Order.

37. The use and proposed structure of the SPE and the limitations related to its organization and management are necessary to minimize risks related to the proposed securitization transactions and to minimize the transition charges. Therefore, the use and proposed structure of the SPE should be approved.

Credit Enhancements
-------------------

38. Applicant proposed that Applicant might provide for various other forms of credit enhancement including letters of credit, reserve accounts, surety bonds, swap arrangements, hedging arrangements and other mechanisms designed to promote the credit quality and marketability of the transition bonds and that the costs of any credit enhancements be included in the amount of qualified costs to be securitized. Consistent with the terms of the Settlement Agreement, Applicant should be permitted to recover the costs of credit enhancements, up to $_______, provided that the Commission's financial advisor and Applicant's underwriter agree in advance that such enhancements provide benefits greater than their cost. This finding does not apply to the collection account or its subaccounts approved in this Financing Order.

39. Applicant's proposed use of credit enhancements as described in Finding of Fact No. 38 is reasonable and should be approved, provided that such costs are fully reflected in the computation of benefits in the issuance advice letter.

Transition Property
-------------------

40. Under PURA (S) 39.304, the rights and interest of an electric utility or successor under a financing order, including the right to impose, collect and receive the transition charges authorized in the order, are only contract rights until they are first transferred to an assignee or pledged in connection with the issuance of transition bonds, at which time they will become transition property./25/

41. The rights to impose, collect and receive the transition charges approved in this Financing Order along with the other rights arising pursuant to this Financing Order will become transition property upon the transfer of such rights by Applicant to the SPE pursuant to PURA (S) 39.304.

42. Transition property and all other collateral will be held and administered by the indenture trustee pursuant to the indenture, as described in Applicant's application. This proposal will help ensure the lowest transition bond charges and should be approved.

43. Under PURA (S) 39.304(b), transition property constitutes a present property right for purposes of contracts concerning the sale or pledge of property, even though the imposition and collection of transition charges depends on further acts of the utility or others that have not yet occurred.

Servicer and the Servicing Agreement.
-------------------------------------

44. To the extent that any interest in the transition property created by this Financing Order is assigned, sold or transferred to an assignee,/26/ Applicant will enter into a contract with that assignee that will require Applicant to continue to operate its transmission and distribution system in order to provide electric services to Applicant's customers.

45. Applicant will execute a servicing agreement with the SPE; this agreement may be amended, renewed or replaced by another servicing agreement. The entity responsible for carrying out the servicing obligations under any servicing agreement is the servicer. The
_____________

/25/ See Id. (S) 39.304(a).

Applicant will be the initial servicer but may be succeeded as servicer by another entity under certain circumstances detailed in the servicing agreement. Pursuant to the servicing agreement, the servicer is required, among other things, to impose and collect the applicable transition charges for the benefit and account of the SPE, to make the periodic true-up adjustments of transition charges required or allowed by this Financing Order, and to account for and remit the applicable transition charges to or for the account of the SPE in accordance with the remittance procedures contained in the servicing agreement without any charge, deduction or surcharge of any kind (other than the servicing fee specified in the servicing agreement). Under the terms of the servicing agreement, if any servicer fails to fully perform its servicing obligations, the indenture trustee acting under the indenture to be entered into in connection with the issuance of the transition bonds, or the indenture trustee's designee, may, or, upon the instruction of the requisite percentage of holders of the outstanding amount of transition bonds, shall, appoint an alternate party to replace the defaulting servicer, in which case the replacement servicer will perform the obligations of the servicer under the servicing agreement. The obligations of the servicer under the servicing agreement and the circumstances under which an alternate servicer may be appointed will be more fully described in the servicing agreement. The rights of the SPE under the servicing agreement will be included in the collateral pledged to the indenture trustee under the indenture for the benefit of holders of the transition bonds.

46. The obligations to continue to provide service and to collect and account for transition charges will be binding upon Applicant and any other entity that provides transmission and
_________________

/26/ PURA (S) 39.302(1) defines an assignee as any individual, corporation, or other legally recognized entity to which an interest in transition property in transferred, other than as security, including any assignee of that party.

distribution services or direct wire services to a person that was a retail customer of Reliant Energy HL&P located within Reliant Energy HL&P's certificated service area on May 1, 1999, or that became a retail customer for electric services within such area after May 1, 1999, and is still located within such area. Further, and to the extent REPs are responsible for imposing and billing transition charges on behalf of the SPE, billing and credit standards approved in this Financing Order will be binding on all REPs that bill and collect transition charges from such retail customers, together with their successors and assigns. The Commission will enforce the obligations imposed by this Financing Order, its applicable substantive rules and statutory provisions.

47. The proposals described in Findings of Fact Nos. 44 through 46 are reasonable, will reduce risk associated with the proposed securitization and will, therefore, facilitate the obtainment of the lowest transition bond charges and the greatest benefits to ratepayers and should be approved.

Retail Electric Providers
-------------------------

48. Beginning on the date of customer choice for any retail customers, the servicer will bill the transition charges for those customers to each retail customer's REP and the REP will collect the transition charges from its retail customers.

49. In many of the jurisdictions that have approved the issuance of transition bonds, the financing orders have provided that the entities that collect transition charges must remit the amounts collected to the servicing entity within a specified number of days and that the servicing entity would be allowed to assume the billing and collection of transition charges in the event of default by the collecting entity. Financing orders in other jurisdictions have typically also established credit qualifications or deposit requirements, or both, for the entities that intend to bill, collect, and remit transition charges.

50. The Settlement Agreement sets forth minimum billing and collection standards to apply to REPs that collect transition charges approved by this Financing Order from retail electric customers.

51. The proposed standards are the most stringent that can be imposed on REPs by the servicer under this Financing Order. The standards relate only to the billing and collection of transition charges authorized under this Financing Order, and do not apply to collection of any other nonbypassable charges or other charges. The standards apply to all REPs other than REPs that have contracted to have the transmission and distribution company bill and collect transition charges from retail customers. REPs may contract with parties other than the transmission and distribution company to bill and collect transition charges from retail customers, but such REPs shall remain subject to these standards. If the Commission later determines (e.g., through Project No. 21082, Certification of Retail Electric Providers and Registration of Power Generation Companies and Aggregators or other rulemakings or proceedings) that different standards are to be applied to REPs in particular areas (e.g., payment terms), those standards, with appropriate modifications to related provisions, may replace those specific items. Upon adoption of any rule addressing any of the standards, ORA will open a proceeding to investigate the need to modify the standards to conform to that rule, with the understanding that such modifications may not be implemented absent prior written confirmation from each of the rating agencies that have rated the transition bonds that such modifications will not cause a suspension, withdrawal, or downgrade of the ratings on the transition bonds.

52.  The proposed REP standards are as follows:

     (a)  Rating, Deposit, and Related Requirements.  Each REP must (1) have a
          ------------------------------------------
long-term, unsecured credit rating of not less than "BBB-" and "Baa3" (or the equivalent) from Standard & Poor's and Moody's Investors Service, respectively, or (2) provide (A) a deposit of two months' maximum expected transition charge collections in the form of cash, (B) an affiliate guarantee, surety bond, or letter of credit providing for payment of such amount of transition-charge collections in the event that the REP defaults in its payment obligations, or
(C) a combination of any of the foregoing. A REP that does not have or maintain the requisite long-term, unsecured credit rating may select which alternate form of deposit, credit support, or combination thereof it will utilize, in its sole discretion. The indenture trustee shall be the beneficiary of any affiliate guarantee, surety bond or letter of credit. The provider of any affiliate guarantee, surety bond, or letter of credit must have and maintain a long-term, unsecured credit ratings of not less than "BBB-" and "Baa3" (or the equivalent) from Standard & Poor's and Moody's Investors Service, respectively.

     (b)  Loss of Rating.  If the long-term, unsecured credit rating from either
          ---------------
Standard & Poor's or Moody's Investors Service of a REP that did not previously provide the alternate form of deposit, credit support, or combination thereof or of any provider of an affiliate guarantee, surety bond, or letter of credit is suspended, withdrawn, or downgraded below "BBB-" or "Baa3" (or the equivalent), the REP must provide the alternate form of deposit, credit support, or combination thereof, or new forms thereof, in each case from providers with the requisite ratings, within 10 business days following such suspension, withdrawal, or downgrade. A REP failing to make such provision must comply with the provisions set forth in Paragraph (e).

     (c)  Computation of Deposit, etc. The computation of the size of a required
          ----------------------------
deposit shall be agreed upon by the servicer and the REP, and reviewed during the first month of each calendar quarter to ensure that the deposit accurately reflects two months' maximum collections. If the REP provides a cash deposit, then within 10 business days following such review, (1) the REP shall remit to the indenture trustee the amount of any shortfall in such required deposit or
(2) the servicer shall instruct the indenture trustee to remit to the REP any amount in excess of such required deposit. If the REP provides security in the form of a letter of credit or surety bond then within 10 business days following such review, the REP shall submit replacement letters of credit or surety bonds in the amount determined pursuant to the review. A REP failing to so remit any such shortfall or failing to provide replacement letters of credit or surety bonds, as applicable, must comply with the provisions set forth in subparagraph
(e). REP cash deposits shall be held by the indenture trustee, as a collateral agent for the REP and the indenture trustee (in its capacity as indenture trustee) and shall be maintained in a segregated account which shall not be part of the trust estate, and invested in short-term high quality investments, as permitted by the rating agencies rating the transition bonds. Investment earnings on REP cash deposits shall be considered part of such cash deposits so long as they remain on deposit with the indenture trustee. At the instruction of the servicer, cash deposits will be remitted with investment earnings to the REP at the end of the term of the transition bonds unless otherwise utilized for the payment of the REP's obligations for transition bond payments. Once the deposit is no longer required, the servicer shall promptly (but not later than 30 calendar days) instruct the indenture trustee to remit the amounts in the segregated accounts to the REP.

     (d)  Payment of Transition Charges. Payments of transition charges less the
          ------------------------------
charge-off allowance described in subparagraph (i) below are due 35 calendar days following each billing by the servicer to the REP, without regard to whether or when the REP receives payment from its retail customers. The servicer shall accept payment by electronic funds transfer, wire transfer, and/or check. Payment will be considered received the date the electronic funds transfer or wire transfer is received by the servicer, or the date the check clears. A 5% penalty is to be charged on amounts received after 35 calendar days; however, a 10 calendar-day grace period will be allowed before the REP is considered to be in default. A REP in default must comply with the provisions set forth in subparagraph (e). The 5% penalty will be a one-time assessment measured against the current amount overdue from the REP to the servicer. The "current amount" consists of the total unpaid transition charges existing on the 36th calendar day after billing by the servicer. Any and all such penalty payments will be made to the indenture trustee to be applied against transition charge obligations. A REP shall not be obligated to pay the overdue transition charges of another REP. If a REP agrees to assume the responsibility for the payment of overdue transition charges as a condition of receiving the customers of another REP that has decided to terminate service to those customers for any reason, the new REP shall not be assessed the 5% penalty upon such transition charges; however, the prior REP shall not be relieved of the previously-assessed penalties.

     (e)  Remedies Upon Default. After the 10 calendar-day grace period (the
          ----------------------
45/th/ calendar day after the billing date) referred to in subparagraph (d), the servicer shall have the option to seek recourse against any cash deposit, affiliate guarantee, surety bond, letter of credit, or combination thereof provided by the REP, and avail itself of such legal remedies as may be appropriate to collect any remaining unpaid transition charges and associated penalties due the servicer after the application of the REP's deposit or alternate form of credit support. In addition, a REP that is in default with respect to the requirements set forth in subparagraph (b), (c), or (d) shall select and implement one of the following options:

          (1) Allow the Provider of Last Resort ("POLR") or a qualified REP of the customer's choosing to immediately assume the responsibility for the billing and collection of transition charges.

          (2) Immediately implement other mutually suitable and agreeable arrangements with the servicer. It is expressly understood that the servicer's ability to agree to any other arrangements will be limited by the terms of the Servicing Agreement and requirements of each of the rating agencies that have rated the transition bonds necessary to avoid a suspension, withdrawal, or downgrade of the ratings on the transition bonds.

          (3) Arrange that all amounts owed by retail customers for services rendered by the REP will be timely billed and will immediately be paid directly into a lock-box controlled by the servicer with such amounts to be applied first to pay transition charges and other non-bypassable delivery charges before the remaining amounts are released to the REP. All costs associated with this mechanism will be borne solely by the REP.

     If a REP that is in default fails to immediately select and implement one of the foregoing options or, after so selecting one of the foregoing options, fails to adequately meet its responsibilities thereunder, then the servicer shall immediately implement option (1). Upon re-establishment of compliance with the requirements set forth in subparagraphs. (b), (c) and (d) and the payment of all past-due amounts and associated penalties, the REP will no longer be required to comply with this subparagraph.

     (f) Billing by Providers of Last Resort, etc. The initial POLR appointed by
         -----------------------------------------
the Commission, or any Commission-appointed successor to the POLR, must meet the minimum credit rating or deposit/credit support requirements described in subparagraph (a) in addition to any other standards that may be adopted by the Commission. If the POLR defaults or is not eligible to provide such services, responsibility for billing and collection of transition charges will immediately be transferred to and assumed by the servicer until a new POLR can be named by the Commission or the customer requests the services of a certified REP. If the POLR or a qualified REP assumes responsibility for billing and collecting transition charges under subparagraph (e) or servicer assumes such responsibility under this subparagraph (f), the POLR, replacement REP or servicer, as applicable, shall bill all transition charges which have not been billed as of the date it assumes such responsibility and shall be subject to the provisions of this Financing Order. (For example, if an REP which bills on a calendar month basis goes into default and is replaced by the POLR on April 20, the initial transition charge bill rendered by the POLR would cover all transition charges attributable to periods since March 31, the last date for which the original REP had rendered bills.) Retail customers may never be re-billed by the successor REP, the POLR, or the servicer for any amount of transition charges they have paid their REP (although future transition charges shall reflect REP and other system-wide charge-offs). Additionally, if the amount of the penalty detailed in subparagraph (d) is the sole remaining past-due amount after the 45/th/ calendar day, the REP shall not be required to comply with clauses (1), (2) or (3) of subparagraph (e), unless the penalty is not paid within an additional 30 calendar days.

     (g)  Disputes. In the event that a REP disputes any amount of billed
          ---------
transition charges, the REP shall pay the disputed amount under protest according to the timelines detailed in subparagraph (d). The REP and servicer shall first attempt to informally resolve the dispute, but if they fail to do so within 30 calendar days, either party may file a complaint with the Commission. If the REP is successful in the dispute process (informal or formal), the REP shall be entitled to interest on the disputed amount paid to the servicer at the Commission-approved interest rate. Disputes about the date of receipt of transition charge payments (and penalties arising thereof) or the size of a required REP deposit will be handled in a like manner. It is expressly intended that any interest paid by the servicer on disputed amounts shall not be recovered through transition charges if it is determined that the servicer's claim to the funds is clearly unfounded. No interest shall be paid by the servicer if it is determined that the servicer has received inaccurate metering data from another entity providing competitive metering services pursuant to Utilities Code (S) 39.107.

     (h)  Metering Data. If the servicer is providing the metering, metering
          --------------
data will be provided to the REP at the same time as the billing. The REP will be responsible for providing the servicer accurate metering data (including meter identification information) for all REP customer's whose meters are not read by servicer at the time the data is provided to the Independent Organization (as defined in the Utilities Code) under the Independent Organizations protocols for settlement.

          (i)  Charge-Off Allowance. The REP will be allowed to hold back an
               ---------------------
allowance for charge-offs in its payments to the servicer. Such charge-off rate will be recalculated each year in connection with the annual true-up procedure. In the initial year, REPs will be allowed to remit payments based on the same system-wide charge-off percentage then being used by the servicer to remit payments to the indenture trustee for the holders of transition bonds; thereafter the charge-off percentage will be calculated based upon each REP's prior year charge-off experience. On an annual basis in connection with the true-up process, the REP and the servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectible in accordance with the terms agreed to by the REP and the servicer, provided that:

               (1) The REP's right to reconciliation for charge-offs will be limited to customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the REP for its own account as well as the portion representing transition charges) have been written off.

               (2) If the REP's actual charge-offs are greater than the allowance for charge-offs, the REP may collect the difference, with interest from the date the review was completed, in 12 equal monthly installments beginning in the month that the transition charges are adjusted to reflect the new charge-off percentages. The REP's recourse will be limited to a credit against future transition charge payments unless the REP and the servicer agree to alternative arrangements, but in no event will the REP have recourse to the indenture trustee, the SPE or the SPE's funds for such payments and the indenture trustee and SPE shall not be liable for such amounts. If the REP's actual charge-offs are less than the allowance for charge-offs, the REP shall pay the difference, with interest from the date the review was completed, in 12 equal monthly installments beginning in the month that the transition charges are adjusted to reflect the new charge-off percentages. The interest rate on amounts due to or from the REP under this clause (2) shall be the interest rate in effect pursuant to Section 183.003 of the Utilities Code on the date the annual reconciliation is made. REP and servicer shall each have the unilateral right to prepay any amounts due hereunder and thus avoid continued accrual of interest.

          (3) The REP shall provide the Servicer a list of all charge-offs qualifying for reconciliation under sub-paragraph (1), above, and documentation permitting Servicer to verify that service to the customer has been terminated and all amounts due the REP from such customer have been written off. The information shall be provided not later than thirty days prior to the date on which the annual true-up adjustment is to be filed and shall cover the most recent twelve month period for which data is available at the time of submission. The information to be provided by the REP shall include data demonstrating that the REP has not collected any amounts the REP claimed as charge-offs in prior periods, or, if any amount previously charged-off has been collected, quantifying the recoveries. The REP's rights to credits will not take effect until adjusted Transition Charges reflecting the REPs charge-off experience have been implemented.

     (j)  Service Termination. In the event that the servicer is billing
          -------------------
customers for transition charges, the servicer shall have the right to terminate transmission and distribution service to the end-use customer (or if the servicer is not the transmission and distribution utility to direct the transmission and distribution utility to terminate service to the end-use customer) for non-payment by the end-use customer pursuant to applicable Commission rules. In the event that a REP is billing customers for transition charges, the REP shall have the right to transfer the customer to the POLR (or to another certified REP) or to direct the transmission and distribution utility to terminate transmission and distribution service to the end-use customer for non-payment by the end-use customer pursuant to applicable Commission rules. In the event the POLR is billing customers for transition charges, the POLR shall have the right to direct the transmission and distribution utility to terminate transmission and distribution service to the end-use customer for non-payment by the end-use customer pursuant to applicable Commission rules.

53. The proposed billing and collection standards for REPs and the applicability of those standards are appropriate for the collection of transition charges resulting from this Financing Order, are reasonable and will lower risks associated with the collection of transition charges and will result in lower transition bond charges and greater benefits to ratepayers. Therefore, the proposed billing and collection standards for REPs and the applicability of those standards described in Finding of Fact No. 52 should be approved.

54. Prior to the introduction of customer choice,/27/ Applicant will collect transition charges out of the bundled rates and will remit the amount of the transition charges to the indenture trustee for the account of the SPE. Beginning on the date of introduction of customer choice (including any customer choice pilot programs under PURA (S) 39.104), Applicant or the current servicer of the transition bonds, as required under PURA (S) 39.107(d), will bill a customer's REP for the transition charges attributable to that customer. PURA
(S) 39.107(d) provides that the REP


---------------------

         /27/ See PURA (S) 39.101-102.

must pay these transition charges. This proposal for collection of transition charges is reasonable and should be approved.

Transition Bonds
----------------

55. The SPE will issue and sell transition bonds in one or more series, and each series may be issued in one or more classes or tranches. The legal final maturity date of any series of transition bonds will not exceed 15 years from the date of issuance of such series. The legal final maturity date of each series and class or tranche within a series and amounts in each series will be finally determined by Applicant and the Commission's designated personnel or financial advisor, consistent with market conditions and indications of the rating agencies, at the time the transition bonds are issued, but subject to ultimate Commission review through the issuance advice letter process. Applicant will retain sole discretion regarding whether or when to assign, sell, or otherwise transfer any rights concerning transition property arising under this Financing Order, or to cause the issuance of any transition bonds authorized in this Financing Order, subject to the right of the Commission to participate in the pricing and structure of the transition bonds. It is proposed that the SPE issue the transition bonds on or after the third business day after Applicant has filed its issuance advice letter in accordance with this Financing Order unless, prior to such third business day, the Commission issues an order finding that the proposed issuance does not comply with the requirements established by this Financing Order.

56. The settlement agreement includes an agreed structure for transition bond amortization and requires Applicant to structure the actual bond amortization to conform to the agreed pattern.

57. The settlement structure of the transition bonds with respect to the maturities, classes or tranches, of the transition bonds will facilitate competition, is reasonable and should be approved, provided that the weighted average interest rate for the bonds does not exceed 9.0% on an annual basis. The restriction on interest rates is necessary to ensure that the stated economic benefits to ratepayers materialize. To further ensure benefits to ratepayers, the Commission's financial advisor should be charged with the obligation to ensure that the structure and pricing of the transition bonds results in the lowest transition bond charges consistent with market conditions and achievement of the settlement amortization pattern.

Security for Transition Bonds
-----------------------------

58. The payment of the transition bonds and related charges authorized by this Financing Order is to be secured by the transition property created by this Financing Order and by certain other collateral as described in the Application. The transition bonds will be issued pursuant to the indenture administered by the indenture trustee. The indenture will include provisions for a collection account and included subaccounts for the collection and administration of the transition charges and payment or funding of the principal and interest on the transition bonds and other costs, including fees and expenses, in connection with the transition bonds, as described in Applicant's Application. Pursuant to the indenture, the SPE will establish a collection account as a trust account to be held by the indenture trustee as collateral to ensure the payment of the principal, interest, and other costs approved in this Financing Order related to the transition bonds in full and on a timely basis. The collection account will include the general subaccount, the overcollateralization subaccount, the capital subaccount, and the reserve subaccount, and may include other subaccounts.

The General Subaccount.
-----------------------

59. The indenture trustee will deposit the transition charge remittances that the servicer remits to the indenture trustee for the account of the SPE into one or more segregated trust accounts and allocate the amount of those remittances to the general subaccount. The indenture trustee will on a periodic basis apply moneys in this subaccount to pay expenses of the SPE, to pay principal and interest on the transition bonds, and to meet the funding requirements of the other subaccounts. The moneys in the general subaccount will be invested by the indenture trustee in short-term high-quality investments, and such moneys (including, to the extent necessary, investment earnings) will be applied by the indenture trustee to pay principal and interest on the transition bonds and all other components of the Periodic Payment Requirement, and otherwise in accordance with the terms of the indenture.

The Overcollateralization Subaccount.
-------------------------------------

60. The overcollateralization subaccount will be periodically funded from transition charge remittances over the life of the transition bonds. The aggregate amount and timing of the actual funding will depend on tax and rating agency requirements, and is expected to be not less than 0.5% of the original principal amount of the transition bonds. This subaccount will serve as collateral to ensure timely payment of principal and interest on the transition bonds and all other components of the Periodic Payment Requirement. To the extent that the overcollateralization subaccount must be drawn upon to pay any of these amounts due to a shortfall in the transition charge remittances, it will be replenished through future transition charge remittances to its required level through the true-up process. The moneys in this subaccount will be invested by the indenture trustee in short-term high-quality investments, and such moneys (including investment earnings) will be used by the indenture trustee to pay principal and interest on the transition bonds and all other components of the Periodic Payment Requirement.

The Capital Subaccount.
-----------------------

61. When a series of transition bonds is issued, the Applicant will make a capital contribution to the SPE for that series, which the SPE will deposit into the capital subaccount. The amount of the capital contribution is expected to be not less than 0.5% of the original principal amount of each series of transition bonds, although the actual amount will depend on tax and rating agency requirements. The capital subaccount will serve as collateral to ensure timely payment of principal and interest on the transition bonds and all other components of the Periodic Payment Requirement. To the extent that the capital subaccount must be drawn upon to pay these amounts due to a shortfall in the transition charge remittances, it will be replenished through future transition charge remittances to its original level through the true-up process. The moneys in this subaccount will be invested by the indenture trustee in short-term high-quality investments, and such moneys (including investment earnings) will be used by the indenture trustee to pay principal and interest on the transition bonds and all other components of the Periodic Payment Requirement. Upon maturity of the transition bonds and the discharge of all obligations that may be paid by use of transition charges, all moneys in the capital subaccount, including any investment earnings, will be released to the SPE for payment to Applicant. Investment earnings in this subaccount may be released earlier in accordance with the indenture.

62. The capital contribution to the SPE will be funded by Applicant and the proceeds from the sale of the transition bonds that are used to reduce Applicant's equity will not be offset by the amount of this capital contribution. Because the capital subaccount is a capital investment by

Applicant, Applicant is entitled to receive the investment earnings earned through the indenture trustee's investment of that capital.

The Reserve Subaccount.
-----------------------

63. The reserve subaccount will hold any transition charge remittances and investment earnings on the collection account (other than earnings attributable to the capital subaccount and released under the terms of the indenture) in excess of the amounts needed to pay current principal and interest on the transition bonds and to pay other Periodic Payment Requirements (including, but not limited to, funding or replenishing the overcollateralization subaccount and the capital subaccount). Any balance in or allocated to the reserve subaccount on a true-up adjustment date will be subtracted from the Periodic Payment Requirements for purposes of the true-up adjustment. The money in this subaccount will be invested by the indenture trustee in short-term high-quality investments, and such money (including investment earnings thereon) will be used by the indenture trustee to pay principal and interest on the transition bonds and other Periodic Payment Requirements.

General Provisions.
-------------------

64. The collection account and the subaccounts described above are intended to provide for full and timely payment of scheduled principal and interest on the transition bonds and all other components of the Periodic Payment Requirement. If the amount of transition charges remitted to the general subaccount is insufficient to make all scheduled payments of principal and interest on the transition bonds and to make payment on all of the other components of the Periodic Payment Requirement, the reserve subaccount, the overcollateralization subaccount, and the capital subaccount will be drawn down, in that order, to make those payments. Any deficiency in the overcollateralization subaccount or the capital subaccount due to such withdrawals must be replenished first to the capital subaccount and then to the overcollateralization subaccount on a periodic basis through the true-up process. In addition to the foregoing, there may be such additional accounts and subaccounts as are necessary to segregate amounts received from various sources (i.e., amounts received from REPs), or to be used for specified purposes. Such accounts will be administered and utilized as set forth in the servicing agreement and the indenture. Upon the maturity of the transition bonds and the discharge of all obligations in respect thereof, remaining amounts in the collection account, other than amounts that were in the capital subaccount, will be released to the SPE and equivalent amounts will be credited by Applicant to customers consistent with PURA (S) 39.262(g).

65. The use of a collection account and its subaccounts in the manner proposed by Applicant is reasonable, will lower risks associated with the securitization and thus lower the costs to ratepayers, and should, therefore, be approved.

Transition Charges--Imposition and Collection, Nonbypassability, and Self
-------------------------------------------------------------------------
Generation.
-----------

66. Applicant seeks authorization to impose on and collect from retail customers and REPs transition charges in an amount sufficient to provide for the timely recovery of its qualified costs approved in this Financing Order (including payment of principal and interest on the transition bonds and ongoing costs related to the transition bonds).

67. Transition charges will be separately identified on bills presented to retail customers and REPs to the extent provided in the Application.

68. If there is a shortfall in payment of an amount billed, the amount paid will first be proportioned between the transition charges and other fees and charges, other than late fees, and second, any remaining portion of the payment will be attributed to late fees. This allocation will facilitate a proper balance between the competing claims to this source of revenue in an equitable manner.

69. Under the settlement amortization pattern, the transition bonds have an expected final maturity of not longer than 12 years. However, amounts may still need to be recovered after the expiration of the 12-year period. Applicant proposed that the transition charges related to a series of transition bonds will be recovered over a period of not more than 15 years from the date of issuance of that series of the transition bonds but that amounts due at the end of that period for services rendered during the 15-year term may be collected after the conclusion of the 15-year period.

70. Applicant will collect transition charges from all existing retail customers of Reliant Energy HL&P and all future retail customers located within Reliant Energy HL&P's certificated service area as it existed on May 1, 1999, except as provided in Finding of Fact No. 71. In accordance with PURA (S) 39.252(c), a retail customer within such area may not avoid transition charges by switching to another electric utility, electric cooperative or municipally-owned utility after May 1, 1999. However, a customer in a multiply-certificated service area that requested to switch providers on or before May 1, 1999, or was not taking service from Reliant Energy HL&P on May 1, 1999, and does not do so after that date, will not be responsible for paying transition charges.

71. Except as provided by PURA (S)(S) 39.262(k) and 39.252, as implemented by P.U.C. Subst. R. 25.345, a retail customer may not avoid the payment of transition charges by switching to new, on-site generation. If a customer commences taking energy from new on-site generation that materially reduces the customer's use of energy delivered through Reliant Energy HL&P's facilities, the customer will pay an amount each month computed by multiplying the output of the on-site generation utilized to meet the internal electrical requirements of the customer by the applicable transition charges in effect for that month. Any reduction equivalent to more than 12.5% of the customer's annual average use of energy delivered through Reliant Energy HL&P's facilities will be considered material for this purpose. Payments of the transition charges owed by such customers under PURA (S) 39.252(b)(2) will be made to the servicer (as defined in this Order) and will be collected in addition to any other charges applicable to services provided to the customer through Reliant Energy HL&P's facilities and any other competition transition charges applicable to self-generation under PURA (S) 39.252.

72. Applicant's proposal related to imposition and collection of transition charges is reasonable and is necessary to ensure collection of transition charges sufficient to support recovery of the qualified costs approved in this Financing Order and should be approved. It is reasonable to approve Applicant's Schedule TC in this Financing Order and require that a tariff be filed before any transition bonds are issued.

Allocation of Transition Charges Among Texas Retail Customers.
--------------------------------------------------------------

73. The energy consumption of Texas-retail customers measured at the meter for the twelve-month period ending April 30, 1999 and adjusted only for normal weather conditions and line losses should be used to calculate the residential customers' regulatory asset allocation factor (RAAF). This methodology is in compliance with PURA (S) 39.253(g) and P.U.C. Subst. R. 25.345(h)(2)(v).

74. PURA (S)(S) 39.253(c) through (e) requires the use of the methodology used to allocate costs of the underlying assets in the electric utility's most recent Commission order addressing rate design as a basis for developing the allocation of stranded costs among the classes. In Docket No. 12065, the most recent docket addressing Applicant's rate design, the Commission approved the use of the Average & Excess 4CP (A&E 4CP) to allocate Applicant's costs. Development of demand allocators using the generation-related base revenues by class resulting from the A&E 4CP is reasonable and appropriate and should be approved.

75. No pro forma adjustments should be made to the demand allocators to remove anticipated qualifying co-generation projects under PURA (S) 39.262(k) before calculating the RAAFs.

76.  The following procedure is used to develop the RAAFs in this Financing
Order:

     (a) The qualified costs are allocated to transition charge classes using the procedures in Section 39.253 (c) - (e) of the Utilities Code. In determining the initial RAAFs (i) the residential allocations were determined based 50% on A&E 4CP factors and 50% on energy factors; (ii) non-firm industrial allocations were set at 150% of the A&E 4CP allocation they otherwise would bear; and (iii) all remaining class allocations (i.e. allocations to all classes except residential and non-firm industrial) were made on the A&E 4CP factors adjusted to account for the allocations being made to the residential and non-firm industrial customers.

     (b) The allocations were made as described in Schedule TC by applying the A&E 4CP methodology used in Docket No. 12065 to demand and energy consumption data from the 12 month period ending April 30, 1999. The historical data was adjusted to reflect normalized weather (using 10 years of historical weather data) and to reflect line losses. The historical data was not adjusted to reflect expected load losses attributable to facilities which meet the requirements of Section 39.262 (k).

76A. Using the procedures described in Finding of Fact No. 76, $1,803,000 of the $740 million securitzable amount was allocated to Texas-New Mexico Power (TNP). This amount is to be recovered from TNP out of existing base rates during the remaining term of the TNP contract. No portion of this amount will be included in any true-up adjustment.

77. The Settlement Agreement included the following initial RAAFs:

Class                                                                     RAAF
==================================================================================
Residential                                                             35.5763%
MGS                                                                     31.0544%
LGS                                                                     17.4076%
LOS-A                                                                    5.2845%
LOS-B                                                                    3.4886%
SCP                                                                      3.6578%
Non-Metered Lighting                                                     0.2536%
Standby Electric Service-Distribution                                    0.0304%
Interruptible Service Supplemental-Distribution                          0.0606%
Standby Electric Service-Transmission                                    0.3718%
Interruptible Service 30-Minute Notice                                   1.0752%
Interruptible Service 10-Minute Notice                                   1.3720%
Interruptible Service Instantaneous                                      0.1294%
Interruptible Service Supplemental-Transmission                          0.0769%
Standby Interruptible Service                                            0.1609%
Total                                                                  100.0000%

78. As of the customer choice date, new customers will be assigned to the transition change classes listed above based on the definitions and procedures described in Schedule TC.

79. The settling parties agreed that no signatory admits to the propriety of any cost allocation or rate design theory or principle that may be said to underlie any of these issues resolved by the Settlement Agreement. The settling parties agreed that they are under no obligation to take the same positions as set out in the Settlement Agreement in any other proceedings.

80. Due to the nature of the Settlement Agreement as a product of compromise and settlement, and to further the Commission's policy of encouraging parties to resolve disputes without litigation, the allocation factors derived in this Financing Order shall have no binding or precedential effect in future proceedings other than future true-up proceedings concerning the transition charges established in this Financing Order.

81. The settlement RAAFs comply with the requirements of PURA (S) 39.253 and should be approved.

True-Up of Transition Charges.
------------------------------

82. Pursuant to PURA (S) 39.307, the servicer of the transition bonds will make annual adjustments to the transition charges to:

    (a) correct any undercollections or overcollections, including without limitation any caused by REP defaults, during the preceding 12 months; and

    (b) ensure the billing of transition charges necessary to generate the collection of amounts sufficient to timely provide all payments of principal and interest (or deposits to sinking funds in respect of principal and interest) and any other amounts due in connection with the transition bonds (including ongoing fees and expenses and amounts required to be deposited in or allocated to any collection account or subaccount) during the period for which such adjusted transition charges are to be in effect.

    Such amounts are referred to as the "Periodic Payment Requirement" and the amounts necessary to be billed to collect such Periodic Payment Requirement are referred to as the "Periodic Billing Requirement." With respect to any series of transition bonds, the servicer will make true-up adjustment filings with the Commission at least annually, within 45 days of the anniversary of the date of the original issuance of the transition bonds of that series.

83. True-up filings will be based upon the cumulative differences, regardless of the reason, between the Periodic Payment Requirement (including scheduled principal and interest payments on the transition bonds) and the amount of transition charge remittances to the indenture trustee. True-up procedures are necessary to ensure full recovery of amounts sufficient to meet the Periodic Payment Requirements over the expected life of the transition bonds. In order to assure adequate transition charge revenues to fund the Periodic Payment Requirement and to avoid large overcollections and undercollections over time, the servicer will reconcile the transition charges using Applicant's most recent forecast of electricity deliveries (i.e., forecasted billing units) and estimates of transaction related expenses. The calculation of the transition charges will also reflect both a projection of uncollectible transition charges and a projection of payment lags between the billing and collection of transition charges based upon Applicant's most recent experience, taking into consideration the payment of transition charges.

84. The servicer will make reconciliation adjustments in the manner, described in Section 8 of Schedule TC known as the true-up procedure:

    (a) allocate the upcoming period's Periodic Billing Requirement, including any undercollection or overcollection, including without limitation any caused by REP defaults, from the preceding period, based on the RAAFs determined in accordance with Schedule TC approved in this Financing Order; and

    (b) divide the amount assigned to the residential customer class in step
(a) above by the appropriate forecasted billing units to determine the transition charge rate by class for the upcoming period.

    (c) For each of the Commercial and Industrial Groups as defined in Schedule TC, an adjustment factor shall be computed by dividing the sum of the existing rates times the forecasted billing determinants for each class in the group by the amount assigned to the group in step (a) above. For each class in a group, the transition charge for the upcoming period shall be the product of the existing transition charge times the adjustment factor for the group in which that class resides.

Interim True-Up.
----------------

85. In addition to these annual true-up adjustments, true-up adjustments may be made more frequently at any time during the term of the transition bonds to correct any undercollection or overcollection, as provided for in this Financing Order, based on rating agency and bondholder considerations. Either of the following two conditions may invoke an interim true-up adjustment in the month prior to an upcoming transition bond principal payment date:

    (a) The servicer determines that collection of transition charges for the upcoming payment date would result in a difference that is greater than 5% in absolute value, between (i) the actual outstanding principal balances of the transition bonds plus amounts on deposit in the reserve subaccount and (ii) the outstanding principal balances anticipated in the expected amortization schedule; or

     (b) Any series of transition bonds that matures after a date determined mutually by the Applicant and the Commission's designated personnel or financial advisor to be required to meet rating agency requirements would not be paid in full by its expected maturity date.

86. In the event an interim true-up is necessary, the interim true-up adjustment should be filed on the fifteenth day of the current month for implementation in the first billing cycle of the following month. In no event would such interim true-up adjustments occur more frequently than every three months if quarterly transition bond payments are required or every six months if semi-annual transition bond payments are required.

Adjustment to RAAFs.
--------------------

87. Schedule TC contains detailed procedures for adjustment of RAAFs to reflect load losses a transition charge class or group of transition charge classes may suffer and certain changes that may be ordered by the Commission.

88. A proceeding for the purpose of approving an allocation factor adjustment should be conducted in the following manner:

     (a) Any allocation factor adjustment required under the terms of the Settlement Agreement will be made in conjunction with a standard, annual true-up. Any such adjustment will be filed with the Commission at least 90 days before the date the proposed adjustment will become effective. The filing will contain the proposed changes to the transition charge rates, justification for such changes as necessary to specifically address the cause(s) of the adjustment and a statement of the proposed adjustment date.

     (b) Concurrently with the filing with the Commission, the servicer will notify all parties to Docket No. 21665 of the filing of the proposed adjustment.

     (c) The servicer will issue appropriate notice and the Commission will conduct a contested case proceeding on the allocation adjustment pursuant to PURA (S) 39.003.

     The scope of the proceeding will be limited to determining whether the proposed adjustment complies with this Financing Order. In any true-up proceeding that involves the adjustment of the RAAFs, all parties in the proceeding shall have the right to challenge the reasonableness of the forecasts of billing determinants proposed as a basis for adjusting the RAAFs. The Commission will issue a final order by the proposed adjustment date stated in the filing. In the event that the Commission cannot issue an order by that date, the servicer will be permitted to implement its proposed changes. Any modifications subsequently ordered by the Commission will be made by the servicer in the next true-up filing.

89. The allocation adjustment procedures contained in the settlement are necessary to avoid inequities, are reasonable, and should be adopted.

Additional True-Up Provisions.
------------------------------

90. If, for any reason, the transition charge rate for any class exceeds the maximum rate, if any, which customers in such class may then be obligated to pay under PURA (S) 39.202(a), then both the following provisions should apply:

     (a) The transition charge rate for such class will equal such maximum rate.

     (b) The rates for the remaining classes will be recalculated using such maximum rate as the transition charge rate for the class that exceeded the maximum rate. The resulting deficiency will be allocated to the remaining classes based on the ratio of the RAAFs then in effect.

91. The true-up adjustment filing will set forth the servicer's calculation of the true-up adjustment to the transition charges. Except for the allocation adjustment described in Findings of Fact No. 87 through 89, the Commission will have 15 days after the date of a true-up adjustment filing in which to confirm the mathematical accuracy of the servicer's adjustment. Except for the allocation adjustment described above, any true-up adjustment filed with the Commission should be effective on its proposed effective date, which shall be not less than 15 days after filing. Any necessary corrections to the true-up adjustment, due to mathematical errors in the calculation of such adjustment or otherwise, will be made in future true-up adjustment filings.

92. The true-up procedures contained in the settlement are reasonable and will reduce risks related to the transition bonds, resulting in lower transition bond charges and greater benefits to ratepayers and should be approved.

Role of Commission's Financial Advisor
--------------------------------------

93. In order to ensure, as required by PURA (S) 39.301, that the structuring and pricing of the transition bonds result in the lowest transition-bond charges consistent with market conditions and the terms of this Financing Order, the Commission finds that it is necessary for the Commission, acting through its designated personnel or financial advisor, to have a decision making role co-equal with Applicant with respect to the structuring and pricing of the transition bonds and that all matters relating to the structuring and pricing of the transition bonds shall be determined through a joint decision of Applicant and the Commission's designated personnel or financial advisor. The primary responsibilities of the Commission's financial advisor are to ensure that the structuring and pricing of the transition bonds result in the lowest transition-bond charges consistent with market conditions and the terms of this Financing Order. To fulfill its obligations under this Financing Order, the Commission's financial advisor must give effect to the Commission's directive that the caps in this Order related to costs and maximum interest rates are ceilings, not floors.

94. To properly advise the Commission, the Commission's financial advisor must not participate in the underwriting of the transition bonds and its fee should not be based upon a percentage of the transition bond issuance. Its role should be limited to advising the Commission or acting on behalf of the Commission regarding the structure and pricing of the transition bonds. The financial advisor must, however, have an integral role in the pricing, marketing and structuring of the transition bonds in order to provide competent advice to the Commission. This requires the financial advisor to participate fully and in advance in all plans and decisions related to the pricing, marketing, and structuring of the transition bonds and that it be provided timely information as necessary to fulfill its obligation to advise the Commission in a timely manner. In addition, the financial advisor's fee should be capped at an amount not to exceed $1,600,000, with $471,000 to be funded out of the underwriter's spread as set forth in Exhibit C to the Settlement Agreement, and the remaining $1,129,000 to be included in the aggregate cap on the up-front costs to be securitized of $10.7 million.

Lowest Transition Bond Charges
------------------------------

95. Applicant has proposed a transaction structure that includes (but is not limited to):

     (a) the use of the SPE as issuer of transition bonds, limiting the risks to bond holders of any adverse impact resulting from a bankruptcy proceeding of its parent or any affiliate;

     (b) the right to impose and collect transition charges that are nonbypassable and which must be trued-up at least annually, but may be trued-up more frequently under certain circumstances, in order to assure the timely payment of the debt service and other ongoing transaction costs;

     (c) additional collateral in the form of a collection account which includes a capital subaccount of not less than 0.5% of the initial principal amount of the transition bonds and an overcollateralization subaccount which builds up over time to equal not less than an additional 0.5% of the initial principal amount of the transition bonds, and other subaccounts resulting in greater certainty of payment of interest and principal to investors and that are consistent with the requirements of the Internal Revenue Service that are needed to receive the desired federal income tax treatment for the transition bond transaction;

     (d) protection of bondholders against potential defaults by a servicer or REPs that are responsible for billing and collecting the transition charges from existing or future retail customers;

     (e) benefits for federal income tax purposes including: (i) the transfer of the rights under this Financing Order to the SPE will not result in gross income to Applicant and the future revenues under the transition charges will be included in Applicant's gross income in the year in which the related electric service is provided to customers, (ii) the issuance of the transition bonds and the transfer of the proceeds of the transition bonds to Applicant will not result in gross income to Applicant and (iii) the transition bonds will constitute obligations of Applicant;

     (f) the transition bonds will be marketed using proven underwriting and marketing processes, through which market conditions and investors' preferences, with regard to the timing of the issuance, the terms and conditions, related maturities, type of interest (fixed or variable) and other aspects of the structuring and pricing will be determined, evaluated and factored into the structuring and pricing of the transition bonds;

     (g) participation by the Commission, acting through its designated personnel or financial advisor, on an equal basis with Applicant in determining the pricing and structure of the transition bonds which will help to ensure that benefits to ratepayers as the result of securitization are realized; and

     (h) hedging and swap agreements used to mitigate the risk of future rate increases if Applicant and the Commission's designated personnel or financial advisor jointly determine that it is prudent to enter into these types of agreements.

96. Applicant's proposed transaction structure proposed in the Settlement Agreement is necessary to enable the transition bonds to obtain the highest possible bond credit rating, to ensure that the structuring and pricing of the transition bonds will result in the lowest transition bond charges consistent with market conditions and the terms of this Financing Order, to ensure the greatest benefit to ratepayers consistent with market conditions and the terms of this Financing Order, and to protect the competitiveness of the retail electric market.

97. To ensure that ratepayers receive the tangible and quantifiable economic benefits due from the proposed securitization and so that the proposed transition bond transaction will be consistent with the standards set forth in PURA (S)(S) 39.301 and 303, it is necessary that (i) the effective annual weighted average interest rate of the transition bonds, excluding up-front and ongoing costs, does not exceed 9.0%, (ii) the expected maximum life of the longest bonds does not exceed 12 years (although the legal maximum life of the bonds may extend to 15 years), (iii) the amortization of the transition bonds is structured to be consistent with the terms of the settlement, (iv) up-front and ongoing costs to issue, service and support the transition bonds and costs to refund and retire the debt and equity not exceed the appropriate aggregate caps established in this Financing Order, and (v) Applicant otherwise satisfies the requirements of this Financing Order.

98. To allow the Commission to fulfill its obligations under PURA related to the securitization approved in this Financing Order, it is necessary for Applicant, for each series of transition bonds issued, to certify to the Commission that the structure and pricing of that series results in the lowest transition bond charges consistent with market conditions at the time that the transition bonds are priced and the general parameters (including the specified amortization pattern) set out in this Financing Order.

                              D. Use of Proceeds

99. Upon the issuance of transition bonds, the SPE will use the net proceeds from the sale of the transition bonds (after payment of transaction costs) to pay to Applicant the purchase price of the transition property.

100. The net proceeds from the sale of the transition bonds (after payment of transaction costs) will be applied to reduce the common equity on the regulatory books of Reliant Energy HL&P. In the cost separation proceedings conducted pursuant to PURA (S) 39.201, any impact on Applicant's capital structure as a result of securitization will not be used to set a higher cost of capital for the Company's successor transmission and distribution utility than would otherwise be calculated based upon the risks, operations and business conditions of the regulated transmission and distribution utility.

101. As a result of the sale of transition property created pursuant to this Financing Order, the regulatory assets shall cease to be recorded on the regulatory books of Applicant and Applicant will receive the net proceeds from the sale of the transition bonds. Pursuant to this Financing Order, $1,070,350,866 of recoverable generation-related regulatory assets and $592,633,762 of ADIT associated with these regulatory assets on Reliant Energy HL&P's regulatory books will be eliminated through the securitization.

102. The net proceeds from the sale of transition bonds will be used solely to retire existing equity of Reliant Energy HL&P and will result in a reduction in the amount of Reliant Energy HL&P's recoverable regulatory assets and stranded costs.

         E. Annual Report Under PURA (S) 39.257 and Stranded Costs

103. The amortization expense for the regulatory assets securitized under this Financing Order will be excluded from the annual report submitted pursuant to PURA (S) 39.257 for 1999 and subsequent years.

104. The unamortized balance of the regulatory assets (including related SFAS No. 109 assets) and associated ADIT securitized under this Financing Order will be excluded from rate base in the annual report submitted pursuant to PURA (S)
39.257 for the year in which the transition bonds are issued and the associated adjustment will be prorated to reflect the portion of that year that the transition bonds are outstanding. The parties agree that such treatment is consistent with PURA. For all subsequent years, the unamortized balance of securitized regulatory assets (including related SFAS No. 109 assets) and associated ADIT will be excluded from the annual report submitted pursuant to PURA (S) 39.257.

105. To ensure tangible and quantifiable benefits to customers from the securitization approved by this Financing Order, the treatments of the regulatory assets (including related SFAS No. 109 assets) and associated ADIT securitized, the amortization expense related to such regulatory assets, the transition bonds, and the transition-charge revenues for purposes of the annual report under PURA (S) 39.257 and future determinations of stranded costs set forth in Findings of Facts Nos. 103 through 104 of this Financing Order should be implemented.

                            IV. CONCLUSIONS OF LAW

1. Reliant Energy HL&P is a public utility, as defined in PURA (S) 11.004, and an electric utility, as defined in PURA (S) 31.002(6).

2. Applicant is entitled to file an application for a financing order under PURA
(S) 39.301.

3. The Commission has jurisdiction and authority over the Company's application pursuant to PURA (S)(S) 14.001, 32.001, 39.201 and 39.301-313.

4. The Commission has authority to approve this Financing Order under Subchapters E, F and G of Chapter 39 of PURA.

5. Notice of the application was provided in compliance with the Administrative Procedure Act/28/ and P.U.C. Proc. R. 22.54 and 22.55.

6. This application does not constitute a major rate proceeding as defined by P.U.C. Proc. R. 22.2.

7. Only the retail portion of regulatory assets may be recovered through a transition charge assessed against retail customers.


____________________
    /28/Tex. Gov't Code Ann. (S)(S) 2001.001-901 (Vernon 1999)

8. The SPE will be an assignee as defined in PURA (S) 39.302(1) when an interest in transition property is transferred, other than as security, to the SPE.

9. The holders of the transition bonds and the indenture trustee will each be a financing party as defined in PURA (S) 39.302(3).

10. The SPE may issue transition bonds in accordance with this Financing Order.

11. The securitization approved in this Financing Order satisfies the requirement of PURA (S) 39.301 dictating that the proceeds of the transition bonds shall be used solely for the purposes of reducing the amount of recoverable regulatory assets through the refinancing or retirement of utility debt or equity.

12. The securitization approved in this Financing Order satisfies the requirement of PURA (S) 39.301 mandating that the securitization provides tangible and quantifiable benefits to ratepayers greater than would have been achieved absent the issuance of transition bonds. Consistent with fundamental financial principles, this requirement in PURA (S) 39.301 can only be determined using an economic analysis to account for the time value of money. A present value analysis that compares the traditional revenue requirement associated with an asset (reflective of conventional utility financing) with the revenue required under securitization is an appropriate economic analysis to demonstrate whether securitization provides economic benefits to ratepayers satisfies this requirement.

13. The SPE's issuance of the transition bonds approved in this Financing Order in compliance with the criteria established by this Financing Order, satisfies the requirement of PURA (S) 39.301 prescribing that the structuring and pricing of the transition bonds will result in the lowest transition bond charges consistent with market conditions and the terms of this Financing Order.

14. The amount of regulatory assets approved in this Financing Order for securitization does not exceed the present value of the revenue requirement over the life of the transition bonds approved in this Financing Order that are associated with the regulatory assets sought to be securitized, as required by PURA (S) 39.301.

15. The securitization approved in this Financing Order satisfies the requirement of PURA (S) 39.303(a) directing that the total amount of revenues to be collected under this Financing Order be less than the revenue requirement that would be recovered over the remaining life of the regulatory assets using conventional financing methods and that this Financing Order is consistent with the standards of PURA (S) 39.301.

16. This Financing Order adequately details the amount of regulatory assets to be recovered and the period over which Applicant will be permitted to recover nonbypassable transition charges in accordance with the requirements of PURA (S) 39.303(b). Transition charges related to a series of transition bonds may not be collected after 15 years from the date of issuance of that series of bonds, provided that nothing in this Financing Order will preclude Applicant from recovering, through use of judicial process or otherwise, unpaid amounts attributable to service rendered during the 15 year period.

17. The method approved in this Financing Order for collecting and allocating the transition charges among customers satisfies the requirements of PURA (S)(S) 39.303(c) and 39.253.

18. As provided in PURA (S) 39.303(d), this Financing Order, together with the transition charges authorized by this Financing Order, is irrevocable and not subject to reduction, impairment, or adjustment by further act of the Commission, except for the true-up procedures approved in this Financing Order, as required by PURA (S) 39.307.

19. As provided in PURA (S) 39.304(a), the rights and interests of Applicant or its successor under this Financing Order, including the right to impose, collect and receive the transition charges authorized in this Financing Order, are assignable and shall become transition property when they are first transferred to the SPE.

20. Transition property will constitute a present property right for purposes of contracts concerning the sale or pledge of property, even though the imposition and collection of the transition charges depend on further acts by Applicant or others that have not yet occurred, as provided by PURA (S) 39.304(b).

21. All revenues and collections resulting from the transition charges will constitute proceeds only of the transition property arising from this Financing Order, as provided by PURA (S) 39.304(c).

22. Upon the transfer by Applicant of the transition property to the SPE, the SPE will have all of the rights of Applicant with respect to such transition property.

23. Any payment of transition charges by a retail customer to its REP or directly to the servicer will discharge the retail customer's obligations in respect of that payment, but will not discharge the obligations of any REP to remit such payments to the servicer of the transition bonds on behalf of the SPE or an assignee.

24. As provided in PURA (S) 39.305, the interests of an assignee, the holders of transition bonds, and the indenture trustee in transition property and in the revenues and collections arising from that property are not subject to setoff, counterclaim, surcharge, or defense by Applicant or any other person or in connection with the bankruptcy of Applicant or any other entity.

25. The methodology approved in this Financing Order for allocating transition charges complies with PURA (S)(S) 39.253 and 39.303(c).

26. The methodology approved in this Financing Order to true-up the transition charges and adjust allocations satisfies the requirements of PURA (S) 39.307.

27. If and when Applicant transfers to the SPE the right to impose, collect, and receive the transition charges and to issue the transition bonds, the servicer will be able to recover the transition charges associated with such transition property only for the benefit of the SPE and the holders of the transition bonds in accordance with the servicing agreement.

28. If and when Applicant transfers its rights under this Financing Order to the SPE under an agreement that expressly states that the transfer is a sale or other absolute transfer in accordance with the true sale provisions of PURA (S) 39.308, then, pursuant to that statutory provision, that transfer will be a true sale of an interest in transition property and not a secured transaction or other financing arrangement and title, legal and equitable, to the Transition Property will pass to and be vested in the SPE. As provided by PURA (S) 39.308, this true sale shall apply regardless of whether the purchaser has any recourse against the seller, or any other term of the parties' agreement, including the seller's retention of an equity interest in the transition property, Applicant's role as the collector of transition charges relating to the transition property, or the treatment of the transfer as a financing for tax, financial reporting, or other purposes.

29. As provided in PURA (S) 39.309(b), a valid and enforceable lien and security interest in the transition property in favor of the holders of the transition bonds or a trustee on their behalf will be created by this Financing Order and the execution and delivery of a security agreement with the holders of the transition bonds or a trustee on their behalf in connection with the issuance of the transition bonds. The lien and security interest will attach automatically from the time that value is received for the transition bonds and, on perfection through the filing of notice with the Secretary of State in accordance with the rules prescribed by the Secretary of State under PURA (S) 39.309(d), will be a continuously perfected lien and security interest in the transition property and all proceeds of the transition property, whether accrued or not, will have priority in the order of filing and will take precedence over any subsequent judicial or other lien creditor.

30. As provided in PURA (S) 39.309(c), the transfer of an interest in transition property to an assignee will be perfected against all third parties, including subsequent judicial or other lien creditors, when this Financing Order becomes effective in accordance with Ordering Paragraph No. 42, transfer documents have been delivered to the assignee, and a notice of that transfer has been filed in accordance with the rules prescribed by the Secretary of State under PURA (S) 39.309(d); provided, however, that if notice of the transfer has not been filed in accordance with this process within 10 days after the delivery of transfer documentation, the transfer of the interest will not be perfected against third parties until the notice is filed. The transfer to the SPE of Applicant's rights under this Financing Order will be a transfer of an interest in transition property for purposes of PURA (S) 39.309(c).

31. As provided in PURA (S) 39.309(e), the priority of a lien and security interest perfected in accordance with PURA (S) 39.309 will not be impaired by any later change in the transition charges pursuant to PURA (S) 39.307 or by the commingling of funds arising from transition charges with other funds, and any other security interest that may apply to those funds will be terminated when they are transferred to a segregated account for the assignee or a financing party. To the extent that transition charges are not collected separately from other funds owed by retail customers or REPs, the amounts to be remitted to such segregated account for an assignee or a financing party may be determined according to system-wide charge off percentages, collection curves or such other reasonable methods of estimation, as are set forth in the servicing agreement.

32. As provided in PURA (S) 39.309(e), if transition property is transferred to an assignee, any proceeds of the transition property will be treated as held in trust for the assignee.

33. As provided in PURA (S) 39.309(f), if a default or termination occurs under the transition bonds, the financing parties or their representatives may foreclose on or otherwise enforce their lien and security interest in any transition property as if they were secured parties under Chapter 9, Texas Business and Commerce Code, and, upon application by or on behalf of the financing parties, the Commission may order that amounts arising from the transition charges be transferred to a separate account for the financing parties' benefit, to which their lien and security interest may apply.

34. As provided in PURA (S) 39.309(f), if a default or termination occurs under the transition bonds, on application by or on behalf of the financing parties, a district court of Travis County, Texas shall order the sequestration and payment to those parties of revenues arising from the transition charges.

35. As provided by PURA (S) 39.310, the transition bonds authorized by this Financing Order are not a debt or obligation of the State of Texas and are not a charge on its full faith and credit or taxing power.

36. Pursuant to PURA (S) 39.310, the State of Texas has pledged for the benefit and protection of all financing parties and Applicant, that it (including the Commission) will not take or permit any action that would impair the value of transition property, or, except as permitted by PURA (S) 39.307, reduce, alter or impair the transition charges to be imposed, collected, and remitted to any financing parties, until the principal, interest and premium, and any other charges incurred and contracts to be performed in connection with the transition bonds have been paid and performed in full. The SPE, in issuing transition bonds, is authorized pursuant to PURA (S) 39.310 and this Financing Order to include this pledge in any documentation relating to the transition bonds.

37. As provided in PURA (S) 39.311, transactions involving the transfer and ownership of the transition property and interests therein and the receipt of transition charges are exempt from state and local income, sales, franchise, gross receipts, and other taxes or similar charges.

38. This Financing Order will remain in full force and effect and unabated notwithstanding the bankruptcy of Applicant, its successors, or assignees.

39. Applicant retains sole discretion regarding whether or when to assign, sell or otherwise transfer the rights and interests created by this Financing Order or any interest therein, or, subject to the approval of the Commission acting through its designated representative or financial advisor, to cause the issuance of any transition bonds authorized by this Financing Order.

40. This Financing Order is final, is not subject to rehearing by this Commission, and is not subject to review or appeal except as expressly provided in PURA (S) 39.303(f). The finality of this Financing Order is not impaired in any manner by the participation of the Commission through its designated personnel or financial advisor in any decisions related to issuance of the transition bonds or by the Commission's review of or issuance of an order related to the issuance advice letter required to be filed with the Commission by this Financing Order.

41. This Financing Order meets the requirements for a financing order under Subchapter G of Chapter 39 of PURA.

42. The provisions of this Financing Order relating to the treatment of the securitized regulatory assets (including related SFAS-109 assets) and associated ADIT, the amortization expense on the securitized regulatory assets, the transition bonds and the transition charge revenues for purposes of the annual report under PURA (S) 39.257 and subsequent determinations of Applicant's stranded costs comport with the applicable provisions of Chapter 39 of PURA.

                           V.   ORDERING PARAGRAPHS

     Based upon the record, the Findings of Fact and Conclusions of Law set forth herein, and for the reasons stated above, this Commission orders:

1.   Approval of Application.   The Application of Reliant Energy, Incorporated
     ------------------------
for the issuance of a financing order under PURA (S)(S) 39.201(i) and 39.303, as modified by the Settlement Agreement filed April ____, 2000 is approved, as provided in this Financing Order.

2.   Authority to Securitize.   Applicant may securitize $740 million of
     ------------------------
regulatory assets and other qualified costs detailed in Exhibits B and C to the Settlement Agreement in the manner provided by this Financing Order. The excess of any amounts securitized (including interest) over the actual amounts incurred by Applicant for up-front costs shall be provided as a credit in Applicant's ECOM proceeding or a future securitization proceeding.

2A.  Treatment of Other Specified Regulatory Assets.  The $175,460,771 of SFAS
     -----------------------------------------------
No. 109 generation-related regulatory assets that Applicant did not ask to securitize are not included in the amount securitized under this Financing Order. Applicant shall not resume amortizing those assets but may request that those SFAS No. 109 assets be included in the computation of stranded costs in the preliminary estimate of ECOM and other future proceedings concerning the calculation of stranded costs. Applicant shall continue to amortize, but shall not seek securitization of, the other generation-related regulatory asset amounts shown on Exhibit B of the Settlement Agreement.

3.   Recovery of Transition Charges.   Applicant shall impose on, and the
     -------------------------------
servicer shall collect from, retail customers and REPs, as provided in this Financing Order, transition charges in an amount sufficient to provide for the timely recovery of its aggregate qualified costs detailed in Exhibits B and C of the Settlement Agreement (including payment of principal and interest on the transition bonds).

4.   Issuance Advice Letter.   Following determination of the final terms of the
     -----------------------
transition bonds and prior to issuance of the transition bonds, Applicant, in consultation with the Commission acting through its designated personnel or financial advisor, shall file with the Commission an issuance advice letter in substantially the form of the issuance advice letter attached as Appendix B to this Financing Order. As part of the issuance advice letter, Applicant shall make the certification addressed in Finding of Fact No. 98 through an officer of Applicant. The issuance advice letter shall be completed and evidence the actual dollar amount of the initial transition charges and other information specific to the transition bonds to be issued, and shall certify to the Commission that the structure and pricing of that series results in the lowest transition bond charges consistent with market conditions at the time that the transition bonds are priced, and the general parameters (including the agreed amortization structure) set out in this Financing Order. All amounts which require computation shall be computed using the mathematical formulas contained in the form of the issuance advice letter in Appendix B to this Financing Order and Schedule TC approved in this Financing Order and attached as Exhibit F to the Settlement Agreement. The Commission's review of the issuance advice letter shall be limited to the arithmetic accuracy of the calculations and to compliance with the specific requirements that are contained in the issuance advice letter. The initial transition charges and the final terms of the transition bonds set forth in the issuance advice letter shall become effective on the later of the third business day after submission to the Commission or the date of issuance of the transition bonds unless, prior to such third business day, the Commission issues an order finding that the proposed issuance does not comply with the requirements set forth above in this Ordering Paragraph.

5.  Approval of Tariff.  The form of the Schedule TC tariff attached as Exhibit
    -------------------
F to the Settlement Agreement is approved. Prior to the issuance of any transition bonds under this Financing Order, Applicant shall file a tariff that conforms to the form of the Schedule TC tariff attached as Exhibit F to the Settlement Agreement.

                            A.   Transition Charges

6.  Imposition and Collection; SPE's Rights and Remedies.  Applicant is
    -----------------------------------------------------
authorized to impose on, and the servicer is authorized to collect from, retail customers and REPs, as provided in this Financing Order, transition charges in an amount sufficient to provide for the timely recovery of the aggregate Periodic Payment Requirements (including payment of principal and interest on the transition bonds), as approved in this Financing Order. If there is a shortfall in payment of an amount billed, the amount paid shall first be proportioned between the transition charges and other fees and charges, other than late fees, and second, any remaining portion of the payment shall be attributed to late fees. Upon the transfer by Applicant of the interest in the transition property to the SPE, the SPE shall have all of the rights of Applicant with respect to such transition property, including, without limitation, the right to exercise any and all rights and remedies with respect thereto, including the right to authorize disconnection of electric service and to assess and collect any amounts payable by any retail customer in respect of the transition property.

7.  Collector of Transition Charges.  Prior to the introduction of customer
    --------------------------------
choice, Applicant shall collect transition charges out of its bundled rates and shall remit the amount of the transition charges to the indenture trustee for the account of the SPE. Beginning on the date of introduction of customer choice (including any customer-choice pilot programs under PURA (S) 39.104), Applicant or the current servicer of the transition bonds shall bill a customer's REP for the transition charges attributable to that customer and the REP shall pay the amount billed for transition charges to the servicer of the transition bonds.

8.  Collection Period.   The transition charges related to a series of
    ------------------
transition bonds shall be designed to be collected over the expected 12 year life of the transition bonds. However, to the extent that any amounts are not recovered at the end of this 12 year period, Applicant may continue to recover them over a period of not more than 15 years from the date of issuance of that series of transition bonds, provided that nothing in this Financing Order will preclude Applicant from recovering, through use of judicial process or otherwise, unpaid amounts attributable to service rendered during the 15 year period.

9.   Allocation.  Applicant shall allocate the transition charges among
     ----------
customers in the manner described in Findings of Fact Nos. 73 through 77 of this Financing Order.


10.  Nonbypassability.  Applicant and any other entity providing electric
     ----------------
transmission or distribution services and any REP providing services to any retail customer within Reliant Energy HL&P's certificated service area as it existed on May 1, 1999, are entitled to collect and must remit, consistent with this Financing Order, the transition charges from such retail customers and, except as provided under PURA (S)(S) 39.252(b) and 39.262(k), as implemented by P.U.C. Subst. R. 25.345, from retail customers that switch to new on-site generation, and such retail customers are required to pay such transition charges. The Commission will ensure that such obligations are undertaken and performed by Applicant, any other entity providing electric transmission or distribution services within Reliant Energy HL&P's certificated service area as of May 1, 1999 and any REP providing services to any retail customer within Reliant Energy HL&P's certificated service area.

11.  True-ups. True-ups of the transition charges, including any required
     --------
adjustments to RAAFs, shall be undertaken and conducted as described in Schedule TC. The servicer shall file the adjustment in a compliance docket and shall give notice of the filing to all parties in this Docket No. 21665.

12.  Ownership Notification. Any entity that bills transition charges to
     ----------------------
customers shall, at least annually, provide written notification to each retail customer for which the entity bills transition charges that the transition charges are the property of the SPE and not of the entity issuing such bill.

                             B.   Transition Bonds

13.  Issuance.  The issuance of transition bonds by the SPE is authorized as
     --------
specified in this Financing Order. The aggregate amount of other qualified costs described in Exhibit C to the Settlement Agreement that may be recovered directly through the transition charges shall be limited to the extent provided in Exhibit C to the Settlement Agreement.

14.  Refinancing.  Applicant or any assignee may apply for one or more new
     -----------
financing orders pursuant to PURA (S) 39.303(g).

15.  Collateral. All transition property and other collateral shall be held and
     ----------
administered by the indenture trustee pursuant to the indenture as described in Applicant's application. The SPE shall establish a collection account with the indenture trustee as described in the application as modified in Findings of Fact Nos. 58 through 64. Upon the maturity of the transition bonds and the discharge of all obligations in respect thereof, all amounts in the collection account, other than (i) amounts in the capital subaccount and (ii) investment earnings on amounts in the capital subaccount, shall be released from the lien of the SPE and equivalent amounts shall be credited by the Applicant to ratepayers. Applicant shall notify the Commission within 30 days after the date that these funds are eligible to be released of the amount of such funds available for crediting to the benefit of ratepayers.

16.  Funding of Capital Subaccount.   The capital contribution by Applicant to
     ------------------------------
the SPE to be deposited into the capital subaccount shall, with respect to each series of transition bonds, be funded by Applicant and not from the proceeds of the sale of transition bonds. Upon the maturity of the transition bonds and the discharge of all obligations in respect thereof, all amounts in the capital subaccount, including investment earnings, shall be released to the SPE. Investment earnings in this subaccount may be released earlier in accordance with the indenture.

17.  Credit Enhancement.   Applicant may provide for various forms of credit
     -------------------
enhancement including letters of credit, reserve accounts, surety bonds, swap arrangements, hedging arrangements and other mechanisms designed to promote the credit quality and marketability of the transition bonds or mitigate the risk of an increase in interest rates. The decision to use such credit enhancement shall be made in conjunction with the Commission acting through its designated personnel or financial advisor. Applicant may include as additional qualified costs the costs of credit enhancements that its underwriter and the Commission's financial advisor agree in advance will provide benefits in excess of cost. Applicant's underwriter and the Commission's financial advisor shall evaluate the relative benefits of the additional credit enhancements in the same way that benefits are quantified under the quantifiable benefits test. The total credit enhancements to be recovered under this Ordering Paragraph shall not exceed $____. Applicant is not required to incur costs in excess of the cap for credit enhancements and its failure to incur such non-recoverable costs will not provide the basis for any finding that interest or other costs affecting transition charges could have been reduced through such non-reimbursable expenditures. This Ordering Paragraph does not apply to the collection account or its subaccounts approved in this Financing Order.

18.  Annual Weighted Average Interest Rate of Bonds.   The effective annual
     -----------------------------------------------
weighted average interest rate of the transition bonds, excluding up-front and ongoing costs, shall not exceed 9.0% on an annual basis.

19.  Life of Bonds.  The life of the transition bonds authorized by this
     -------------
Financing Order shall not exceed 15 years.

20.  Amortization Schedule.   The amortization of the transition bonds shall be
     ---------------------
structured to be consistent with the requirements of the Settlement Agreement.

21. Commission Participation in Bond Issuance. The Commission, acting through
    -----------------------------------------
its designated personnel or financial advisor, shall participate directly with Applicant in negotiations regarding the pricing, and structuring of the transition bonds, and shall have equal rights with Applicant to approve or disapprove the proposed pricing, marketing and structuring of the transition bonds. The Commission's financial advisor shall have the right to participate fully and in advance regarding all aspects of the pricing, marketing and structuring of the transition bonds (and all parties shall be notified of the financial advisor's role) and shall be provided timely information that is necessary to fulfill its obligation to the Commission. The Commission directs its financial advisor to veto any proposal that does not comply with all of the criteria established in this Financing Order. The Commission's financial advisor shall ensure that the structuring and pricing of the transition bonds result in the lowest transition bond charges consistent with market conditions and the terms of this Financing Order. The Commission's financial advisor shall give effect to the Commission's directive that the caps in this Order related to costs and maximum interest rates are ceilings, not floors, and shall inform the Commission of any items that, in the financial advisor's opinion, are not reasonable. The financial advisor shall notify Applicant and the Commission no later than 12:00 p.m. CST on the second business day after the pricing date for each series of transition bonds whether the pricing and structuring of that series of transition bonds complies with the criteria established in this Financing Order.

22.  Use of SPE.  Applicant shall use a special purpose entity (SPE) as proposed
     ----------
in its application in conjunction with the issuance of any transition bonds authorized under this Financing Order. The SPE shall be funded with an amount of capital that is sufficient for the SPE to carry out its intended functions and to avoid the possibility that Applicant would have to extend funds to the SPE in a manner that could jeopardize the bankruptcy remoteness of the SPE.

                                C.   Servicing

23.  Servicing Agreement.  The Commission authorizes Applicant to enter into the
     --------------------
servicing agreement with the SPE and to perform the servicing duties approved in this Financing Order. Without limiting the foregoing, in its capacity as initial servicer of the transition property, Applicant is authorized to calculate, bill and collect for the account of the SPE, the transition charges initially authorized in this Financing Order, as adjusted from time to time to meet the Periodic Payment Requirements as provided in this Financing Order; and to make such filings and take such other actions as are required or permitted by this Financing Order in connection with the periodic true-ups described in this Financing Order. The servicer shall be entitled to collect servicing fees in accordance with the provisions of the servicing agreement, provided that, as set forth in Exhibit C to the Settlement Agreement, (i) the annual servicing fee payable to Applicant while it is serving as servicer (or to any other servicer affiliated with Applicant) shall not at any time exceed 0.05% of the original principal amount of the transition bonds and (ii) the annual servicing fee payable to any other servicer not affiliated with Applicant shall not at any time exceed 0.6% of the initial aggregate principal amount of the transition bonds.

24.  Replacement of Applicant as Servicer.   In the event of a default by
     -------------------------------------
Applicant in any of its servicing functions with respect to the transition charges, the financing parties may replace

Applicant as the servicer in accordance with the terms of the servicing agreement. No entity may replace Applicant as the servicer in any of its servicing functions with respect to the transition charges and the transition property authorized by this Financing Order, if the replacement would cause any of the then current credit ratings of the transition bonds to be suspended, withdrawn, or downgraded.

25.  Collection Terms.   The servicer shall remit collections of the transition
     -----------------
charges to the SPE or the indenture trustee for the SPE's account in accordance with the terms of the servicing agreement.

26.  Contract to Provide Service.  To the extent that any interest in the
     ----------------------------
transition property created by this Financing Order is assigned, sold or transferred to an assignee,/29/ Applicant shall enter into a contract with the assignee that requires Applicant to continue to operate its transmission and distribution system in order to provide electric services to Applicant's customers.

                        D.   Retail Electric Providers

27.  REP Billing and Credit Standards.  The Commission approves the REP
     ---------------------------------
standards detailed in Finding of Fact No. 52. These proposed REP standards are the most stringent that can be imposed on REPs by the servicer under this Financing Order and relate only to the billing and collection of transition charges authorized under this Financing Order, and do not apply to collection of any other nonbypassable charges or other charges. The standards apply to all REPs other than REPs that have contracted to have the transmission and distribution company bill and

__________________

     /29/ PURA (S) 39.302(1) defines an assignee as any individual, corporation, or other legally recognized entity to which an interest in transition property in transferred, other than as security, including any assignee of that party.

collect transition charges from retail customers. REPs may contract with parties other than the transmission and distribution company to bill and collect transition charges from retail customers, but such REPs shall remain subject to these standards. If the Commission later determines (e.g., through Project No. 21082, Certification of Retail Electric Providers and Registration of Power Generation Companies and Aggregators or other rulemakings or proceedings) that different standards are to be applied to REPs in particular areas (e.g., payment terms), then those new standards, with appropriate modifications to related provisions, may replace the specific areas in the standards approved by this Financing Order, but only if each of the rating agencies that have rated the transition bonds provides written confirmation to the Commission that such modifications will not cause a suspension, withdrawal, or downgrade of the ratings on the transition bonds. Upon adoption of any rule addressing any of these REP standards, ORA shall initiate a proceeding to investigate the need to modify the standards adopted in this Financing Order to conform to that rule and to address whether each of the rating agencies that have rated the transition bonds will determine that such modifications will not cause a suspension, withdrawal, or downgrade of the ratings on the transition bonds. Modifications to the REP standards adopted in this Financing Order may not be implemented absent prior written confirmation from each of the rating agencies that have rated the transition bonds that such modifications will not cause a suspension, withdrawal, or downgrade of the ratings on the transition bonds. The servicer of the transition bonds shall also comply with the applicable provisions of the REP standards adopted by this Financing Order.

28.  Transition Charge Remittance Procedures.  Transition charges shall be
     ---------------------------------------
billed and collected in accordance with the REP standards adopted by this Financing Order. REPs shall be subject to penalties as provided in these standards. A REP shall not be obligated to pay the overdue transition charges of another REP whose customers it agrees to serve.

29.  Remedies Upon REP Default.  A servicer of transition bonds shall have the
     --------------------------
remedies provided in the REP standards adopted by this Financing Order. If a REP that is in default fails to immediately select and implement one of the options provided in the REP standards, or after making its selection, fails to adequately meet its responsibilities under the selected option, then the servicer shall immediately cause the provider of last resort or a qualified REP to assume the responsibility for the billing and collection of transition charges in the manner and for the time provided in the REP standards.

30.  Billing by Providers of Last Resort.  Every provider of last resort
     ------------------------------------
appointed by the Commission shall comply with the minimum credit rating or deposit/credit support requirements described in the REP standards in addition to any other standard that may be adopted by the Commission. If the provider of last resort defaults or is not eligible to provide billing and collection services, the servicer shall immediately assume responsibility for billing and collection of transition charges and continue to meet this obligation until a new provider of last resort can be named by the Commission or the customer requests the services of a REP in good standing. Retail customers may never be directly re-billed by the successor REP, the provider of last resort, or the servicer for any amount of transition charges the customers have paid their REP.

31.  Disputes.  Disputes between a REP and a servicer regarding any amount of
     ---------
billed transition charges shall be resolved in the manner provided by the REP standards adopted by this Financing Order.

32.  Metering Data.  If the servicer is providing metering services to a REP's
     --------------
retail customers, then metering data shall be provided to the REP at the same time as the billing. If the servicer is not providing the metering, the entity providing metering service shall comply with Commission rules and ensure that the servicer and the REP receive timely and accurate metering data in order for the servicer to meet its obligations under the servicing agreement and this Financing Order.

33.  Charge-Off Allowance.  The REP may retain, subject to true-up, an allowance
     ---------------------
for charge-offs from its payments to the servicer as provided in the REP standards adopted by this Financing Order.

34.  Service Termination.  In the event that the servicer is billing customers
     --------------------
for transition charges, the servicer shall have the right to terminate transmission and distribution service to the end-use customer for non-payment by the end-use customer pursuant to applicable Commission rules. In the event that a REP or the provider of last resort is billing customers for transition charges, the REP shall have the right to transfer the customer to the provider of last resort or to another certified REP, or to direct the servicer to terminate transmission and distribution service to the end-use customer for non-payment by the end-use customer pursuant to applicable Commission rules.

                     E.   Structure of the Securitization

35.  Structure.  Applicant shall structure this securitization as provided in
     ----------
the Settlement Agreement.

                             F.   Use of Proceeds

36.  Use of Proceeds.  Upon the issuance of transition bonds, the SPE shall pay
     ----------------
the net proceeds from the sale of the transition bonds (after payment of transaction costs) to Applicant for the purchase price of the transition property. The net proceeds from the sale of the transition bonds (after payment of transaction costs) shall be applied to reduce the common equity on the regulatory books of Reliant Energy HL&P. In the cost unbundling and separation proceeding conducted pursuant to PURA (S) 39.201, any impact on Applicant's capital structure as a result of securitization will not be used to set a higher cost of capital for Applicant's successor transmission and distribution utility than would otherwise be calculated based upon the risks, operations and business conditions of the regulated transmission and distribution utility.

                         G.   Miscellaneous Provisions

37.  Annual Report and Stranded Costs.  Applicant shall remove from the annual
     --------------------------------
report and from excess cost over market calculations, the regulatory assets securitized under this Financing Order, the associated ADIT and associated cost of service items as described in Findings of Fact Nos. 103 through 104.

38.  Continuing Issuance Right.  Applicant has the continuing irrevocable right
     -------------------------
to cause the issuance of transition bonds in one or more series in accordance with this Financing Order for a period of fifteen months following the date on which this Financing Order becomes final and no longer appealable.

39.  Internal Revenue Service Private Letter or Other Rulings.  Upon receipt,
     --------------------------------------------------------
Applicant shall promptly deliver to the Commission a copy of each private letter or other ruling issued by the Internal Revenue Service with respect to the proposed transaction, the transition bonds or any other matter related thereto. Applicant shall not cause transition bonds to be issued absent receipt of a private letter ruling as described in the Application. Applicant shall also include a copy of every such ruling by the IRS it has received as an attachment to each issuance advice letter required to be filed by this Financing Order.

40.  Binding on Successors.  This Financing Order, together with the transition
     ----------------------
charges authorized in it, shall be binding upon Applicant and any successor-in-interest to Reliant Energy HL&P that provides transmission and distribution service directly to retail customers in Reliant Energy HL&P's existing certificated service area as of May 1, 1999, and any other entity that provides transmission or distribution services to retail customers within that service area. This Financing Order is also binding upon each REP, and any successor, that sells electric energy to retail customers located within that service area, any other entity responsible for billing and collecting transition charges on behalf of the SPE, and any successor to the Commission. In this paragraph, a "successor" means any entity that succeeds by any means whatsoever to any interest or obligation of its predecessor, including by way of bankruptcy, reorganization or other insolvency proceeding, merger, assignment, pledge or other security, by operation of law or otherwise.

41.  Flexibility.   Subject to compliance with the requirements of this
     ------------
Financing Order, Applicant and the SPE shall be afforded flexibility in establishing the terms and conditions of the transition bonds, including the final structure of the SPE as a Delaware business trust or Delaware limited liability company, repayment schedules, term, payment dates, collateral, credit enhancement, required debt service, reserves, interest rates, indices and other financing costs and the ability of Applicant, at its option, to issue one or more series of transition bonds.

42.  Effectiveness of Order.   Subject to the terms of this Financing Order, it
     -----------------------
becomes effective upon issuance and is not subject to rehearing by the Commission. Notwithstanding the foregoing, no transition property shall be created hereunder, and Applicant shall not be authorized to impose, collect, and receive transition charges, until concurrently with the transfer of Applicant's rights hereunder to the SPE in conjunction with the issuance of the transition bonds.

43.  Regulatory Approvals.   All regulatory approvals within the jurisdiction of
     ---------------------
the Commission that are necessary for the securitization of the transition charges associated with the regulatory assets and other qualified costs that are the subject of the Application, and all related transactions contemplated in the Application, are granted.

44.  Payment of Commission's Costs for Professional Services.  In accordance
     --------------------------------------------------------
with PURA (S) 39.302(4), Applicant shall pay the costs to the Commission of acquiring professional services for the purpose of evaluating Applicant's proposed transaction, including, but not limited to, the Commission's outside attorneys fees in the amounts specified in this Financing Order no later than 30 days after the issuance of any transition bonds.

45.  Payment of Commission's Financial Advisor.  The fee for the Commission's
     ------------------------------------------
financial advisor shall be a fixed fee payable at closing by wire transfer and shall not exceed $1,600,000, with $471,000 to be funded out of the underwriter's spread as set forth in Appendix C, and the remaining $1,129,000 to be included in the aggregate cap on the up-front costs to be securitized of $10.7 million.

46.  Effect.   This Financing Order constitutes a legal financing order for
     -------
Reliant Energy, Incorporated under Subchapter G of Chapter 39 of PURA. The Commission finds this Financing

Order complies with the provisions of Subchapter G of Chapter 39 of PURA. A financing order gives rise to rights, interests, obligations and duties as expressed in Subchapter G of Chapter 39 of PURA. It is the Commission's express intent to give rise to those rights, interests, obligations and duties by issuing this Financing Order. Applicant and the servicer of transition bonds are directed to take all actions as are required to effectuate the transactions approved in this Financing Order, subject to compliance with the criteria established in this Financing Order.

47.  Approval of Settlement Agreement and Form of Schedule TC.  The terms of the
     ---------------------------------------------------------
Settlement Agreement and the form of Schedule TC attached thereto are approved. All parties shall comply with the provisions of the Settlement Agreement, except where such provisions have expressly been modified in this Financing Order.

48.  All Other Motions Denied.   All motions, requests for entry of specific
     -------------------------
findings of fact and conclusions of law, and any other requests for general or specific relief not expressly granted herein, are denied for want of merit.

SIGNED AT AUSTIN, TEXAS the 31st day of May 2000.

                                                   /s/ Pat Wood, III
                                                  ______________________________
                                                  PAT WOOD, III, CHAIRMAN

                                                   /s/ Judy Walsh
                                                  ______________________________
                                                  JUDY WALSH, COMMISSIONER

                                                   /s/ Brett A. Perlman
                                                  ______________________________
                                                  BRETT A. PERLMAN, COMMISSIONER

                          APPENDICES TO FINANCING ORDER

Appendix A                               Settlement Agreement (with exhibits)
Appendix B                               Form of Issuance Advice Letter
Appendix C                               Benefits of Securitization

                               DOCKET NO. 21665

                                FINANCING ORDER

                                  APPENDIX A

                         Copy of Settlement Agreement

                                                    SOAH DOCKET NO. 473-99-2747
                                                        PUC DOCKET NO. 21665


APPLICATION OF RELIANT                      (S)
ENERGY, INCORPORATED FOR A                  (S)              BEFORE THE
FINANCING ORDER TO SECURITIZE               (S)       PUBLIC UTILITY COMMISSION
REGULATORY ASSETS AND OTHER                 (S)               OF TEXAS
QUALIFIED COSTS                             (S)


                               TABLE OF CONTENTS
                               -----------------

                                                                        Page No.
ARTICLE I.  Definitions................................................    2

ARTICLE II.  Amount to Be Securitized..................................    2

ARTICLE III.  Cap on Interest Rates and Ongoing Qualified Costs........    4

ARTICLE IV.  Transition Bond Structure.................................    4

ARTICLE V.  Compliance with Statutory Requirements.....................    5

ARTICLE VI.  Allocation and True-Up....................................    6

ARTICLE VII.  Accounting...............................................    11

ARTICLE VIII.  Form of Tariff..........................................    12

ARTICLE IX.  REP Standards.............................................    12

ARTICLE X.  Adoption of Financing Order................................    13

ARTICLE XI.  Other Provisions..........................................    13


APRIL 19, 2000

                                                    SOAH DOCKET NO. 473-99-2747
                                                        PUC DOCKET NO. 21665

APPLICATION OF RELIANT                      (S)              BEFORE THE
ENERGY, INCORPORATED FOR A                  (S)
FINANCING ORDER TO SECURITIZE               (S)       PUBLIC UTILITY COMMISSION
REGULATORY ASSETS AND OTHER                 (S)
QUALIFIED COSTS                             (S)               OF TEXAS

                           STIPULATION AND AGREEMENT
                           -------------------------

          This Stipulation and Agreement is made and entered into by and among Reliant Energy, Incorporated ("Reliant Energy") and the other entities whose authorized representatives have signed it.

          Whereas, on November 16, 1999, Reliant Energy filed with the Public Utility Commission of Texas ("Commission" or "PUC") an application for a Financing Order to securitize certain of Reliant Energy's regulatory assets and other qualified costs pursuant to Title 2, Subtitle B, Chapter 39, Subchapter G of the Texas Utilities Code, which proceeding was assigned to Public Utility Commission Docket No. 21665; and

          Whereas, notice of the securitization proceeding was provided consistent with all statutory and regulatory requirements and in a form approved by the Administrative Law Judge; and

          Whereas, the Signatories desire to resolve Docket No. 21665; and

          Whereas, the Signatories agree that the public interest will be served by the adoption of an order consistent with this Agreement.

          NOW, THEREFORE, Signatories, through their undersigned representatives, agree and stipulate as follows:

                                  ARTICLE I.

                                 Definitions.
                                 ------------

     A. Agreement -- The term "Agreement" refers to this Stipulation and Agreement, including all Exhibits hereto.

     B.   Covered ADIT -- The term "Covered ADIT" is defined in Article II.

     C. Covered Regulatory Assets -- The term "Covered Regulatory Assets" is defined in Article II.

     D. Financing Order -- The term "Financing Order" means an executed Commission order on the merits resolving Docket No. 21665 (and SOAH Docket No. ###-##-####) and related issues dealt with in this Agreement in accordance with the terms of this Agreement and PURA (S) 39.301 et seq.

     E. Transition Charge Class -- The term "Transition Charge Class" is defined in Schedule TC, which is attached as Exhibit F hereto.

     F. Signatories -- The term "Signatories" means those parties that execute this Agreement, including any party that signs this Agreement as a non-opposing party.

     G. TC Group -- The term "TC Group" is defined in Schedule TC, which is attached as Exhibit F hereto.

                                  ARTICLE II.

                           Amount to be Securitized
                           ------------------------

          The Signatories agree that Reliant Energy should be authorized to issue transition bonds in a principal amount equal to the sum of $740 million and the lesser of (i) the actual up-front qualified costs incurred in connection with issuance of the transition bonds or (ii) the maximum up-front qualified costs which is equal to $10.7 million and actual costs of other credit enhancements not to exceed $ _______ (the "Settlement Amount"). The $740 million is an agreed amount for recovery of the $1,070,530,866 of generation related regulatory assets Reliant Energy asked to securitize in its application in Docket No. 21665 and fully reflects the present value benefits of the reduction in revenue requirements associated with the $592,633,762 of accumulated deferred income taxes related to such assets as of December 31, 1998. The specific generation related regulatory assets which comprise the $1,070,530,866 and the associated accumulated deferred income taxes as of December 31, 1998 are listed on Exhibit B and are referred to as "Covered Regulatory Assets" and "Covered ADIT," respectively. The $740 million is a final resolution of all potential issues regarding recovery of the Covered Regulatory Assets and Covered ADIT.

          The Signatories agree that the $175,460,771 of SFAS No. 109 generation related regulatory assets that Reliant Energy did not ask to securitize may be requested by Reliant Energy to be included in the computation of stranded costs in the preliminary estimate of ECOM and other future proceedings concerning the calculation of stranded costs. Except for the Covered Regulatory Assets and the remaining $175,460,771 of SFAS No. 109 generation related regulatory assets, Reliant Energy agrees that it will continue to amortize, but will not seek securitization of any generation-related regulatory asset amounts shown on Exhibit B.

          The Signatories have agreed that the maximum up-front qualified costs which may be securitized are $10.7 million plus the actual cost of additional credit enhancements, up to $_____. The cost of the additional credit enhancements may be included only if the Company's underwriter and the Commission's financial advisor agree in advance that such enhancements provide benefits greater than their cost and should therefore be used. The Company's underwriter and the Commission's financial advisor will evaluate the relative benefits and cost of the additional credit enhancement in the same way that benefits are quantified under the quantifiable benefits test. The parties further agree that Reliant Energy is not required to incur costs that exceed applicable caps and that its failure to incur such non-recoverable costs will not provide the basis for any argument that interest or other costs affecting Transition Charges could have been reduced. For information purposes only, Exhibit C of the Agreement shows the maximum expected up-front qualified costs by category. The Signatories agree, however, that the cap on securitization of up-front qualified costs is to be applied as an aggregate cap. Even if costs in one or more categories exceed the amount shown on Exhibit C, all up-front qualified costs may nonetheless be securitized as long as the sum of all securitized up-front qualified costs (other than credit enhancements, which are subject to a separate cap) does not exceed $10.7 million.

                                 ARTICLE III.

               Cap on Interest Rates and Ongoing Qualified Costs
               -------------------------------------------------

          The Signatories agree that Reliant Energy should be permitted to issue transition bonds in amounts up to the maximum amount specified in Article II as long as the weighted average interest rate of the transition bonds (excluding up-front and on-going qualified costs) does not exceed 9% on an annual basis and the on-going qualified costs do not exceed the maximum amounts (or, in the case of amounts stated as a percentage, the maximum percentages) shown on Exhibit C.

                                  ARTICLE IV.

                           Transition Bond Structure
                           -------------------------

          The Signatories agree that the transition bonds should be issued in multiple tranches to provide a pattern of principal and interest payments consistent with that shown on Exhibit D. It is recognized that the actual principal and interest payments may differ from those shown on Exhibit D but the Signatories agree that the transition bonds should be structured to yield a pattern of payments which corresponds as nearly as possible to that shown on Exhibit D.

                                  ARTICLE V.

                    Compliance with Statutory Requirements
                    --------------------------------------

          Title 2, Subtitle B, Chapter 39, Subchapter G of the Texas Utilities Code includes the following requirements: (1) the total amount of revenues to be collected under the Financing Order must be less than the revenue requirement that would be recovered over the remaining life of the regulatory assets ("Total Revenue Test"); (2) the securitization must provide tangible and quantifiable benefits to ratepayers ("Benefits Test"); and (3) the amount securitized may not exceed the present value of the revenue requirement over the life of the proposed transition bonds associated with the regulatory asset being securitized ("Present Value Test"). The Signatories agree that issuance of transition bonds equal to the Settlement Amount will satisfy each of these tests as long as (i) the transition bonds are issued at or below the cap on interest rate of 9%; (ii) the ongoing qualified costs are equal to or less than the maximum ongoing qualified costs specified in Article III and (iii) the bond structure is consistent with the stipulated structure under Article IV. Exhibit E contains computations demonstrating compliance with the Total Revenue Test, the Benefits Test and the Present Value Test.

          In addition to the three tests outlined above, Section 39.301 of the Texas Utilities Code requires that the Commission ensure that the transition bonds result in the lowest transition bond charges consistent with market conditions and the terms of the Financing Order. While final compliance with that standard will not be known until the transition bonds are priced, the Signatories agree that the standards will be met through a combination of the issuance advice letter which is provided for in the form of Financing Order attached as Exhibit A and the participation of the Commission's financial advisor on the terms outlined in the Financing Order.

Section 39.301 of the Texas Utilities Code also requires that the proceeds of the transition bonds "be used solely for the purposes of reducing the amount of recoverable regulatory assets and stranded costs . . . through the refinancing or retirement of utility debt or equity." Reliant Energy agrees to apply all transition bond proceeds (net of amounts paid as up-front qualified costs) to the reduction of the common equity on the regulatory books of its utility division, Reliant Energy HL&P. The Signatories agree that the accounting agreements regarding removal of the Covered Regulatory Assets and Covered ADIT from Reliant Energy HL&P's invested capital described in Article VII and Reliant Energy's agreed use of proceeds satisfies the requirements of the Texas Utilities Code.

                                  ARTICLE VI.

                            Allocation and True-Up
                            ----------------------

          All Signatories agree that the qualified costs should be allocated and transition charges should be calculated using the procedures outlined in this
Article VI and support adoption of the detailed procedures for allocation of costs, design of transition charges and periodic adjustment and true-up of transition charges contained in the form of tariff (Schedule TC) in Exhibit F to this Agreement.

     1. The qualified costs will be allocated to Transition Charge Classes using the procedures in Section 39.253 (c) - (e) of the Utilities Code. Specifically, in determining the initial regulatory asset allocation factors ("RAAF") (a) the residential allocations were determined based 50% on A&E 4CP factors and 50% on energy factors; (b) non-firm industrial class allocations were set at 150% of the A&E 4CP allocation they otherwise would bear; and (c) all remaining class allocations (i.e. allocations for all classes except residential and non-firm industrial) were made on the A&E 4CP factors adjusted to account for the allocations being made to the residential and non-firm industrial customers.

     2. The Signatories agree to allocate costs as described in Schedule TC, by applying the A&E 4CP methodology used in Docket No. 12065 to demand and energy consumption data from the 12 month period ending April 30, 1999. The Signatories further agree that the historical data should be adjusted to reflect normalized weather (using 10 years of historical weather data) and to reflect line losses. The Signatories agree that for purposes of determining the initial RAAFs, the historical data should not be adjusted to reflect expected load losses attributable to facilities which meet the requirements of Section 39.262(k).

     3.   The Signatories agree that applying the methodology described in
          Article VI, paragraphs 1 and 2 above results in allocation of $1,803,000 to service provided to Texas-New Mexico Power Company (TNP) and stipulate that Reliant Energy may recover the $1,803,000 allocated to TNP by designating a portion of the existing base rates it charges TNP as being paid to cover such costs as further described in Article
          VII. The Signatories further agree that application of the methodology described in paragraphs 1 and 2 results in the following initial RAAFs for each transition charge class and that such factors are appropriate:

--------------------------------------------------------------------------------

          Transition Charge Class                                     RAAF
--------------------------------------------------------------------------------

Residential                                                          35.5763 %
--------------------------------------------------------------------------------

MGS                                                                  31.0544 %
--------------------------------------------------------------------------------

LGS                                                                  17.4076 %
--------------------------------------------------------------------------------

LOS-A                                                                 5.2845 %
-------------------------------------------------------------------------------

LOS-B                                                                 3.4886 %
-------------------------------------------------------------------------------

SCP                                                                   3.6578 %
--------------------------------------------------------------------------------

Non-Metered Lighting                                                  0.2536 %
--------------------------------------------------------------------------------

Standby Electric Service - Distribution                               0.0304 %
--------------------------------------------------------------------------------

Interruptible Service Supplemental - Distribution                     0.0606 %
--------------------------------------------------------------------------------

Interruptible Service - Thirty Minute Notice                          1.0752 %
--------------------------------------------------------------------------------

Interruptible Service - Ten Minute Notice                             1.3720 %
--------------------------------------------------------------------------------

Interruptible Service - Instantaneous                                 0.1294 %
--------------------------------------------------------------------------------

Interruptible Service Supplemental - Transmission                     0.0769 %
--------------------------------------------------------------------------------

Standby Electric Service - Transmission                               0.3718 %
--------------------------------------------------------------------------------

Standby Interruptible Service                                         0.1609 %
--------------------------------------------------------------------------------

Total                                                                 100.000%
--------------------------------------------------------------------------------

     4. Transition Charges will be separately computed for the 15 transition charge classes described in Schedule TC. Transition Charges will be determined and applied on an energy basis for those transition charge classes whose members do not have demand meters and on a demand basis for those transition charge classes whose members have demand meters. For those transition charge classes which include both members with and members without demand meters, the transition charge will be applied on a demand basis to those members that have demand meters and a measured demand greater than 10 KVa and on an energy basis to those members that do not have demand meters or have demand meters and a measured demand of 10 KVa or less. The billing determinants to be used to compute the Transition Charges and all adjustments will be the forecasted energy consumption and demand for the period the Transition Charges will be effective (generally the 12 month period until the next annual true-up adjustment) as contained in the then most current Reliant Energy forecast.

     5. The RAAFs will be subject to adjustment using only the procedures contained in Schedule TC. Those procedures require adjustments to reflect (1) consistent with the Utilities Code, the loss of loads due to operations of facilities that are "Eligible Generation" as defined in PUC Subst. Rule 25.345(c)(2), but excluding loads that are served by facilities that qualify under PUC Subst. Rule 25.345(c)(2)(B) [10 MW exemption]; (2) reduction in aggregate billing determinants of a TC Group greater than 10% measured on a year over year basis or aggregating 50% measured from a baseline of January 1, 2002 billing determinants, as defined in Schedule TC; (3) reversal of prior adjustments attributable to reduced billing determinants if load growth subsequent to the adjustment made under item 2 causes the billing determinants to exceed the threshold used to compute the prior adjustment; (4) certain reallocation among classes within a TC Group (but not affecting other TC Groups) and (5) adjustment in accordance with PURA (S) 39.253 (f) if the

          Commission issues an order determining that total retail stranded costs, including regulatory assets, of investor-owned utilities exceed $5 billion on a statewide basis. The Signatories agree that this Agreement is not intended to broaden or limit the scope of any provision of substantive law applicable to the allocation or true-up of transition charges. The Signatories intend to allow adjustments to reflect all facilities that qualify for exemptions to transition charge collections, but only those facilities that qualify for such exemptions. The Signatories have reached no agreement as to what facilities will qualify for exemptions under the Utilities Code and the applicable regulations and agree that nothing herein will prejudice any Signatory's position in any other proceeding regarding the scope of the exemptions. For purposes of those adjustments that involve TC Groups, the individual transition charge classes will be grouped into three TC Groups (residential, commercial and industrial). The Residential TC Group includes the Residential Transition Charge Class; the Commercial TC Group includes the MGS, LGS, and Non-Metered Lighting Transition Charge Classes; and the Industrial TC Group includes all other Transition Charge Classes. The detailed procedures for determining whether adjustments are required and for computing the required adjustments are contained in Schedule TC.

     6. The Transition Charges applicable to each Transition Charge Class will be trued-up and reconciled in accordance with the procedures described in Schedule TC. In any true-up proceeding that involves the adjustment of the RAAFs, all parties in the proceeding shall have the right to challenge the reasonableness of the forecasts of billing determinants proposed as a basis for adjusting the RAAFs.

     7. The Signatories have agreed to the allocation, allocation adjustment and true-up provisions as a compromise and settlement. The Signatories agree that such procedures are appropriate and should be used to calculate Transition Charges under the Financing Order. However, because such procedures are the result of compromise and settlement of issues specific to this proceeding, except to the extent that these provisions expressly govern the rights and obligations concerning transition charges governed by the Financing Order, no Signatory agrees to the propriety of such allocation, allocation adjustment or true-up provisions in future cases.

                                 ARTICLE VII.

                                  Accounting
                                  ----------

          Reliant Energy HL&P ceased amortizing the Covered Regulatory Assets as of December 31, 1998. In addition, Reliant Energy HL&P did not amortize during 1999 and will not resume amortizing the $175,460,771 of SFAS No. 109 generation related regulatory assets that Reliant Energy did not ask to securitize in its application until completion of the final stranded cost true-up in 2004. For purposes of computing annual reports under Section 39.257 of the Texas Utilities Code for calendar years 1999, 2000 and 2001, to the extent the Covered Regulatory Assets and Covered ADIT would otherwise be included in invested capital they will be removed from invested capital effective as of the date the transition bonds are issued. The invested capital used to compute return for the calendar year in which the transition bonds are issued shall be adjusted to include an amount determined by multiplying (i) the amount of the Covered Regulatory Assets and Covered ADIT (to the extent such assets and ADIT would have been included in invested capital if the transition bonds had not been issued) by (ii) a fraction, the numerator of which is the number of days from the beginning of the calendar year though the date the transition bonds are issued and the denominator of which is the number of days in the calendar year in which the transition bonds are issued.

          Reliant Energy HL&P will be permitted to recover the qualified costs allocated to TNP out of the base rates for which it provides service to TNP. Reliant Energy HL&P may account for a portion of the existing base rates charged to TNP as if such portion were a transition charge. The portion is expected to be sufficient to permit Reliant Energy HL&P to recover, during the remaining term of the TNP contract, all qualified costs allocated to TNP; however, if such portion is not sufficient to permit such recovery, Reliant Energy HL&P may not charge the unrecovered costs to any customers other than TNP.

                                 ARTICLE VIII.

                                Form of Tariff
                                --------------

          The Signatories agree that the form of tariff (Schedule TC) attached as Exhibit F to this Agreement is the appropriate form of tariff for collection of transition charges under the Financing Order in this proceeding. The Signatories agree to support its adoption by the Commission, without modification.

                                  ARTICLE IX.

                                REP Standards.
                                -------------

          The Signatories agree that the provisions regarding credit standards and payment terms applicable to retail electric providers (REPs) and remedies for breach of payment and credit obligations contained in Schedule TC are appropriate standards, terms and remedies for use in connection with collection of transition charges billed to REPs under the Financing Order. Upon adoption of any rule addressing any of the standards, ORA will open a proceeding to investigate the need to modify the standards to conform to that rule, with the understanding that such modifications may not be implemented absent prior written consent from each of the rating agencies that have rated the transition bonds and that such modifications will not cause a suspension, withdrawal, or downgrade of the ratings on the transition bonds. The Signatories other than ORA agree that they will not advocate in any proceeding, other than conforming proceedings initiated by ORA under terms of the Financing Order, that the Commission should adopt any REP standards relating to securitized transition charges that are inconsistent with those set out in Schedule TC as such standards may be modified in conforming proceedings. Such agreement is without prejudice to any position a party may take in other proceedings regarding appropriate credit standards or payment terms for any charges rendered to an REP other than securitized transition charges.

                                  ARTICLE X.

                          Adoption of Financing Order
                          ---------------------------

          The Signatories jointly request Commission approval of a Financing Order in the form which is attached as Exhibit A to this Agreement.

                                  ARTICLE XI.

                               Other Provisions
                               ----------------

     A. The Signatories, after extensive negotiations, have reached a compromise and settlement to resolve Docket No. 21665. The Signatories agree that this Agreement is in the public interest and shall urge the Commission to approve and accept the provisions of this Agreement and to adopt a Financing Order in the form attached as Exhibit A to this Agreement. If the Commission does not adopt a Financing Order consistent with all the terms thereof, neither oral and written statements made in connection with the settlement negotiations nor the terms of this Agreement may be used as an admission or concession of any sort or as evidence in Docket No. 21665 or any other proceeding.

     B. This Agreement reflects a compromise, settlement and accommodation among the Signatories, and all Signatories agree that the terms and conditions herein are interdependent. If the Commission does not accept this Agreement as presented and enters an order inconsistent with any term of this Agreement, the Signatories agree that any Signatory has the right to withdraw from this Agreement, and exercise all rights available under law.

     C. The matters resolved herein are resolved on the basis of a compromise and settlement. No Signatory admits to any wrongdoing, or the absence of wrongdoing, imprudence or prudence, unreasonableness or reasonableness of any expenses, capital expenditures, cost allocation, true-up procedure or rate design or otherwise admits any liability; and no Signatory agrees to the propriety of any ratemaking theory or principle that may be said to underlie any of the issues resolved by this Agreement. Except to the extent that this Agreement expressly governs the Signatories' rights and obligations for future periods, this Agreement shall not be binding or precedential upon such Signatories outside of this case. It is acknowledged that a Signatory's support of the matters contained in this Agreement may differ from its position or testimony in other existing or future proceedings. To the extent that there is a difference, the Signatories are not waiving their positions in other existing or future proceedings. Because this is a stipulated agreement, the Signatories are under no obligation to take the same positions as set out in this Agreement in any other proceedings. The provisions of this subsection C are expressly subject to the provisions of Article IX relating to REP standards. With regard to REP standards, in case of any conflict between Article IX and this subsection C, the provisions of Article IX shall apply to the exclusion of any conflicting provision of this subsection C.

     D. The Signatories recognize that a Financing Order consistent with this Agreement must determine that the TC rates and other provisions of this Agreement are supported by record evidence satisfying the requirements of the Texas Utilities Code. Reliant Energy shall prepare, file and defend appropriate testimony and supporting schedules demonstrating compliance with all statutory requirements for approval of the requested Financing Order. Reliant Energy will consult with all Signatories before making its filing. All Signatories shall support such testimony solely as a compromise and not as acquiescence in any ratemaking principle, valuation methodology, method of cost-of-service determination, method of revenue calculation, true-up methodology or cost allocation or rate design principle underlying such testimony or underlying the provisions and agreements contained in this Agreement or the attachments hereto. Any and all exhibits and testimony to be submitted in support of this Agreement will be offered for the sole purpose of supporting this Agreement.

     E. The titles assigned to each Article are for convenience only, are not part of this Agreement and shall not be considered in the resolution of any dispute or question arising with respect to this Agreement.

     F. Each person executing this Agreement represents that (s)he is authorized to sign this Agreement on behalf of the party represented. Facsimile copies of signatures are valid for purposes of evidencing an Agreement.

     G. References to sections of the Texas Utilities Code are to those sections in effect at March 1, 2000.

     H.   This Agreement may be executed in multiple counterparts.

Signed this ___ day of
April, 2000                   __________________________________________
                              Charles S. Griffey
                              Vice-President of Regulatory Planning and Analysis
                              RELIANT ENERGY, INCORPORATED



Signed this ____ day of
April, 2000                   __________________________________________
                              Charles Johnson
                              Assistant General Counsel
                              PUBLIC UTILITY COMMISSION OF TEXAS


Signed this ____ day of
April, 2000                   __________________________________________
                              Thomas Brocato
                              Assistant Public Counsel
                              OFFICE OF PUBLIC UTILITY COUNSEL OF TEXAS



Signed this ____ day of
April, 2000                   __________________________________________
                              Bryan L. Baker
                              Assistant Attorney General
                              THE STATE OF TEXAS


Signed this ____ day of
April, 2000                   __________________________________________
                              Marianne Carroll
                              Carroll & Gross, L.L.P.
                              Attorney for ENRON ENERGY SERVICES, INC.


Signed this ____ day of
April, 2000                   __________________________________________
                              Vanus J. Priestley
                              Manager, Regulatory & Government Relations
                              NEW ENERGY TEXAS, L.L.C.

Signed this ____ day of
April, 2000                   __________________________________________
                              Chris Reeder
                              Fulbright & Jaworski, L.L.P.
                              Attorney for
                              SHELL ENERGY SERVICES CO., L.L.C.


Signed this ____ day of
April, 2000                   __________________________________________
                              Jonathan Day
                              Mayor, Day, Caldwell & Keeton, L.L.P.
                              Attorney for TEXAS INDUSTRIAL ENERGY
                              CONSUMERS and TEXAS HOSPITAL
                              ASSOCIATION



Signed this ____ day of
April, 2000                   __________________________________________
                              Jim Boyle
                              Law Office of Jim Boyle
                              Attorney for TEXAS RETAILERS ASSOCIATION



Signed this ____ day of
April, 2000                   __________________________________________
                              Richard P. Noland
                              Sutherland, Asbill & Brennan, L.L.P.
                              Attorney for OCCIDENTAL CHEMICAL
                              CORPORATION

Signed this ____ day of
April, 2000                   __________________________________________
                              Andrew Kever
                              Carolyn Shellman
                              Bickerstaff, Heath, Smiley, Pollan, Kever &
                              McDaniel, L.L.P.
                              Attorney for ENTERGY GULF STATES, INC.

                                   EXHIBITS
                                   --------

Exhibit A      Form of Financing Order

Exhibit B      List of Covered Regulatory Assets and Covered ADIT

Exhibit C      Maximum Up-Front Qualified Costs and Maximum Ongoing Qualified
               Costs

Exhibit D      Transition Bond Structure

Exhibit E      Demonstrations of Compliance with Total Revenue, Benefits and
               Present Value Tests

Exhibit F      Form of Tariff (Schedule TC)

                                   EXHIBIT A
                            FORM OF FINANCING ORDER

                                   EXHIBIT B
                       LIST OF COVERED REGULATORY ASSETS
                                AND COVERED ADIT

                                                                       EXHIBIT B
                                                                     PAGE 1 OF 2

                         Reliant Energy, Incorporated
                  Covered Regulatory Assets and Covered ADIT

                                                           Covered                         Covered
                                                      Regulatory Assets                     ADIT
                                                      -----------------                     ----
SFAS No. 109 Regulatory Assets                         $   413,296,080                $ (413,296,080)
SFAS No. 109 Regulatory Liabilities                        (11,555,407)                   11,555,407
STP Deferred Plant Cost                                    535,786,826                  (147,407,676)
Unamortized Loss on Reacquired Debt                         78,566,589                   (24,685,622)
ESTI Litigation Costs                                          723,089                             -
Property Insurance Reserve                                  (1,006,517)                      352,281
Prudence Case Expense                                       35,406,004                   (12,392,101)
Demand Side Management                                      19,314,202                    (6,759,971)

                                                    -------------------               ---------------
Total                                                  $ 1,070,530,866                $ (592,633,762)
                                                    ===================               ===============

                                                                       EXHIBIT B
                                                                     PAGE 2 OF 2

                         Reliant Energy, Incorporated
        Regulatory Assets Shown On Footnote No. 2 Of The 1998 10-K (1)

Generation Related Regulatory Assets To Be Securitized
------------------------------------------------------
  SFAS No. 109 Regulatory Assets                                                        $      413,296,080
  SFAS No. 109 Regulatory Liabilities                                                          (11,555,407)
  STP Deferred Plant Cost                                                                      535,786,826
  Unamortized Loss on Reacquired Debt                                                           78,566,589
  ESTI Litigation Costs                                                                            723,089
  Property Insurance Reserve                                                                    (1,006,517)
  Prudence Case Expense                                                                         35,406,004
  Demand Side Management                                                                        19,314,202
                                                                                        -------------------
Total To Be Securitized                                                                                               1,070,530,866

Generation Related Regulatory Assets To Be Included In Future Computations
--------------------------------------------------------------------------
of Stranded Costs
-----------------
  SFAS No. 109 Regulatory Assets                                                                                        175,460,771

Generation Related Regulatory Assets To Be Recovered Through Amortization
-------------------------------------------------------------------------
  Recoverable Project Cost                                                                      55,036,431
  City of Austin Litigation                                                                      7,980,909
  Demand Side Management                                                                         4,668,699
                                                                                        -------------------
Total Recovered Through Amortization                                                                                     67,686,039

Generation Related Regulatory Assets To Be Recovered through Fuel
-----------------------------------------------------------------
  Fuel Related Debits/Credits                                                                  (15,211,949)
  D&D DOE Assessment                                                                             5,478,651
                                                                                        -------------------
                                                                                                                         (9,733,298)
Generation Related Regulatory Liabilities
-----------------------------------------
  SFAS No. 109 Regulatory Liabilities                                                                                  (175,460,771)

Transmission and Distribution Utility Regulatory Assets
-------------------------------------------------------
  SFAS No. 109 Regulatory Assets                                                                39,588,046
  SFAS No. 109 Regulatory Liabilities                                                          (97,125,921)
  Unamortized Loss on Reacquired Debt                                                           61,730,892
  Property Insurance Reserve                                                                     5,959,850
  Unrealized Gain on Nuclear Decommissioning                                                   (24,374,864)
                                                                                        -------------------
Total Transmission and Distribution Utility Regulatory Assets                                                           (14,221,997)

                                                                                                               --------------------
Total Regulatory Assets on Footnote No. 2 of the 1998 10-K (1)                                                 $      1,114,261,610
                                                                                                               ====================

(1) Adjusted to reflect the journal entries recorded in 1999 to correct the 1998 balance. Results in a reduction to the 1998 10-K balance of $74,136,096.

                                   EXHIBIT C
                        MAXIMUM UP-FRONT QUALIFIED COSTS
                      AND MAXIMUM ONGOING QUALIFIED COSTS

                                                                       EXHIBIT C
                                                                     PAGE 1 OF 2

                         Reliant Energy, Incorporated
                       Up-Front Transition Bond Issuance
                            Costs to be Securitized

                                                              Estimated Amount
                                                              ----------------
Legal Fees and Expenses                                            $ 3,000,000
Accountant's Fees                                                       75,000
Consulting - Tax                                                       225,000
Trustee Fees and Expenses                                               75,000
Rating Agency Fees                                                     550,000
Printing                                                               250,000
SEC Registration Fee                                                   207,000
Underwriting Spread/1/                                               3,144,000
Up-front Servicer Setup Costs                                           83,000
Legal Fees for Commission's Counsel                                    100,000
Financial Advisor Fees for Commission's Financial Advisor/2/         1,600,000
Other Miscellaneous Costs/3/                                         1,391,000

                                                                   -----------
Cap on Aggregate Amount of Up-front Costs Securitized              $10,700,000
                                                                   -----------

Separate Cap on Amount of Up-front Credit Enhancement:

       The sum of up-front and ongoing costs of credit enhancement cannot exceed an amount equivalent to 15 basis points on the outstanding balance of the transition bonds.

________________
/1/ The total amount of the underwriting spread is $3,615,000. The $3,144,000 amount shown on this exhibit reflects the fact that $471,000 of the Commission financial advisor's fee is to be funded through the underwriting spread.
/2/ This amount includes the $471,000 portion of the Commission financial advisor's fee that is to be funded through the underwriting spread.
/3/ Includes original issue discount.

                                                                       EXHIBIT C
                                                                     PAGE 2 OF 2


                         Reliant Energy, Incorporated
              Ongoing Transition Bond Support and Servicing Costs
              To Be Recovered Directly Through Transition Charges

Ongoing Servicing Fees
----------------------

Annual Fee as Percent of Initial Balance                                 0.05%
Ongoing Servicing Costs                                           $   374,500

Ongoing Third Party Servicing Fees
----------------------------------

Annual Fee as Percent of Initial Balance                                 0.60%
Ongoing Servicing Costs                                           $ 4,493,500

Fixed Operating Expenses
------------------------

Trustee Fees and Counsel                                          $    22,500
Independent Manager/Trustee Fee                                        10,000
Rating Agency Fees                                                     27,500
Administrative Fee                                                    100,000
Printing                                                               20,000
Other Miscellaneous                                                   331,000
                                                                  -----------

Cap on Fixed Costs                                                $   511,000


Maximum Annual Cost Recovered Through Transition Charges--
     Applicant as Servicer                                        $   885,500


Maximum Annual Cost Recovered Through Transition Charges--
     Third Party as Servicer                                      $ 5,004,500

Separate Cap on Amount of Ongoing Credit Enhancement:

     The sum of up-front and ongoing costs of credit enhancement cannot exceed an amount equivalent to 15 basis points on the outstanding balance of the transition bonds.

                                   EXHIBIT D
                           TRANSITION BOND STRUCTURE

                                                                       Exhibit D
                         RELIANT ENERGY, INCORPORATED
                           TRANSITION BOND STRUCTURE

Maximum Interest Rate 9%

                                             Principal           Interest              Total
                                         ------------------  -----------------  -------------------
           Year 1                              $ 13,105,698       $ 65,095,730       $   78,201,428
           Year 2                                18,722,425         63,892,897           82,615,322
           Year 3                                41,189,335         61,407,312          102,596,647
           Year 4                                46,806,063         57,674,858          104,480,921
           Year 5                                54,295,033         53,405,002          107,700,035
           Year 6                                59,911,760         48,530,875          108,442,635
           Year 7                                65,528,487         43,167,460          108,695,947
           Year 8                                73,017,458         37,266,643          110,284,101
           Year 9                                80,506,428         30,713,442          111,219,870
           Year 10                               87,995,397         23,507,856          111,503,253
           Year 11                               99,228,852         15,553,660          114,782,512
           Year 12                              108,590,064          6,669,000          115,259,064
                                         ----------------------------------------------------------
           Total                               $748,897,000       $506,884,735       $1,255,781,735
                                         ==========================================================

                                   EXHIBIT E
                       DEMONSTRATIONS OF COMPLIANCE WITH
                          TOTAL REVENUE, BENEFITS AND
                              PRESENT VALUE TESTS

                                                                       Exhibit E
                                                                     Page 1 of 2
                                 Reliant Energy
                             Cost/Benefit Analyses
                               Maximum Rate 9.0%


                                          ------------------------------------------------------------------------------------------
                                                                                   Traditional Financing
                                                         --------------------------------------------------------------------------

                                              Book Value              Current Life                      Securitized Life
                                                 at             Nominal          Present           Nominal               Present
                                              12/31/1998        Dollars           Value            Dollars                Value
                                          ------------------------------------------------------------------------------------------
SFAS 109                                     401,740,673      406,978,898      291,224,347       406,978,898           210,608,518
STP Unit 1 Accounting Order Deferrals        293,048,405      774,569,695      317,183,236       534,134,384           311,495,973
STP Unit 2 Accounting Order Deferrals        230,171,037      601,534,506      245,987,524       416,131,008           242,399,616
STP Unit 1 Qualified Phase In Deferrals       12,567,384       14,383,846       12,906,294        23,193,278            13,549,415
ETSI Litigation Costs                            723,089          870,310          774,208         1,534,373               912,601
Prudence Case Expenses                        35,406,004       86,065,472       35,419,668        61,388,495            35,541,966
Unamortized Loss On Reacquired Debt           78,566,589      157,839,868       81,100,096       139,341,298            80,943,620
Property Insurance Reserve                    (1,006,517)      (1,170,498)      (1,017,088)       (1,745,144)           (1,010,382)
Demand Side Management Programs               19,314,202       23,139,497       19,507,418        33,487,817            19,388,370
                                          ------------------------------------------------------------------------------------------
  Total                                    1,070,530,866    2,064,211,594    1,003,085,701     1,614,444,408           913,829,697
                                          ==========================================================================================

                                          ------------------------------------------------------------------------------------------

                                          --------------------------------------------------------------------------------
                                                  Securitization Financing              Costs of Securitization
                                                                              --------------------------------------------

                                                  Excluding Securitization Costs            Nominal Dollars
                                                 Nominal            Present      Initial        Ongoing        Total
                                                 Dollars             Value        Costs          Costs
                                          --------------------------------------------------------------------------------
SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                          --------------------------------------------------------------------------------
  Total                                      1,237,839,529        738,197,000   17,942,206     10,626,000    28,568,206
                                          ================================================================================

                                          ----------------------------------------

                                          ----------------------------------------

                                          ----------------------------------------

                                                      Present Value
                                             Initial     Ongoing        Total
                                              Costs       Costs
                                          ----------------------------------------
SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                          ----------------------------------------
  Total                                     10,700,000   6,340,822    17,040,822
                                          ========================================

                                          ----------------------------------------














                                          ------------------------------------------------------------------------------------------
                                               Securitization Financing                          Saving/(Cost)
                                                                                         (Excluding Securitization Costs)
                                                                            --------------------------------------------------------
                                            Including Securitization Costs    Versus Current Life        Versus Securitized Life
                                               Nominal           Present      Nominal       Present       Nominal         Present
                                               Dollars            Value       Dollars        Value        Dollars          Value
                                          ------------------------------------------------------------------------------------------
SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                          ------------------------------------------------------------------------------------------
   Total                                     1,266,407,735    755,237,822   826,372,065   264,888,701   376,604,879     175,632,697
                                          ==========================================================================================

                                          ------------------------------------------------------------------------------------------

                                          -------------------------------------------------------------------
                                                                     Saving/(Cost)
                                                          (Including Securitization Costs)
                                          -------------------------------------------------------------------
                                                   Versus Current Life           Versus Securitized Life
                                                 Nominal         Present        Nominal          Present
                                                 Dollars          Value         Dollars           Value
                                          -------------------------------------------------------------------
SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                          -------------------------------------------------------------------
   Total                                       797,803,859     247,847,879    348,036,673      158,591,875
                                          ===================================================================

                                          -------------------------------------------------------------------

                                                                       Exhibit E
                                                                     Page 2 of 2
                                Reliant Energy
                             Cost/Benefit Analyses
                              Expected Rate 7.5%

                                        -------------------------------------------------------------------------------------------
                                                                                     Traditional Financing
                                                              ---------------------------------------------------------------------
                                                 Book Value                Current Life                      Securitized Life
                                                    at              Nominal          Present           Nominal            Present
                                                12/31/1998          Dollars           Value            Dollars             Value
                                        -------------------------------------------------------------------------------------------
SFAS 109                                       401,740,673       406,978,898      304,060,707       406,978,898        232,993,191
STP Unit 1 Accounting Order Deferrals          293,048,405       774,569,695      356,193,056       534,134,384        337,803,170
STP Unit 2 Accounting Order Deferrals          230,171,037       601,534,506      276,283,551       416,131,008        262,919,354
STP Unit 1 Qualified Phase In Deferrals         12,567,384        14,383,846       13,131,954        23,193,278         14,689,666
ETSI Litigation Costs                              723,089           870,310          788,822         1,534,373            986,615
Prudence Case Expenses                          35,406,004        86,065,472       39,767,132        61,388,495         38,588,103
Unamortized Loss On Reacquired Debt             78,566,589       157,839,868       88,962,554       139,341,298         87,834,236
Property Insurance Reserve                      (1,006,517)       (1,170,498)      (1,040,096)       (1,745,144)        (1,096,977)
Demand Side Management Programs                 19,314,202        23,139,497       20,038,049        33,487,817         21,050,058
                                        -------------------------------------------------------------------------------------------
  Total                                      1,070,530,866     2,064,211,594    1,098,185,728     1,614,444,408        995,767,416
                                        ===========================================================================================

                                        -------------------------------------------------------------------------------------------

                                        ------------------------------------------------------------------------------------
                                                Securitization Financing                Costs of Securitization
                                                                            ------------------------------------------------
                                            Excluding Securitization Costs                  Nominal Dollars
                                              Nominal            Present       Initial          Ongoing          Total
                                              Dollars             Value         Costs            Costs
                                        ------------------------------------------------------------------------------------
SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                        ------------------------------------------------------------------------------------

  Total                                     1,157,631,357       738,197,000    16,779,607       10,626,000      27,405,607
                                        ====================================================================================

                                        ------------------------------------------------------------------------------------

                                        ------------------------------------------

                                        ------------------------------------------
                                                       Present Value
                                          Initial         Ongoing       Total
                                           Costs           Costs
                                        ------------------------------------------
SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                        ------------------------------------------

  Total                                  10,700,000    6,849,589      17,549,589
                                        ==========================================

                                        ------------------------------------------


                                               -------------------------------------------------------------------------------------
                                                    Securitization Financing                         Saving/(Cost)
                                                                                           (Excluding Securitization Costs)
                                                                                   -------------------------------------------------
                                                 Including Securitization Costs    Versus Current Life      Versus Securitized Life
                                                    Nominal           Present      Nominal     Present       Nominal      Present
                                                    Dollars            Value       Dollars      Value        Dollars       Value
                                               -------------------------------------------------------------------------------------
SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                               -------------------------------------------------------------------------------------
   Total                                         1,185,036,964     755,746,589  906,580,237   359,988,728   456,813,051  257,570,416
                                               =====================================================================================

                                               -------------------------------------------------------------------------------------

                                               ------------------------------------------------------------------------------------
                                                                                         Saving/(Cost)
                                                                                (Including Securitization Costs)
                                               -------------------------------------------------------------------------------------
                                                            Versus Current Life                      Versus Securitized Life
                                                       Nominal                Present            Nominal                  Present
                                                       Dollars                 Value             Dollars                   Value
                                               -------------------------------------------------------------------------------------
SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                               -------------------------------------------------------------------------------------
   Total                                              879,174,630          342,439,139        429,407,444              240,020,827
                                               =====================================================================================

                                               -------------------------------------------------------------------------------------

                                   EXHIBIT F
                          FORM OF TARIFF (SCHEDULE TC)

RELIANT ENERGY HL&P
Applicable: Entire Service Area                                         HL&P____

                        TRANSITION CHARGES - SCHEDULE TC

SECTION 1: APPLICABILITY

This schedule sets out the rates and terms and conditions under which Transition Charges will be billed and collected by Reliant Energy HL&P (Company), any successor servicer(s) and any retail electric providers (REP) or collection
agents billing or collecting Transition Charges on behalf of   [NAME OF SPE]
                                                             ------------------
(SPE).  The Transition Charges were authorized by the Financing Order approved
by the   Public Utility Commission of Texas (Commission) in Docket No. 21665 on
___________ _____, 2000 (Financing Order). Pursuant to terms of the Financing Order and the requirements of Section 39.301 et seq. of the Texas Utilities Code, all of the Company's rights under the Financing Order, including the right to bill and collect Transition Charges and to adjust Transition Charges pursuant to this Schedule TC, were transferred to the SPE in connection with the issuance of transition bonds. The rights transferred to the SPE are "transition property" of the SPE (as defined in Section 39.304 of the Utilities Code). On the effective date of this Schedule TC, the Company will act as servicer on behalf of the SPE to bill, collect, receive and adjust Transition Charges imposed pursuant to this Schedule TC. However, the SPE may select another party to serve as servicer or the Company may resign as servicer in accordance with terms of the Servicing Agreement and the Financing Order. A successor servicer selected under these conditions will assume the obligations of the Company as servicer under this schedule. As used in this schedule, the term "Servicer" includes any successor servicer. All actions by the Company under this Schedule TC, including collection of Transition Charges, will be undertaken solely in its role as servicer under the Servicing Agreement between the Company and the SPE dated _____, 2000.

This schedule is applicable to:

     1. Retail customers located within the Company's certificated service area as it existed on May 1, 1999 who receive electric transmission and/or distribution service either directly from the Company or through a REP served by the Company and to the facilities, premises and loads of such retail customers;

     2. Retail customers located within the Company's certificated service area as it existed on May 1, 1999 who are presently receiving transmission and/or distribution service from another utility, electric cooperative or municipally owned utility (T or D Provider), and whose request to change service to the other T or D Provider was made after May 1, 1999;

     3. Retail customers located within the Company's certificated service area as it existed on May 1, 1999 and who are served by New On-Site Generation. New On-Site Generation means "New On-Site Generation" as defined in Section 25.345 (c) (1) of the Commission's Substantive Rules.

RELIANT ENERGY HL&P
Applicable: Entire Service Area                                         HL&P____

     4. REPs that serve retail customers located within the Company's certificated service area as it existed on May 1, 1999.

     5. Any other entity which, under the terms of the Financing Order or the Utilities Code, may be obligated to pay, bill, collect, or adjust the Transition Charges.

     6. Effective January 1, 2002, this schedule will also become applicable to public retail customers located within the Company's certificated service area as it existed on May 1, 1999 who purchase power from the General Land Office as provided for in the Utilities Code, Section 35.102.

"Retail customers", as used in 1, 2, and 3 above, includes all "public retail customers" as defined in Utilities Code, Section 35.101 except for those public retail customers included in 6 above.

SECTION 2:  CHARACTER OF TRANSITION CHARGES

Transition Charges are non-bypassable charges. All Transition Charges other than those applicable to New On-Site Generation are computed and paid on the basis of individual end-use retail customer consumption or demand. In accordance with Utilities Code Section 39.252 (b) and Section 25.345 (i) (3) of the Commission's Substantive Rules, the Transition Charges applicable to use of New On-Site Generation that results in a "material reduction" of the customer's use of energy delivered through the Company's transmission and distribution facilities (as defined in Section 25.345 (i) (4) of the Commission's Substantive Rules) are computed and paid based on the output of the on-site generation used to meet the internal electric requirements of the customer. Customers with New On-Site Generation will also be required to pay the Transition Charges applicable to energy actually delivered to the Customer through the Company's facilities. Individual end-use retail customers are responsible for paying Transition Charges billed to them in accordance with the terms of this Schedule TC whether the charges are billed directly by Servicer or are included in the bills submitted to the customer by an REP or another entity. Payment is to be made to the entity that bills the customer in accordance with the terms of the Servicing Agreement and the Financing Order. The billing entity may be the Company, a successor servicer, an REP or an entity designated to collect Transition Charges in place of the REP.

Prior to January 1, 2002, the Transition Charges for retail customers served directly by the Company are included in the otherwise applicable Company rates under which the customer takes service and will not increase the total amounts paid by retail customers. Prior to and after January 1, 2002, the Transition Charges to retail customers who are not served directly by the Company (including retail customers who take service from REPs after the beginning of customer choice and participants in a Customer Choice Pilot Project as provided in Utilities Code Section 39.104) but whose facilities, premises, and loads are subject to Transition Charges billed and collected pursuant to this Schedule TC, are separate charges to be paid in addition to any other applicable charges for services received.

RELIANT ENERGY HL&P
Applicable: Entire Service Area                                         HL&P____

After January 1, 2002, although the Transition Charges are separate charges, they may be included within other charges of the billing entity.

The REP or entity designated to collect Transition Charges in place of the REP will pay Transition Charges (less an allowance for charge-offs calculated pursuant to this Schedule TC) to Servicer in accordance with the requirements of the Financing Order and this Schedule TC whether or not it has collected the Transition Charges from its customers. To the extent that the REP's actual charge-offs differ from the charge-off allowance, adjustments will be made pursuant to this Schedule TC. The REP will have no right to reimbursement other than as expressly set out in this Schedule TC.

Servicer will remit collections to the SPE in accordance with the terms of the Servicing Agreement.

SECTION 3: TERM

This Schedule TC is effective beginning on the date the transition bonds are issued. Schedule TC will remain in effect as provided in the Financing Order until the Transition Charges collected and remitted to the SPE are sufficient to satisfy all obligations of the SPE to pay principal and interest on the transition bonds (as due over the 12 year term of the transition bonds) and to pay all other qualified costs as provided in the Financing Order. However, in no event will the Transition Charges be billed for service provided after 15 years from issuance of the transition bonds, or sooner if the transition bonds are paid in full at an earlier date. This Schedule TC is irrevocable.

SECTION 4: TRANSITION CHARGE CLASSES

Transition Charges are calculated and applied by Transition Charge Class. There are 15 Transition Charge Classes, nine of which are Capped Classes. The Transition Charge Classes are defined as follows:

     Residential Class: The Residential Class is made up of (i) every customer that is served under Company rate schedule RS or RTD, and (ii) every customer that was served under Company rate schedule RS or RTD on the day before the customer discontinued taking service from the Company on a base rate tariff in effect on September 1, 1999 pursuant to Utilities Code
     Section 39.052 (a), (herein referred to as a "frozen rate schedule"), and
     (iii) each new customer that was not served by the Company under any frozen rate schedule, but is the type of customer which, if it had been served by the Company under frozen rate schedules would have qualified for service under the Company's rate schedules RS or RTD.

     MGS Class: The MGS Class is made up of (i) every customer that is served under Company rate schedule MGS, and (ii) every customer that was served under Company rate schedule MGS on the day before the customer discontinued taking service from the Company on a frozen rate schedule, and (iii) each new customer that was not served by the Company under any frozen rate schedule, but is the type of customer which, if it had been served by the

RELIANT ENERGY HL&P
Applicable: Entire Service Area                                         HL&P____

     Company under a frozen rate schedule would have qualified for service under the Company's rate schedule MGS and whose demand is estimated by the Company to be less than 400 kVa. This class includes customers served under Rider GLTC. Customers served under rate schedules EIS, HVP and CSB are included in the MGS class if the customer's contract for service provides that the MGS rate is the basis for pricing.

     LGS Class: The LGS Class is made up of (i) every customer that is served under rate schedule LGS, and (ii) every customer that was served under Company rate schedule LGS on the day before the customer discontinued taking service from the Company on a frozen rate schedule, and (iii) each new customer that was not served by the Company under any frozen rate schedule, but is the type of customer which, if it had been served by the Company under a frozen rate schedule would have qualified for service under the Company's rate schedules LGS and whose demand as estimated by the Company, if served at less than 60,000 volts, is 400 kVa or greater; or if served at 60,000 volts or greater, is at least 400 kVa but less than 2,000 kVa. This class includes customers served under Rider SEI. Customers served under rate schedules EIS, HVP and CSB are included in the LGS class if the customer's contract for service provides that the LGS rate is the basis for pricing.

     LOS-A Class: The LOS-A Class is made up of (i) every customer that is on rate schedule LOS-A, and (ii) every customer that was served under Company rate schedule LOS-A on the day before the customer discontinued taking service from the Company on a frozen rate schedule, and (iii) each new customer that was not served by the Company under any frozen rate schedule, but is the type of customer which, if it had been served by the Company under a frozen rate schedule would have qualified for service under the Company's rate schedule LOS-A and has a demand as estimated by the Company of 2,000 kVa or greater. Customers served under rate schedules EIS and HVP are included in the LOS-A class if the customer's contract for service provides that the LOS-A rate is the basis for pricing.

     LOS-B Class: The LOS-B Class is made up of (i) every customer that is served under rate schedule LOS-B, and (ii) every customer that was served under Company rate schedule LOS-B on the day before the customer discontinued taking service from the Company on a frozen rate schedule. Customers that were not served by the Company under any frozen rate schedule may not be included in this class.

     Non-Metered Lighting Class: The Non-Metered Lighting Class is made up of
     (i) every customer which is currently served under rate schedules SPL, MLS or MTA, and (ii) every customer that was served under Company rate schedules SPL, MLS or MTA on the day before the customer discontinued taking service from the Company on a frozen rate schedule, and (iii) each new customer which was not served by the Company under any frozen rate schedule, but is taking outdoor lighting services which are provided on an unmetered basis using lighting fixtures controlled by photo-electric devices which would have qualified for service under the Company's frozen rate schedules SPL, MLS and MTA.

RELIANT ENERGY HL&P
Applicable: Entire Service Area                                         HL&P____

In addition to the six Transition Charge Classes described above, there will be nine additional Transition Charge Classes, each of which is a capped class ("Capped Classes"). Each of the Capped Classes will be made up solely of customers that actually received service from the Company during the 12-month period ended April 30, 1999 under the Company rate schedule related to the class. The nine Capped Classes, and the related rate schedule, are as follows:

--------------------------------------------------------------------------------------
                       Capped Class                            Related Rate Schedule
--------------------------------------------------------------------------------------
Standby Electric Service - Distribution                                 SES
--------------------------------------------------------------------------------------
Interruptible Service Supplemental - Distribution                       ISS
--------------------------------------------------------------------------------------
Interruptible Service - 30 minute notice                               IS-30
--------------------------------------------------------------------------------------
Interruptible Service - 10 minute notice                            IS-10 & SIP
--------------------------------------------------------------------------------------
Interruptible Service - Instantaneous                                  IS-I
--------------------------------------------------------------------------------------
Interruptible Service Supplemental - Transmission                       ISS
--------------------------------------------------------------------------------------
Standby Electric Service - Transmission                                 SES
--------------------------------------------------------------------------------------
Standby Interruptible Service                                           SBI
--------------------------------------------------------------------------------------
SCP                                                                     SCP
--------------------------------------------------------------------------------------

Each customer in one or more of the nine Capped Classes will be charged the Transition Charges for the applicable class only for service the customer actually receives during the billing period up to the Monthly Cap. The Monthly Cap for each customer will be based on the amount of service the customer received under the related rate schedule during the 12-month period ended April 30, 1999 and calculated as follows:

     (1) For customers taking stand alone standby service (SBI and/or SES without other service), the Monthly Cap for SBI and SES will be the highest demand under the respective rate, during the 12-month period ended April 30, 1999. If a customer begins service under SES and/or SBI after April 30, 1999, the Monthly Cap for such customer's will be the highest demand under rate SES or SBI, as applicable, during the period from April 30, 1999 to January 1, 2002, if the customer provides the Company adequate documentation that (i) the additional load served on-site load normally served by the customer's on-site generation and (ii) the customer's on-site generation was out of service due to forced outage or maintenance. If the customer does not provide the required documentation, the additional load will be billed using the Transition Charges applicable to the LGS Class for distribution voltage customers or LOS-A Class for transmission voltage customers.

     (2) For customers taking SBI and/or SES in combination with other services, the Transition Charge for additional load taken in excess of the Monthly Cap will be the Transition Charge for the LOS-A class restated and applied as a cents per KWh charge if the customer provides the Company adequate documentation that (i) the additional load was lawfully served without use of the Company's transmission and distribution facilities and (ii)

RELIANT ENERGY HL&P
Applicable: Entire Service Area                                         HL&P____

     the customer's on-site generation was out of service due to forced outage or maintenance. If the customer does not provide the required documentation, the additional load will be billed using the Transition Charges applicable to the LOS-A Class for transmission voltage customers applied on a kW basis.

     (3) For any SCP customer that also receives service under another non-Capped Class, the SCP rate will have a Monthly Cap based on the amount of service the customer received under the SCP rate schedule during the 12-month period ended April 30, 1999. The Monthly Cap will be the customer's monthly maximum hourly kW under the SCP rate schedule during the peak hours as defined herein, summed for the 12-month period ended April 30, 1999 and divided by the number of months during which the customer actually consumed power under the SCP rate schedule.

     (4) For all other customers in Capped Classes, the Monthly Cap will be the customer's monthly maximum hourly kW under the related rate schedule during the peak hours as defined herein, summed for the 12-month period ended April 30, 1999 and divided by the number of months during which the customer actually consumed power under the rate schedule. For monthly service in excess of the Monthly Cap(s), the charge associated with customer's Transition Charge Class will apply. If the customer is served at distribution voltage and did not have service associated with one of the six non-capped Transition Charge Classes, the customer will be required to pay the Transition Charges applicable to the LGS Class for all monthly service in excess of its Monthly Cap. If the customer is served at transmission voltage and did not have service associated with one of the six non-capped Transition Charge Classes, the customer will be required to pay the Transition Charges applicable to the LOS-A Class for all monthly service in excess of its Monthly Cap.

The categories of service historically provided by the Company may cease to exist after electric business activities are unbundled pursuant to Section
39.051 of the Utilities Code. Similarly, after the advent of customer choice under Section 39.102 of the Utilities Code, retail customers will receive service that may not only have different names, but may have different characteristics than the service historically provided by the Company. The classifications set out in the preceding paragraphs will be applied to determine the Transition Charge applicable to each customer without regard to the descriptions that may be used to describe the services provided to retail customers.

SECTION 5: REGULATORY ASSET ALLOCATION FACTORS

The initial Regulatory Asset Allocation Factors ("RAAF") for each Transition Charge Class are set out below. These initial RAAFs will remain in effect throughout the life of the transition bonds unless a modification of the factors is made pursuant to the allocation factor adjustment provisions in Section 6 of this Schedule TC:

RELIANT ENERGY HL&P
Applicable: Entire Service Area                                         HL&P____

                  INITIAL REGULATORY ASSET ALLOCATION FACTORS
----------------------------------------------------------------
           TRANSITION CHARGE                              RAAF
                 CLASS
----------------------------------------------------------------
Residential                                             35.5763 %
----------------------------------------------------------------
MGS                                                     31.0544 %
----------------------------------------------------------------
LGS                                                     17.4076 %
----------------------------------------------------------------
LOS-A                                                    5.2845 %
----------------------------------------------------------------
LOS-B                                                    3.4886 %
----------------------------------------------------------------
Non-Metered Lighting                                     0.2536 %
----------------------------------------------------------------
CAPPED CLASSES
----------------------------------------------------------------
Standby Electric Service - Distribution                  0.0304 %
----------------------------------------------------------------
Interruptible Service Supplemental -
Distribution                                             0.0606 %
----------------------------------------------------------------
Interruptible Service - Thirty Minute
Notice                                                   1.0752 %
----------------------------------------------------------------
Interruptible Service - Ten  Minute
Notice                                                   1.3720 %
----------------------------------------------------------------
Interruptible Service - Instantaneous                    0.1294 %
----------------------------------------------------------------
Interruptible Service Supplemental -
Transmission                                             0.0769 %
----------------------------------------------------------------
SES - Transmission                                       0.3718 %
----------------------------------------------------------------
SBI                                                      0.1609 %
----------------------------------------------------------------
SCP                                                      3.6578 %
----------------------------------------------------------------

SECTION 6: ALLOCATION FACTOR ADJUSTMENTS

The RAAFs will be subject to adjustment using the procedures in this Section 6. Any adjustment required under this Section 6 will be made effective on the date of an annual Standard True-up Adjustment. Required adjustments will be made in the following order: first, adjustments will be made under Part A; second, adjustments will be made under Part B; and third, adjustments will be made under Part C.

For purposes of determining whether an allocation adjustment is required under Parts B, and C of this Section 6 and adjusting RAAFs pursuant to those Parts, the Transition Charge Classes will be combined into three groups (TC Groups) as follows:

                                                    TC GROUPS
---------------------------------------------------------------------------------------------------------
               TC GROUP                          TRANSITION CHARGE             INITIAL GROUP ALLOCATION
                                                      CLASSES                         PERCENTAGE
---------------------------------------------------------------------------------------------------------
Residential                                         Residential                                  35.5763 %
---------------------------------------------------------------------------------------------------------
Commercial                                MGS, LGS, Non-Metered Lighting                         48.7156 %
---------------------------------------------------------------------------------------------------------
Industrial                                  All other Transition Charge
                                                      Classes                                    15.7081 %
---------------------------------------------------------------------------------------------------------

Part A: Adjustments Due to Load Loss Qualifying under Utilities Code Section
        39.262(k)

The RAAFs shall be adjusted consistent with the Utilities Code to reflect the loss of loads due to operations of facilities that are "Eligible Generation" as defined in PUC Subst. Rule 25.345 (c) (2) ("Eligible Generation") except that this Part A shall not apply to, and the term "Eligible Generation" shall not include, load loss due to installation and operation of small power production facilities with a rated capacity of 10 megawatts or less. Any adjustments required under this Part A will be calculated as follows:

     Step 1 - The Company will determine the amount of service provided during the twelve months ended April 30, 1999 that has been replaced by Eligible Generation (excluding amounts reflected in a prior adjustment under this Part A) and sum the losses by Transition Charge Class.

     Step 2 - The Company will recalculate the RAAFs for all Transition Charge Classes using the spreadsheet and data used to compute the initial RAAFs but reducing the demand allocation factors for each Transition Charge class to reflect the cumulative losses for that class as calculated under Step 1 (including losses for which RAAF adjustments were made in prior years). No other changes to the spreadsheet or data used to compute the initial RAAFs will be made. Appendix A to this Schedule TC contains the spreadsheet and data used to compute the initial RAAFs.

     Step 3 - An Adjusted Group Allocation Percentage for each TC Group shall then be calculated as the sum of the Adjusted RAAFs (computed under Step 2) for all Transition Charge Classes within the TC Group.

Part B: Inter-Group Adjustments Due to Cumulative Load Loss Not Attributable to
        Eligible Generation

In connection with each annual Standard True-up Adjustment, the Company will compare the projected billing determinants being used to set Transition Charges for each Transition Charge Class during the ensuing year to the billing determinants in effect on January 1, 2002 (adjusted to exclude any billing determinants attributable to Eligible Generation if any adjustment was made under Part A after January 1, 2002) (such billing determinants as adjusted are hereafter referred to as the "January 1, 2002 Base Billing Determinants"). The RAAFs of all Transition Charge Classes in all TC Groups will be adjusted if one or more TC Groups experience load loss (calculated excluding load loss attributable to Eligible Generation for which adjustments have been made under Part A but including load loss attributable to small power production facilities of 10 megawatts or less) aggregating 50% or more on a cumulative basis when measured against the January 1, 2002 Base Billing Determinants. The adjustments under this Part B will be made using the following procedures:

Step 1:

---------------------------------------------------------------------------------------------------------------------
For each TC Group, if CTCOL\\G\\/PBR\\G\\ (MORE THAN OR EQUAL TO)         Then, no RAAF adjustment will occur and any
0.50                                                                      adjustment made in previous years under
                                                                          Part B shall be reversed
---------------------------------------------------------------------------------------------------------------------
For each TC Group, if CTCOL\\G\\/PBR\\G\\ (LESS THAN)                     Then, a RAAF adjustment will be calculated
0.50                                                                      pursuant to Steps 2 through 5.
---------------------------------------------------------------------------------------------------------------------
Where:
      CTCOL\\G\\ = cumulative test collections for group G =  (SUM OF) CC\\c\\* FBU\\c\\ for all classes (c) in
      Group (G)

      FBU\\c\\ = forecasted billing determinants for class c

      CC\\c\\= cumulative test charge for class c = {RAAF\\c\\*PBR\\T\\}/ BBD\\c\\

      RAAF\\c\\= the RAAFs then in effect, or if an adjustment has been made under Part A, the adjusted RAAFs from Part A

      PBR\\T\\= total periodic billing requirement for upcoming period

      BBD\\c\\=base billing determinants (as measured on January 1, 2002) for class c

      PBR\\G\\= periodic billing requirement for group = (SUM OF) RAAF\\c\\* PBR\\T\\  for all classes in G
---------------------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------
Step 2:
For each TC Group in Step 1 where CTCOL\\G\\/PBR\\G\\ (LESS THAN) 0.50, a reduction amount
(RED\\G\\) will be calculated for group G where
----------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
     RED\\G\\= 0.5 (PBR\\G\\ - CTCOL\\G\\)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
Step 3:

For all TC Groups, a reallocation amount for that group (RA\\G\\) shall be calculated where:

            RA\\G\\ = GAP\\G\\ * {(SUM OF) RED\\G\\} for all Groups
Where:

GAP\\G\\ = Group Allocation Percentage = (sum of) RAAF\\c\\    for all classes
in the group
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Step 4:

For all TC groups a Group Allocation Percentage Adjustment (GAPA\\G\\)shall be calculated where:

                    GAPA\\G\\= (RA\\G\\-RED\\G\\)/PBR\\T\\

Where:
                          (SUM OF) GAPA\\G\\ = 0 for all G
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
Step 5:
For all TC classes, the RAAF adjustment for class c (RAAF\\c\\) be calculated for use in calculating adjustments to the Transition Charges under Section 8, Part A where

                 RAAFA\\c\\= GAPA\\G\\ * (RAAF\\c\\/GAP\\G\\)
--------------------------------------------------------------------------------

Part C: Inter-Group Adjustments Due to Year-Over-Year Load Loss Not
        Attributable to Eligible Generation

In connection with each annual Standard True-up Adjustment, the Company will compare the projected billing determinants being used to set Transition Charges for each Transition Charge Class during the ensuing year to the forecasted billing determinants used to develop the then currently effective Transition Charges for the class minus the Eligible Generation load loss for the class determined in Step 1 of Part A after the billing determinant for the currently effective Transition Charges was determined (such adjusted amount is hereinafter referred to as the "Prior Year Billing Determinant"). The RAAFs of all Transition Charge Classes in all TC Groups will be adjusted if (i) one or more TC Groups experience load loss (calculated excluding load loss attributable to Eligible Generation for which adjustments have been made under Part A but including load loss attributable to small power production facilities of 10 megawatts or less) of 10% or greater on a year-over-year basis when compared to the Prior Year Billing Determinants or (ii) any TC Group for which an adjustment was made under this Part C in one or more prior years experiences load growth resulting in projected billing determinants for the current year at a level which, if they had existed in one or more of such prior year(s) would have resulted in no adjustment to RAAFs in such prior year(s). No reduction in RAAFs will be made under this Part C for any TC Group for which a reduction amount was computed under Step 5 of Part B. The adjustments under this Part C will be made using the following procedures:

Step 1:
For each TC Group not adjusted under Part B,

------------------------------------------------------------------------------------------------------
If YTCOL\\G\\/PBR\\G\\ (MORE THAN OR EQUAL TO) 0.90      Then, no RAAF adjustment will occur.
------------------------------------------------------------------------------------------------------
If YTCOL\\G\\/PBR\\G\\ (MORE THAN) 1.00                  Then, no RAAF adjustment will occur and any
                                                         prior year adjustments made under C will be
                                                         reversed pursuant to step 6.
------------------------------------------------------------------------------------------------------
If YTCOL\\G\\/PBR\\G\\ (LESS THAN) 0.90                  Then, a RAAF adjustment will be calculated
                                                         pursuant to Steps 2 through 5.
------------------------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
Where:
        YTCOL\\G\\ = year-to-year test collections for group G = (SUM OF) YC\\c\\* FBU\\c\\ for all classes (c)
        in Group (G)

        FBU\\c\\ = forecasted billing determinants for class c

        YC\\c\\= year-to-year test charge for class c = {RAAF\\c\\*PBR\\T\\}/ FBU\\c\\/-1/

        RAAF\\c\\= the RAAFs then in effect, or if an adjustment has been made under Part A, the adjusted RAAFs from Part A

        PBR\\T\\= total periodic billing requirement for upcoming period

        FBU\\c\\-1=prior year's forecasted billing determinants for class c

        PBR\\G\\= periodic billing requirement for group = (SUM OF) RAAF\\c\\* PBR\\T\\     for all classes in the
        group
----------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Step 2:
For each TC Group in Step 1 where YTCOL\\G\\ / PBR\\G\\ (LESS THAN) 0.90, a year to year reduction amount (YRED\\G\\) shall be calculated where

                    YRED\\G\\= 0.9 (PBR\\G\\ - YTCOL\\G\\)
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Step 3:

For all TC Groups, a year to year reallocation amount (YRA\\G\\) shall be calculated where:

          YRA\\G\\= GAP\\G\\ * { (SUM OF) YRED\\G\\}  for all groups

Where:

     GAP\\G\\ = Group Allocation Percentage =  (SUM OF) RAAF\\c\\ for all classes in the group
------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------
Step 4:

For all TC groups a year to year group allocation percentage adjustment (YGAPA\\G\\)
shall be

calculated where:

                  YGAPA\\G\\= (YRA\\G\\-YRED\\G\\) / PBR\\T\\

Where (SUM OF) GAPA\\G\\ = 0 for all G
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Step 5:

For all TC classes, a year to year RAAF adjustment (YRAAFA\\c\\) shall be calculated for use in calculating adjustments to the Transition Charges under Section 8, Part A where:

                 YRAAFA\\c\\= YGAPA\\G\\*(RAAF\\c\\/GAP\\G\\)
-----------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------
Step 6:

if {(SUM OF) (YC\\c\\*FBU\\c\\)}/{(SUM OF) (YC\\c\\*FBU\\c\\/t-1/)} More than or Equal to .90 (for all classes in group G) then the adjustment made in year t shall be discontinued.

if {(SUM OF) (YC\\c\\*FBU\\c\\)}/{(SUM OF) (YC\\c\\*FBU\\c\\/t-1/)} (LESS THAN) .90 (for all classes in group G) then the adjustment made in year t carries forward.

Where FBU\\c\\/t-1/ is the forecasted billing determinants from the year prior to the year an adjustment was made adjusted to reflect any adjustments made under part
A between year t-1 and the current year.
-----------------------------------------------------------------------------------------------------------------------

Part D: Adjustments to Base Class Allocations

The methodology used to allocate qualified costs and determine Transition Charges shall not be changed except in the limited circumstance described in this paragraph. If, but only if, the Commission enters an order pursuant to
Section 39.253 (f) of the Utilities Code ("Stranded Cost Allocation Order") that
(A) requires the Company to allocate stranded costs in a manner which complies with that section and is different from the methodology used for allocation and collection of Transition Charges under the Financing Order in Docket No. 21665, and (B) also determines that it is necessary to adjust the initial RAAFs to comply with the requirements of Section 39.253 (f), the Company will recalculate the initial RAAFs to comply with the requirements of such order and will also recalculate all adjustments which have been made pursuant to Parts A, B, C, and D of this Section in order to recalculate the Adjusted RAAFs after giving effect to the revised starting point. Within 45 days after the Stranded Cost Allocation Order becomes final and is not subject to appeal, Servicer, on behalf of the SPE, will file recomputed Transition Charges reflecting the effect of changing the initial RAAFs. Any changes in Transition Charge resulting from a change in the initial RAAFs under this paragraph shall be made prospectively from the date recomputed Transition Charges become effective which effective date shall be 30 days after the recomputed Transition Charges are filed at the Commission. Transition Charges for services rendered prior to such effective date will not be changed. Future changes to the RAAFs underlying the recomputed Transition Charges, if necessary under Parts A - D of this Section 6 will be computed pursuant to this Section 6.

SECTION 7: INITIAL TRANSITION CHARGES

The initial Transition Charges to be applied beginning on the effective date of this Schedule TC are set out below. Transition Charges to be applied in subsequent periods (Adjusted Transition Charges) will be determined in the manner described in Section 8.

                             INITIAL TRANSITION CHARGES
------------------------------------------------------------------------------------
           TRANSITION CHARGE                PER UNIT                  BILLING
                 CLASS                       CHARGE                    UNIT
------------------------------------------------------------------------------------
Residential                                                           Per kWh
------------------------------------------------------------------------------------
MGS                                                                   Per kVa
                                                                      Per kW
                                                                      Per kWh
------------------------------------------------------------------------------------
LGS                                                                   Per kVa
                                                                      Per kW
------------------------------------------------------------------------------------
LOS-A                                                                 Per kW
------------------------------------------------------------------------------------
LOS-B                                                                 Per kW
------------------------------------------------------------------------------------
Non-Metered Lighting                                                  Per kWh

--------------------------------------------------------------------------------
       TRANSITION CHARGE                PER UNIT                      BILLING
             CLASS                       CHARGE                         UNIT
--------------------------------------------------------------------------------
     Standby Electric Service-                                        Per kW
     Distribution
--------------------------------------------------------------------------------
     Interruptible Service                                            Per kW
     Supplemental-Distribution
--------------------------------------------------------------------------------
     Interruptible Service-Thirty                                     Per kW
     Minute Notice
--------------------------------------------------------------------------------
     Interruptible Service-Ten                                        Per kW
     Minute Notice
--------------------------------------------------------------------------------
     Interruptible Service-                                           Per kW
     Instantaneous
--------------------------------------------------------------------------------
     Interruptible Service                                            Per kW
     Supplemental-Transmission
--------------------------------------------------------------------------------
     Standby Electric Service-                                        Per kW
     Transmission
--------------------------------------------------------------------------------
     Standby Interruptible Service                                    Per kW
--------------------------------------------------------------------------------
     SCP                                                              Per kW
--------------------------------------------------------------------------------

The Transition Charges shall be applied on a kW basis for all service provided at Transmission voltage and for all service provided to Capped Classes and to any LGS customer that also receives SES-Distribution service. The kW to be used in calculating the bill for those customers obligated to pay on a kW basis will be the highest kW measured over a one hour period occurring on weekdays (Monday through Friday) during the sixteen hours beginning with and including the hour that ends at seven (a.m.) (07:00) and extending until the hour that ends at ten p.m. (22:00), local time (central standard or central daylight saving time, as appropriate).

The Transition Charges shall be applied on a kVa basis for all service provided at distribution voltage (other than service at distribution voltage to Capped Classes or to LGS customers that also receive SES-Distribution service) and whose kVa is greater than 10 kVa in the billing month. The kVa will be the highest kVa measured over a 15 minute period during the month if the metering equipment has indicators for measuring and recording only the highest demand during the billing period, otherwise if the metering equipment measures and records continuously for all 15 minute periods the kVa will be the average of the 4 highest 15 minute periods measured during the billing period. If the demand meters used to meter service to a customer measure service is on a kW basis instead of a kVa basis or measure in intervals different than 15 minutes e.g. 5, 10, 30 minutes, the transition charge to the customer will be based on the kW with the interval measurement period closest to a 15 minute period.

Transition Charges will be applied on a kWh basis for those customers with watt-hour meters and those customers with demand meters whose measured demand is 10 kVa or less.

Each retail customer shall be obligated to pay Transition Charges for its applicable class. The Transition Charge shall be applied to all service received by the customer during the applicable billing period. If a customer was taking service in more than one rate class through one point of service on April 30,1999, or on the day before the customer discontinued taking service from the Company on a frozen rate schedule, its Transition Charges shall be determined as follows:

     1. For customers taking service under two or more rates through a single meter, the following order will be used to determine Transition Charges for the customer:

               (a) If the customer takes service in one or more Capped Classes (other than SCP) through a single meter, the service shall be allocated first to Capped Classes in ascending order of unit Transition Charges beginning with the Capped Class with the lowest unit Transition Charge. All service to the customer, up to the lesser of (i) the highest hourly on-peak kW for total premises load (Total kW) or the Monthly Cap for the class, shall be deemed to be service under the Capped Class with the lowest unit Transition Charge. If the Total kW is greater than the Monthly Cap for the class with lowest unit Transition Charge, the difference up to the Monthly Cap for the Capped Class with the next lowest unit Transition Charge will be deemed to be service under the Capped Class with the next lowest unit Transition Charge. The remainder will then similarly be allocated to each other Capped Class under which the customer is served until the Total kW has been allocated or all applicable Monthly Caps have been reached.

               (b) If the total amount allocated to Capped Classes under (a) is less than the Total kW, the remainder, up to the Monthly Cap for SCP shall be deemed to be service provided under SCP.

               (c) Any amount remaining after the allocations in (a) and (b) will be deemed to be service provided under the Transition Charge Class (other than Capped Classes and SCP) that is applicable to the customer. If the customer is not otherwise taking service under any Transition Charge Class (other than Capped Classes and SCP) the amount remaining after the allocations in (a) and (b) shall be deemed to be service under LOS-A, if the customer is served at transmission voltage, or under LGS, if the customer is served at distribution voltage.

In addition, each customer which has New On-Site Generation shall pay an amount each month computed by multiplying the output of the on-site generation used to serve the internal electric requirements of the customer (either kW or kVa, as determined by the Transition Charge class for which the customer would qualify if it were being served by the Company or an REP) by the Transition Charge in effect for services provided to customers in that class during the month. This amount shall be in addition to any Transition Charges applicable to energy or demand actually delivered to the customer through the Company's or another T&D Provider's facilities.

SECTION 8:  STANDARD TRUE-UP FOR ADJUSTMENT OF TRANSITION CHARGES

Transition Charges will be adjusted annually effective on    [insert 1st day of
                                                          ---------------------
month after issuance of bonds]   to ensure that the expected collection of
-------------------------------
Transition Charges is adequate to pay principal and interest on the Transition Bonds when due pursuant to the expected amortization schedule, pay as due all other qualified costs and to fund the overcollateralization account to the required level. In addition, in limited circumstances the Transition Charges may be adjusted at other times but not more frequently than once each quarter (Interim Adjustments). The Interim Adjustments will be made if, after application of collections in accordance with the terms of the Transition Bond indenture, the actual principal balance of bonds outstanding at the next bond payment date will be more than 5% higher than the expected principal balance as set out on the expected amortization schedule. All annual and interim adjustments will be designed to cause (i) the outstanding principal balance of the Transition Bonds to be equal to the scheduled balance on the expected amortization schedule; (ii) the amount in the overcollateralization subaccount to be equal to the required overcollateralization level; (iii) the amount in the capital subaccount to be equal to the required capital plus any investment earnings on amounts in the capital subaccount to the extent that the investment earnings have not been released to the SPE and (iv) the reserve subaccount to be zero by the payment date immediately preceding the next adjustment or by the final payment date, if the next payment date is the final payment date.

Part A:  TRUE-UP ADJUSTMENT PROCEDURE FOR STANDARD AND INTERIM TRUE-UPS

Servicer will calculate the Adjusted Transition Charges using the methodology described below and will file the Adjusted Transition Charges with the Commission. Annual adjustments will be filed 15 days prior to the effective date of the Adjusted Transition Charges unless an adjustment to the RAAFs is required under Section 6 (including Intra-Group Allocation Adjustments under Part D of
Section 6) in which case the annual adjustment will be filed not later than 90 days prior to the effective date. Interim Adjustments will be filed not less than 15 days prior to the effective date of the Adjusted Transition Charges.

The Adjusted Transition Charge for the upcoming period for each class (TCc) shall be computed as follows:

For the residential class,

     TC\\c\\=PBR\\t\\* (RAAF\\c\\+RAAFA\\c\\+YRAAFA\\c\\/t/)/FBU\\c\\

For classes in the Commercial and Industrial TC Groups:

     TC\\c\\=TC\\c\\/-1/ {(SUM OF) [PBR\\t\\*
(RAAF\\c\\+RAAFA\\c\\+YRAAFA\\c\\/t/)] / (SUM OF) (TC\\c\\/-1/*FBU\\c\\)}
          For all classes in the applicable group.

     Where

          TC\\c\\/-1/ = the transition charge for that class from the previous period

          PBR\\T\\= Periodic Billing Requirement for the ensuing period (the 12 months beginning on the effective date of the adjusted transition charges in the case of annual true-ups and the period until the next scheduled annual true-up in the case of interim adjustments). The Periodic Billing Requirement will be the amounts required to pay principal and interest on the Transition Bonds when due pursuant to the expected amortization schedule, pay as due all other qualified costs to fund the overcollateralization account to the required level and to recover any net system under-collections or credit any net system over-collections so that (i) the outstanding principal balance of the Transition Bonds will be equal to the scheduled balance on the expected amortization schedule; (ii) the amount in the overcollateralization subaccount will be equal to the required overcollateralization level; (iii) the amount in the capital subaccount will be equal to the required capital plus any investment earnings on amounts in the capital subaccount to the extent that the investment earnings have not been released to the SPE and (iv) the reserve subaccount will be zero by the payment date immediately preceding the next adjustment or by the final payment date, if the next payment date is the final payment date.

          RAAF\\c\\ =the RAAFs then in effect, or if an adjustment has been made under Section 6, Part A, the adjusted RAAFs from Section 6, Part A.


          RAAFA\\c\\= the adjustment (if any) from Section 6, Part B, Step 5

          YRAAFA\\C\\/t/= the adjustment from Section 6, part C, Step 5 for every year t in which an adjustment was made unless that adjustment was discontinued under Section 6, part C, Step 6.

          FBU\\c\\= the forecasted billing determinants for the upcoming period

SECTION 9:  BILLING AND COLLECTION TERMS AND CONDITIONS

Transition Charges will be billed and collected as set forth in this Schedule TC. The terms and conditions for each party are set forth below.

Part A:  Billing and Collection Prior to Customer Choice

A.   Billing by Servicer to end-use customers:

     1. Payment terms for each Transition Charge Class will be identical to those which are contained in the Company's rate schedules in effect on November 1, 1999 and applicable to customers in that class.

     2. Servicer shall have the same right to terminate service for non-payment of Transition Charges as the Company has to terminate service for non-payment of charges under the Company's rate schedules. Any termination shall comply with applicable Commission rules.

B. Billings by Servicer to T or D Providers:

     1. When former retail customers of the Company in multiply certificated service areas are taking service from other T or D Providers, and the customer did not request to switch to the other T or D Provider prior to May 1, 1999, the Transition Charges will be billed to and collected from the other T or D Provider.

     2. The T or D Provider shall pay all Transition Charges not later than 16 days after the bill is mailed by Servicer. The T or D Provider shall make such payment regardless of whether it collects such charges from the end-use retail customer.

C.  Billings by Servicer to New On-Site Generation:

     1. Customers subject to Transition Charges for New On-Site Generation shall pay such charges in full not later than sixteen days after the date the bill is mailed to the customer.

     2. Transition Charges applicable to New On-Site Generation are in addition to applicable Transition Charges under A above.

     3. If the entity with New On-Site Generation receives transmission or distribution service from the Company or another T or D Provider, Servicer shall have the same right to terminate service or to require the other provider to terminate service for non-payment of Transition Charges as the Company has to terminate service for non-payment of charges under the Company's rate schedules. Any termination shall comply with applicable Commission rules.

Part B:  Billing and Collection Subsequent to Customer Choice.

A.   Billings by Servicer to other T or D Providers:

     1. Transition Charges applicable to former retail customers of the Company in multiply certificated service areas who are now taking service from other T or D Providers will be billed to and collected from the other T or D Provider, which, in turn will be responsible for collecting the Transition Charges from the retail customers.

     2. The T or D Provider shall pay all Transition Charges not later than 35 days after bill is mailed by Servicer. The T or D Provider shall make such payment regardless of whether it collects such charges from the end-use retail customer.

B.        Billings by Servicer to New On-Site Generation:

     1. Customers subject to Transition Charges for New On-Site Generation shall pay such charges in full not later than sixteen days after the date the bill is mailed to the customer.

     2. Transition Charges applicable to New On-Site Generation are in addition to applicable transition charges under A above or C below.

     3. If the entity with New On-Site Generation receives transmission or distribution service from the Company or another T or D Provider, Servicer shall have the same right to terminate service or require the other provider to terminate service for non-payment of Transition Charges as the Company has to terminate service for non-payment of charges under the Company's rate schedules. Any termination shall comply with applicable Commission rules.

C.   Billings by the REP or its replacement to end-use customers:

     1. REPs will bill and collect, or cause to be billed and collected, all Transition Charges applicable to consumption by retail customers served by the REP.

     2. If the Servicer is providing the metering, metering data will be provided to the REP at the same time as the billing. If the Servicer is not providing the metering, the entity providing metering services will be responsible for complying with Commission rules and ensuring that the Servicer and the REP will receive timely and accurate metering data in order for the Servicer to meet its obligations under the Servicing Agreement and the Financing Order with respect to billing and true-ups.

  3. Each REP must (1) have a long-term, unsecured credit rating of not less than "BBB-" and "Baa3" (or the equivalent) from Standard & Poor's and Moody's Investors Service, respectively, or (2) provide (A) a deposit of two months' maximum expected Transition Charge collections in the form of cash, (B) an affiliate guarantee, surety bond, or letter of credit providing for payment of such amount of Transition Charge collections in the event that the REP defaults in its payment obligations, or (C) a combination of any of the foregoing. A REP that does not have or maintain the requisite long-term, unsecured credit rating may select which alternate form of deposit, credit support, or combination thereof it will utilize, in its sole discretion. The Indenture Trustee shall be the beneficiary of any affiliate guarantee, surety bond or letter of credit. The provider of any affiliate guarantee, surety bond, or letter of credit must have and maintain a long-term, unsecured credit ratings of not less than "BBB-" and "Baa3" (or the equivalent) from Standard & Poor's and Moody's Investors Service, respectively.

  4. If the long-term, unsecured credit rating from either Standard & Poor's or Moody's Investors Service of a REP that did not previously provide the alternate form of deposit, credit support, or combination thereof or of any provider of an affiliate guarantee, surety bond, or letter of credit is suspended, withdrawn, or downgraded below "BBB-" or "Baa3" (or the equivalent), the REP must provide the alternate form of deposit, credit support, or combination thereof, or new forms thereof, in each case from providers with the requisite ratings, within 10 business days following such suspension, withdrawal, or downgrade. A REP failing to make such provision must comply with the provisions set forth in paragraph 3 of Section D, Billings by Servicer to the REP or its replacement (when applicable).

  5. The computation of the size of a required deposit shall be agreed upon by Servicer and the REP, and reviewed during no more frequently than quarterly to ensure that the deposit accurately reflects two months' maximum collections. Within 10 business days following such review,
          (1) the REP shall remit to the Indenture Trustee the amount of any shortfall in such required deposit or (2) the Servicer shall instruct the Indenture Trustee to remit to the REP any amount in excess of such required deposit. A REP failing to so remit any such shortfall must comply with the provisions set forth in Paragraph 3 of the Section D, Billings by Servicer to the REP or its replacement (when applicable). REP cash deposits shall be held by the Indenture Trustee, maintained in a segregated account, and invested in short-term high quality investments, as permitted by the rating agencies rating the Transition Bonds. Investment earnings on REP cash deposits shall be considered part of such cash deposits so long as they remain on deposit with the Indenture Trustee. At the instruction of the Servicer, cash deposits will be remitted with investment earnings to the REP at the end of the term of the Transition Bonds unless otherwise utilized for the payment of the REP's obligations for Transition Bond payments. Once the deposit is no longer required, Servicer shall promptly (but not later than 30 calendar days) instruct the Indenture Trustee to remit the amounts in the segregated accounts to the REP.

     6. In the event that a REP or the Provider of Last Resort (POLR) is billing customers for Transition Charges, the REP shall have the right to transfer the customers to the POLR (or to another certified REP) or to direct the service to terminate transmission and distribution service to the end-use customer for non-payment by the end-use customer pursuant to applicable Commission rules.

D.   Billings by the Servicer to the REP or its replacement (when applicable):

     1. Servicer will bill and collect from REPs all Transition Charges applicable to consumption by retail customers served by the REP, including applicable former customers and New On-Site Generation.

     2. Payments of Transition Charges, are due 35 calendar days following each billing by the Servicer to the REP, without regard to whether or when the REP receives payment from the end-use retail customers. The Servicer shall accept payment by electronic funds transfer, wire transfer, and/or check. Payment will be considered received the date the electronic fund or wire transfer is received by the Servicer, or the date the check clears. A 5% penalty is to be charged on amounts received after 35 calendar days; however, a 10 calendar-day grace period will be allowed before the REP is considered to be in default. A REP in default must comply with the provisions set forth in paragraph 3 of this Section D. The 5% penalty will be a one-time assessment measured against the current amount overdue from the REP to Servicer. The "current amount" consists of the total unpaid Transition Charges existing on the 36th calendar day after billing by the Servicer. Any and all such penalty payments will be made to the Indenture Trustee to be applied against Transition Charge obligations. A REP shall not be obligated to pay the overdue Transition Charges of another REP. If a REP agrees to assume the responsibility for the payment of overdue Transition Charges as a condition of receiving the customers of another REP that has decided to terminate service to those customers for any reason, the new REP shall not be assessed the 5% penalty upon such Transition Charges; however, the prior REP shall not be relieved of the previously-assessed penalties.

     3. After the 10 calendar-day grace period (the 45th calendar day after the billing date), the Servicer shall have the option to seek recourse against any cash deposit, affiliate guarantee, surety bond, letter of credit, or combination thereof provided by the REP, and avail itself of such legal remedies as may be appropriate to collect any remaining unpaid Transition Charges and associated penalties due Servicer after the application of the REP's deposit or alternate form of credit support. In addition, a REP that is in default with respect to the requirements set forth in paragraphs 4 and 5 of Section C and paragraph 2 of this Section D shall select and implement one of the following options:

          (a) Allow the POLR or a qualified REP of the customer's choosing to immediately assume the responsibility for the billing and collection of Transition Charges.

          (b) Immediately implement other mutually suitable and agreeable arrangements with Servicer. It is expressly understood that Servicer's ability to agree to any other arrangements will be limited by the terms of the servicing agreement and requirements of rating agencies that have rated the bonds necessary to avoid suspension, withdrawal or downgrade of the ratings on the Transition Bonds.

          (c) Arrange that all amounts owed by retail customers for services rendered be timely billed and immediately paid directly into a lock-box controlled by Servicer with such amounts to be applied first to pay Transition Charges before the remaining amounts are released to the REP. All costs associated with this mechanism will be borne solely by the REP.

          If a REP that is in default does not immediately select and implement one of the options specified in (a), (b) or (c). After so selecting one of the foregoing options fails to adequately meet its responsibilities thereunder then the Servicer shall immediately implement option (a). Upon re-establishment of compliance with the requirements set forth in paragraphs 4 and 5 of Section C and paragraph 2 of this Section D and the payment of all past-due amounts and associated penalties, the REP will no longer be required to comply with this paragraph 3.

     4. The initial POLR appointed by the Commission, or any Commission-appointed successor to the POLR, must meet the minimum credit rating or deposit/credit support requirements described in paragraph 3 of section C ("Billings by the REP or its Replacement to end-use customers")in addition to any other standards that may be adopted by the Commission. If the POLR defaults or is not eligible to provide such services, responsibility for billing and collection of Transition Charges will immediately be transferred to and assumed by the Servicer until a new POLR can be named by the Commission or the customer requests the services of a certified REP. Retail customers may never be re-billed by the successor REP, the POLR, or the Servicer for any amount of Transition Charges they have paid their REP (although future Transition Charges shall reflect REP and other system-wide charge-
          offs). Additionally, if the amount of the penalty detailed in paragraph 2 of this Section D is the sole remaining past-due amount after the 45th calendar day, the REP shall not be required to comply with clause (a), (b) or (c) of paragraph 3 of this Section D, of this Section D, unless the penalty is not paid within an additional 30 calendar days.

     5. In the event that Servicer is billing customers for Transition Charges, the Servicer shall have the right to terminate transmission and distribution service to the end-use customer for non-payment by the end use customer pursuant to applicable Commission rules.

     6. The REP will be allowed to hold back an allowance for charge-offs in its payments to the Servicer. Such charge-off rate will be recalculated each year in connection with the annual true-up procedure. In the initial year, REPs will be allowed to remit payments based on the same system-wide charge-off percentage then being used by the Servicer to remit payments to the indenture trustee for the holders of Transition Bonds. On an annual basis in connection with the true-up adjustment process, the REP and the Servicer will be responsible for reconciling the amounts held back with amounts actually written off as uncollectable in accordance with the terms agreed to by the REP and the Servicer, provided that:

          (a) The REP's right to reconciliation for write-offs will be limited to customers whose service has been permanently terminated and whose entire accounts (i.e., all amounts due the REP for its own account as well as the portion representing Transition Charges) have been written off.

          (b) The REP's recourse will be limited to a credit against future Transition Charge payments unless the REP and the Servicer agree to alternative arrangements, but in no event will the REP have recourse to the Indenture Trustee, the SPE or the SPE's funds for such payments


          (c) The REP shall provide information on a timely basis to the Servicer so that the Servicer can include the REP's default experience and any subsequent credits into its calculation of the adjusted Transition Charge rates for the next transition charge billing period and the REP's rights to credits will not take effect until after such adjusted Transition Charge rates have been implemented.

     7. In the event that a REP disputes any amount of billed Transition Charges, the REP shall pay the disputed amount under protest according to the timelines detailed in paragraph 2 of this Section D. The REP and the Servicer shall first attempt to informally resolve the dispute, but if they fail to do so within 30 calendar days, either party may file a complaint with the Commission. If the REP is successful in the dispute process (informal or formal), the REP shall be entitled to interest on the disputed amount paid to the Servicer at the Commission-approved interest rate. Disputes about the date of receipt of Transition Charge payments (and penalties arising thereof) or the size of a required REP deposit will be handled in a like manner. It is expressly intended that any interest paid by the Servicer on disputed amounts shall not be recovered through Transition Charges if it is determined that Servicer's claim to the funds is clearly unfounded.
          No interest shall be paid by the Servicer if it is determined that the Servicer has received inaccurate metering data from another entity providing competitive metering services pursuant to Utilities Code
          Section 39.107.

     8. If the Servicer is providing the metering, metering data will be provided to the REP at the same time as the billing. If the Servicer is not providing the metering, the entity providing metering services will be responsible for complying with Commission rules and ensuring that the Servicer and the REP will receive timely and accurate metering data in order for the Servicer to meet its obligations under the Servicing Agreement and this Financing Order with respect to billing and true-ups.

                          OTHER TERMS AND CONDITIONS

If the customer or REP pays only a portion of its bill, a pro-rata portion of Transition Charge revenues shall be deemed to be collected. The Company will allocate any shortfall first, ratably based on the amount owed for Transition Charges and the amount owed for other fees and charges, other than late charges, owed to the Company or any successor, and second, all late charges shall be allocated to the Company or any successor.

If the Company does not regularly include the notice described below in the bills sent by it to REPs or directly to retail customers, then at least once each year the Company shall cause to be prepared and delivered to REPs and such customers a notice stating, in effect, that the amount billed includes Transition Charges which were authorized by the Financing Order dated _____ and have been transferred to and are being collected on behalf of [NAME OF ISSUER] and are not owned by the Company. In the customer's initial bill from the REP and at least once each year thereafter, each REP that bills Transition Charges shall cause to be prepared and delivered to its customers a notice stating, in effect, that the amount billed includes Transition Charges which were authorized by the Financing Order dated _____ and have been transferred to and are being collected on behalf of [NAME OF ISSUER] and are not owned by the REP or the Company, and that under certain circumstances described in Schedule TC Servicer may be permitted to collect the Transition Charges directly from the retail customer. Such notice shall be included either as an insert to or in the text of the bills delivered to such REPS or customers, as applicable, or shall be delivered to customers by electronic means or such other means as Servicer or the REP may from time to time use to communicate with their respective customers.

                                DOCKET NO. 21665

                                 FINANCING ORDER


                                   APPENDIX B

                         Form of Issuance Advice Letter

                             ISSUANCE ADVICE LETTER
                             ----------------------

                                     [Date]

ADVICE ________

THE PUBLIC UTILITY COMMISSION OF TEXAS

SUBJECT: ISSUANCE ADVICE LETTER FOR TRANSITION BONDS
----------------------------------------------------

Pursuant to the Financing Order adopted in Application of Reliant Energy, Incorporated for Financing Order to Securitize Regulatory Assets and Other Qualified Costs, Docket No. 21665 (the "Financing Order"), RELIANT ENERGY, INCORPORATED, ("Applicant") hereby submits, no later than the second business day after the pricing date of this series of Transition Bonds, the information referenced below. This Issuance Advice Letter is for the [INSERT TITLE] Transition Bond series _______ class(es) _____________. Any capitalized terms not defined in this letter shall have the meanings ascribed to them in the Financing Order.

PURPOSE
-------

This filing establishes the following:

          (a) the actual terms and structure of the Transition Bonds being issued;
          (b) confirmation of compliance with issuance standards;
          (c) the initial Transition Charge for retail users;
          (d) the identification of the Transition Property to be sold to a special purpose entity (the "SPE");
          (e) the identification of the SPE; and
          (f) the Transition Bonds have been structured in accordance with the requirements of the Financing Order and priced in a manner that results in the lowest transition bond charges consistent with market conditions and the terms of the Financing Order.

COMPLIANCE WITH ISSUANCE STANDARDS
----------------------------------

The Financing Order requires Applicant to confirm, using the methodology approved therein, that the actual terms of the Transition Bonds result in compliance with the standards set forth in the Financing Order. These standards are:


1. The securitization of Qualified Costs will provide tangible and quantifiable benefits to ratepayers, greater than would be achieved absent the issuance of Transition Bonds (See Attachment 4, Schedule A);

2. The total amount of revenues to be collected under the Financing Order is less than the revenue requirement that would be recovered over the remaining life of the Stranded Costs using conventional financing methods (See Attachment 4, Schedule A);

3. The structuring and pricing of the Transition Bonds proposed by the Applicant in its Application will result in the lowest transition bond charges consistent with market conditions and the general parameters (including the stipulated schedule for amortization of principal and interest) set out in the Financing Order (See Attachment 4, Schedule B);

4. The amount securitized will not exceed the present value of the revenue requirement over the life of the proposed Transition Bonds associated with the securitized Regulatory Assets when the present value calculation is made using a discount rate equal to the proposed interest rate on the Transition Bonds (See Attachment 4, Schedule C);

5. The annual servicing fee payable to Applicant while it is serving as Servicer (or to any other Servicer affiliated with Applicant) shall not at any time exceed 0.05% of the original principal amount of the Transition Bonds of each series (See Attachment 2);

6. The annual servicing fee payable to any other Servicer not affiliated with Applicant shall not at any time exceed 0.60% of the original principal amount of the Transition Bonds (See Attachment 2);

7. The underwriting spread included in the Qualified Costs securitized under the Financing Order shall not exceed 0.485% of the principal amount of the Transition Bonds issued and sold (See Attachment 1);

8. The sum of the up-front costs and the sum of the fixed operating expenses incurred or to be incurred in connection with the proposed transaction authorized by the Financing Order shall not exceed the amounts of the appropriate caps set forth in Appendix C to the Financing Order (See Attachments 1 and 2);

9. The Transition Bonds will be issued in one or more series comprised of one or more classes or tranches having expected final maturities of 12 years and legal final maturities not exceeding 15 years from the date of issuance of such series (See Attachment 3);

10. The amortization of the Transition Bonds shall be as described in the Financing Order.(See Attachment 3); and

11. The Applicant certifies to the Commission that the Transition Bonds have been structured and priced in a manner that results in the lowest transition bond charges consistent with the market conditions at the time the Transition Bonds are priced and the general parameters (including the stipulated schedule for amortization of principal and interest) set out in the Financing Order. (See Attachment 6).

ACTUAL TERMS OF ISSUANCE
------------------------

     Transition Bond Series:  _________________________________________________
     Transition Bond Issuer:  _________________________________________________
     Trustee(s):  __________________________________________________
     Closing Date:  ________________________________________________
     Bond Ratings:  ________________________________________________
     Amount Issued:  ______________________________________________
     Transition Bond Issuance Costs:  See Attachment 1
     Transition Bond Support and Servicing:  See Attachment 2
     Coupon Rate(s):  See Attachment 3
     Call Features:  See Attachment 3
     Expected Principal Amortization Schedule:  See Attachment 3
     Expected Final Maturity Date(s):  See Attachment 3
     Legal Final Maturity Date(s):  See Attachment 3
     Payments to Investors (quarterly or semiannually): ________________, beginning _______________
     Initial annual Servicing Fee as a percent of the original Transition Bond principal balance:
     ________%
     Cumulative Overcollateralization amount for the Transition Bonds, as a percent of the original Transition Bond principal balance:
     ________________________%
     Annual Overcollateralization funding requirements: (See Attachment 3.)

INITIAL TRANSITION CHARGE
-------------------------

Table I below shows the current assumptions for each of the variables used in the calculation of the initial Transition Charges.

                                    TABLE I

                  Input Values For Initial Transition Charges

Applicable period: from_______________________ to____________
Forecasted retail kWh/kW sales for the applicable period:_______________________ Transition Bond debt service for the applicable period:_________________________ Percent of billed amounts expected to be charged-off:___________________________ Forecasted % of Billings Paid in the Applicable Period:_________________________ Forecasted annual ongoing transaction expenses (excluding Transition Bond principal and interest):________________________________________________________
Required overcollateralization amount for applicable period:____________________ Current Transition Bond outstanding balance:____________________________________ Expected Transition Bond outstanding balance as of ___/___/____:_______________ Total Periodic Billing Requirement for applicable period:_______________________

Allocation of such total among customer classes, in accordance with Utilities Code Section 39.303(c): See Attachment 5

Based on the foregoing, the initial Transition Charges calculated for retail users are as follows:

                                    TABLE II

Rate Class                               Initial Transition Charge
----------                               -------------------------

Residential                                        ____________$/kWh
MGS                                                ____________$/kVa
                                                   ____________$/kWh
                                                   ____________$/kW
LGS                                                ____________$/kVa
                                                   ____________$/kWh
                                                   ____________$/kW
LOS-A                                              ____________$/kW
LOS-B                                              ____________$/kW
SCP                                                ____________$/kW
Non-Metered Lighting                               ____________$/kWh
Standby Electric Service - Distribution            ____________$/kW
Interruptible Service Supplemental - Distribution  ____________$/kW
Interruptible Service - Thirty Minute Notice       ____________$k/W
Interruptible Service - Ten Minute Notice          ____________$k/W
Interruptible Service - Instantaneous              ____________$k/W
Interruptible Service Supplemental - Transmission  ____________$k/W
Standby Electric Service - Transmission            ____________$k/W
Standby Interruptible Service                      ____________$k/W

IDENTIFICATION OF SPE
---------------------

  The owner of the Transition Property (the "SPE") will be:____________________.

EFFECTIVE DATE
--------------

In accordance with the Financing Order, the Transition Charge shall be automatically effective upon the Applicant's receipt of payment in the amount of $______________ from [SPE], following Applicant's execution and delivery to [SPE] of the [Bill of Sale/Deed of Transfer] transferring Applicant's rights and interests under the Financing Order and other rights and interests that will become Transition Property upon transfer to [SPE] as described in the Financing Order.

NOTICE
------

Copies of this filing are being furnished to the parties on the attached service list. Notice to the public is hereby given by filing and keeping this filing open for public inspection at Applicant's corporate headquarters.


AUTHORIZED OFFICER
------------------

The undersigned is an officer of Applicant and authorized to deliver this Issuance Advice Letter on behalf of Applicant.

                                    Respectfully submitted,


                                    ____________________________________________
                                    [NAME]


Enclosures

                                  ATTACHMENT 1
                                  ------------
                         TRANSITION BOND ISSUANCE COSTS
                         ------------------------------

VARIABLE COSTS                                                   ACTUAL COSTS
--------------------------------------------------------------------------------
Original Issue Discount
--------------------------------------------------------------------------------
Underwriting Spread
--------------------------------------------------------------------------------
SEC Registration Fee (1/36/th/ of 1%)
--------------------------------------------------------------------------------
Subtotal Variable Upfront Expense
--------------------------------------------------------------------------------
FIXED COSTS
--------------------------------------------------------------------------------
Commission's Financial Advisor Fees
--------------------------------------------------------------------------------
Printing Fees
--------------------------------------------------------------------------------
Trustee Fees and Expenses
--------------------------------------------------------------------------------
Legal Fees and Expenses
--------------------------------------------------------------------------------
Accountant's/Auditor's Fees
--------------------------------------------------------------------------------
Rating Agency Fees
--------------------------------------------------------------------------------
Legal Fees for Commission's Counsel
--------------------------------------------------------------------------------
SPE Startup Costs
--------------------------------------------------------------------------------
Miscellaneous Fees
--------------------------------------------------------------------------------
Consulting - Tax
--------------------------------------------------------------------------------
Upfront Servicer Setup Costs
--------------------------------------------------------------------------------
Sub-Total Fixed Upfront Expenses
--------------------------------------------------------------------------------
TOTAL
--------------------------------------------------------------------------------
Maximum Per Order
--------------------------------------------------------------------------------

HEDGING ISSUANCE COSTS
----------------------

[Describe if applicable].



COSTS OF OTHER CREDIT ENHANCEMENTS
----------------------------------

[Describe if applicable]

                                  ATTACHMENT 2
                                  ------------
                  TRANSITION BOND SUPPORT AND SERVICING COSTS
                  -------------------------------------------


                         --------------------------------------------------------------------------------
                         SERVICING FEES                                                 ANNUAL AMOUNT
                         --------------------------------------------------------------------------------
                             APPLICANT SERVICING FEES
                         --------------------------------------------------------------------------------
                             Annual Fee as Percent of Original Balance
                         --------------------------------------------------------------------------------
                             THIRD PARTY SERVICING FEES
                         --------------------------------------------------------------------------------
                             Annual Fee as Percent of Original Balance
                         --------------------------------------------------------------------------------


OPERATING EXPENSES (Other Than Servicing Fees)
----------------------------------------------

                         --------------------------------------------------------------------------------
                                                                                        ACTUAL AMOUNT
                         --------------------------------------------------------------------------------
                              Trustee Fee and Expenses
                         --------------------------------------------------------------------------------
                              Independent Manager's Fee
                         --------------------------------------------------------------------------------
                              Rating Agency Fee
                         --------------------------------------------------------------------------------
                              Administration Fee
                         --------------------------------------------------------------------------------
                              Miscellaneous Fees and Expenses
                         --------------------------------------------------------------------------------
                              Total Operating Expenses
                         --------------------------------------------------------------------------------

                                  ATTACHMENT 3
                                  ------------
                TRANSITION BOND REVENUE REQUIREMENT INFORMATION
                -----------------------------------------------
                             SERIES [_], CLASS [_]
                             ---------------------

Complete this table for each class of EACH SERIES of the Transition Bonds.

--------------------------------------------------------------------------------------------------
   Payment                                Overcollateralization      Support  and
    Dates      Interest     Principal             Amount            Servicing Costs       Total
  Principal
   Balance
--------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------
Totals...
--------------------------------------------------------------------------------------------------

Effective Annual Weighted Average Interest Rate of the Transition Bonds, Excluding Up-Front and Ongoing Costs: ______%
Life of Series. [_] years
Weighted Average Life of Series.  [_] years
Combined Weighted Average Life of This and All Previously Issued Series: [_] years
Call provisions (including premium, if any): _______________________________ Expected Final Maturity Dates: See Attached.
Legal Final Maturity Dates:  See Attached.
Annual Overcollateralization Funding Requirements:  See Attached

                                  ATTACHMENT 4
                                  ------------
               COMPLIANCE WITH SUBCHAPTER G OF THE UTILITIES CODE
               --------------------------------------------------

                                   SCHEDULE A
                                   ----------

TANGIBLE & QUANTIFIABLE BENEFITS AND REVENUE REQUIREMENTS TESTS:

-------------------------------------------------------------------------------------------------------------------
                        (a)                 (b)                 (c)                 (d)                 (e)

                                      Present Value of
                   Present Value       Securitization                                            Savings/(Cost) of
Name of Asset     of Conventional        Financing         Present Value       Total Cost of      Securitization
                   Financing Over        (excluding       of Up-front and     Securitization         Financing
                    Current Life        up-front and       On-going Costs
                                       ongoing costs)                            (b) + (c)           (a) - (d)
-------------------------------------------------------------------------------------------------------------------
Regulatory Assets
-------------------------------------------------------------------------------------------------------------------

     (1) The discount rate to be used for determining the present value of columns (b) and (c) is the weighted average annual interest rate of the transition bonds, excluding up-front and ongoing costs.

     (2) The present value of up-front and ongoing costs are allocated based on the proportion of each asset's securitized present value in column (b) to the total of column (b).

     (3) The values for column (a) shall be calculated in accordance with the methodology used in Exhibit _____ submitted in Applicant's Settlement Testimony in Docket No. 21665.

                                   SCHEDULE B
                                   ----------
                       FORM OF APPLICANT'S CERTIFICATION
                       ---------------------------------

                           [Letterhead of Applicant]
 [To be filed as soon as practicable after the pricing of the Transition Bonds]
                                     [DATE]

Public Utility Commission of Texas
[ADDRESS]
Attention:
Re: Application of Reliant Energy, Incorporated for Financing Order to Securitize Regulatory Assets and Other Qualified Costs, Docket No. 21665

RELIANT ENERGY, INCORPORATED (the "Applicant") submits this Certification pursuant to Ordering Paragraph No. 4 of the Financing Order in Application of Reliant Energy, Incorporated for Financing Order to Securitize Regulatory Assets and Other Qualified Costs, Docket No. 21665, (the "Financing Order"). All capitalized terms not defined in this letter shall have the meanings ascribed to them in the Financing Order.

In its issuance advice letter dated __________, the Applicant has set forth the following particulars of the Transition Bonds:

      Name of Transition Bonds:_________
      SPE:______________________________
      Closing Date:_____________________
      Amount Issued:____________________
      Interest Rates and Expected Amortization Schedule: See Attachment 1 Distributions to Investors (quarterly or semi-annually):____________ Weighted Average Coupon Rate:_______________________________________
      Weighted Average Yield:_____________________________________________

[INSERT HERE description of activities and endeavors of the Applicant.]

Based upon information reasonably available to officers, agents and employees of the Applicant, the Applicant hereby certifies that the structuring and pricing of the Transition Bonds (including any additional credit enhancements), as described in the issuance advice letter, will result in the lowest transition-bond charges consistent with market conditions and the terms of the Financing Order, all within the meaning of Section 39.301 of PURA.

The foregoing certification does not mean that lower transition bond charges could not have been achieved under different market conditions, or that structuring and pricing the Transition Bonds (including any additional credit enhancements) under conditions not permitted by the Financing Order could not also have achieved lower transition bond charges.

The Applicant is delivering this Certification to the Commission and to the Commission's financial advisor, solely to assist them in establishing compliance with the aforesaid Section 39.301, and to no other person. The Applicant specifically disclaims any responsibility to any other person for the contents of this Certification, whether such person claims rights directly or as third-party beneficiary.

                                             RELIANT ENERGY, INCORPORATED



                                             By:________________________________
                                                            [Title]

                                   SCHEDULE C
                                   ----------
                              Securitization Cap:

(1) The net amount of assets securitized as shown as Appendix __ of the Financing Order:_____________________

(2) The securitization cap as shown on Schedule A, column (b) of the Issuance Advice Letter:__________________________

                                  ATTACHMENT 5
                                  ------------

                    ALLOCATION OF COSTS TO CUSTOMER CLASSES
                    ---------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                           Periodic             Billing
                        Allocation         Billing           Requirement per         Forecasted       Transition
  Rate Class              Factor         Requirement           Rate Class             kWh/kW            Charge
     (1)                   (2)              (3)               (4)=(2)*(3)               (5)           (6)=(4)/(5)
-----------------------------------------------------------------------------------------------------------------
    Residential
-----------------------------------------------------------------------------------------------------------------
       MGS
-----------------------------------------------------------------------------------------------------------------
       LGS
-----------------------------------------------------------------------------------------------------------------
      LOS-A
-----------------------------------------------------------------------------------------------------------------
      LOS-B
-----------------------------------------------------------------------------------------------------------------
       SCP
-----------------------------------------------------------------------------------------------------------------
Non-Metered Lighting
-----------------------------------------------------------------------------------------------------------------
Standby Electric Svc.
 - Distribution
-----------------------------------------------------------------------------------------------------------------
Interruptible Svc.
  Supplemental -
  Distribution
-----------------------------------------------------------------------------------------------------------------
Interruptible Svc. --
  30 Minute Notice
-----------------------------------------------------------------------------------------------------------------
Interruptible Svc. --
  10 Minute Notice
-----------------------------------------------------------------------------------------------------------------
Interruptible Svc. --
   Instantaneous
-----------------------------------------------------------------------------------------------------------------
Interruptible Svc. --
   Supplemental
   Transmission
-----------------------------------------------------------------------------------------------------------------
Standby Electric Svc.
 -- Transmission
-----------------------------------------------------------------------------------------------------------------
Standby Interruptible
      Service
-----------------------------------------------------------------------------------------------------------------

                               DOCKET NO. 21665

                                FINANCING ORDER

                                  APPENDIX C

                             Cost/Benefit Analysis

                                                                      Appendix C
                                                                     Page 1 of 2
                                 Reliant Energy
                              Cost/Benefit Analyses
                                Maximum Rate 9.0%


                                           ---------------------------------------------------------------------------------------
                                                                                                  Traditional Financing
                                                           -----------------------------------------------------------------------

                                               Book Value               Current Life                Securitized Life
                                                   at            Nominal            Present         Nominal      Present
                                               12/31/1998        Dollars             Value          Dollars       Value
                                           ---------------------------------------------------------------------------------------

SFAS 109                                      401,740,673     406,978,898        291,224,347      406,978,898       210,608,518
STP Unit 1 Accounting Order Deferrals         293,048,405     774,569,695        317,183,236      534,134,384       311,495,973
STP Unit 2 Accounting Order Deferrals         230,171,037     601,534,506        245,987,524      416,131,008       242,399,616
STP Unit 1 Qualified Phase In Deferrals        12,567,384      14,383,846         12,906,294       23,193,278        13,549,415
ETSI Litigation Costs                             723,089         870,310            774,208        1,534,373           912,601
Prudence Case Expenses                         35,406,004      86,065,472         35,419,668       61,388,495        35,541,966
Unamortized Loss On Reacquired Debt            78,566,589     157,839,868         81,100,096      139,341,298        80,943,620
Property Insurance Reserve                     (1,006,517)     (1,170,498)        (1,017,088)      (1,745,144)       (1,010,382)
Demand Side Management Programs                19,314,202      23,139,497         19,507,418       33,487,817        19,388,370
                                           ---------------------------------------------------------------------------------------
     Total                                  1,070,530,866   2,064,211,594      1,003,085,701    1,614,444,408       913,829,697
                                           =======================================================================================

                                           ---------------------------------------------------------------------------------------


                                           ----------------------------------------------------------------------------------
                                                 Securitization Financing                      Costs of Securitization
                                                                                    -----------------------------------------

                                            Excluding Securitization Costs                      Nominal Dollars
                                            Nominal                Present       Initial          Ongoing           Total
                                            Dollars                 Value         Costs            Costs
                                           ----------------------------------------------------------------------------------

SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                           ----------------------------------------------------------------------------------
     Total                                  1,237,839,529        738,197,000   17,942,206       10,626,000       28,568,206
                                           ==================================================================================

                                           ----------------------------------------------------------------------------------

                                           -------------------------------------------------------
                                                           Costs of Securitization
                                           -------------------------------------------------------

                                                                Present Value
                                             Initial               Ongoing              Total
                                              Costs                 Costs
                                           -------------------------------------------------------
SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                           -------------------------------------------------------

     Total                                   10,700,000             6,340,822          17,040,822
                                           =======================================================

                                           -------------------------------------------------------










                                         ------------------------------------------------------------------------------------------
                                            Securitization Financing                       Saving/(Cost)
                                                                        (Excluding Securitization Costs)
                                                                        -----------------------------------------------------------
                                         Including Securitization Costs      Versus Current Life          Versus Securitized Life
                                           Nominal          Present       Nominal         Present        Nominal         Present
                                           Dollars           Value        Dollars          Value         Dollars          Value
                                         ------------------------------------------------------------------------------------------
SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                         ------------------------------------------------------------------------------------------
 Total                                   1,266,407,735   755,237,822   826,372,065     264,888,701    376,604,879    175,632,697
                                         ==========================================================================================

                                         ------------------------------------------------------------------------------------------

                                         ----------------------------------------------------------------------
                                                                     Saving/(Cost)
                                                            (Including Securitization Costs)
                                         ----------------------------------------------------------------------
                                              Versus Current Life                Versus Securitized Life
                                            Nominal         Present         Nominal                   Present
                                            Dollars          Value          Dollars                    Value
                                         ----------------------------------------------------------------------
SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                         ----------------------------------------------------------------------
 Total                                    797,803,859      247,847,879     348,036,673             158,591,875
                                         ======================================================================

                                         ----------------------------------------------------------------------

                                                                      Appendix C
                                                                     Page 2 of 2
                                 Reliant Energy
                             Cost/Benefit Analyses
                               Expected Rate 7.5%

                                         -------------------------------------------------------------------------------------------
                                                                 Traditional Financing
                                                         ----------------------------------------------------------------------

                                            Book Value              Current Life                      Securitized Life
                                                at           Nominal           Present          Nominal              Present
                                            12/31/1998       Dollars            Value           Dollars               Value
                                         -------------------------------------------------------------------------------------------
SFAS 109                                   401,740,673     406,978,898       304,060,707      406,978,898          232,993,191
STP Unit 1 Accounting Order Deferrals      293,048,405     774,569,695       356,193,056      534,134,384          337,803,170
STP Unit 2 Accounting Order Deferrals      230,171,037     601,534,506       276,283,551      416,131,008          262,919,354
STP Unit 1 Qualified Phase In Deferrals     12,567,384      14,383,846        13,131,954       23,193,278           14,689,666
ETSI Litigation Costs                          723,089         870,310           788,822        1,534,373              986,615
Prudence Case Expenses                      35,406,004      86,065,472        39,767,132       61,388,495           38,588,103
Unamortized Loss On Reacquired Debt         78,566,589     157,839,868        88,962,554      139,341,298           87,834,236
Property Insurance Reserve                  (1,006,517)     (1,170,498)       (1,040,096)      (1,745,144)          (1,096,977)
Demand Side Management Programs             19,314,202      23,139,497        20,038,049       33,487,817           21,050,058
                                         -------------------------------------------------------------------------------------------
     Total                               1,070,530,866   2,064,211,594     1,098,185,728    1,614,444,408          995,767,416
                                         ===========================================================================================

                                         -------------------------------------------------------------------------------------------
                                         ----------------------------------------------------------------------------
                                               Securitization Financing             Costs of Securitization
                                                                          -------------------------------------------

                                           Excluding Securitization Costs              Nominal Dollars
                                             Nominal             Present    Initial        Ongoing          Total
                                             Dollars              Value      Costs          Costs
                                         ----------------------------------------------------------------------------
SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                         ----------------------------------------------------------------------------
     Total                                1,157,631,357       738,197,000  16,779,607     10,626,000      27,405,607
                                         ============================================================================

                                         ----------------------------------------------------------------------------

                                         ------------------------------------------------

                                         ------------------------------------------------

                                                           Present Value
                                           Initial           Ongoing            Total
                                            Costs             Costs
                                         ------------------------------------------------
SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                         ------------------------------------------------
     Total                                10,700,000         6,849,589        17,549,589
                                         ================================================

                                         ------------------------------------------------
















                                          -----------------------------------------------------------------------------------------
                                              Securitization Financing                           Saving/(Cost)
                                                                                      (Excluding Securitization Costs)
                                                                             ------------------------------------------------------
                                           Including Securitization Costs         Versus Current Life     Versus Securitized Life
                                             Nominal             Present      Nominal        Present      Nominal         Present
                                             Dollars              Value       Dollars         Value       Dollars          Value
                                          -----------------------------------------------------------------------------------------
SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                          -----------------------------------------------------------------------------------------
     Total                                 1,185,036,964      755,746,589   906,580,237    359,988,728  456,813,051     257,570,416
                                          =========================================================================================

                                          -----------------------------------------------------------------------------------------

                                          ------------------------------------------------------------------------------------------
                                                                                Saving/(Cost)
                                                                       (Including Securitization Costs)
                                          ------------------------------------------------------------------------------------------
                                                         Versus Current Life                         Versus Securitized Life
                                                     Nominal              Present               Nominal                   Present
                                                     Dollars               Value                Dollars                    Value
                                          ------------------------------------------------------------------------------------------
SFAS 109
STP Unit 1 Accounting Order Deferrals
STP Unit 2 Accounting Order Deferrals
STP Unit 1 Qualified Phase In Deferrals
ETSI Litigation Costs
Prudence Case Expenses
Unamortized Loss On Reacquired Debt
Property Insurance Reserve
Demand Side Management Programs
                                          ------------------------------------------------------------------------------------------
     Total                                         879,174,630          342,439,139           429,407,444               240,020,827
                                          ==========================================================================================

                                          ------------------------------------------------------------------------------------------